FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-02

MSBAM 2016-C29

Free Writing Prospectus
Structural and Collateral Term Sheet

$809,459,885

(Approximate Total Mortgage Pool Balance)

$699,170,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
Starwood Mortgage Funding III LLC
KeyBank National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-C29

April 18, 2016

MORGAN STANLEY Co-Lead Bookrunning Manager	BofA MERRILL LYNCH Co-Lead Bookrunning Manager

KeyBanc Capital Markets Co-Manager	Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/Fitch/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$29,800,000		30.000%	(7)	2.60	1 - 55	16.0%	44.5%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$39,500,000		30.000%	(7)	4.72	55 - 59	16.0%	44.5%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$58,500,000		30.000%	(7)	7.35	59 - 112	16.0%	44.5%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$190,000,000		30.000%	(7)	9.59	112 - 116	16.0%	44.5%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$248,821,000		30.000%	(7)	9.76	116 - 118	16.0%	44.5%
Class X-A	Aaa(sf)/AAAsf/AAA(sf)	$566,621,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	NR/AA-sf/AAA(sf)	$97,136,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa1(sf)/AAAsf/AAA(sf)	$54,639,000		23.250%	(7)	9.92	118 - 119	14.6%	48.8%
Class B	NR/AA-sf/AA(high)(sf)	$42,497,000		18.000%	(7)	9.94	119 - 119	13.7%	52.2%
Class C	NR/A-sf/A(high)(sf)	$35,413,000		13.625%	(7)	9.94	119 - 119	13.0%	54.9%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/Fitch/DBRS)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	NR/BBB-sf/AAA(sf)	$42,497,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-E	NR/BB-sf/AAA(sf)	$22,260,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-F	NR/B-sf/AAA(sf)	$8,095,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-G	NR/NR/AAA(sf)	$17,201,000	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-H	NR/NR/AAA(sf)	$20,236,885	(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB(sf)	$42,497,000		8.375%	(7)	9.94	119 - 119	12.2%	58.3%
Class E	NR/BB-sf/BB(high)(sf)	$22,260,000		5.625%	(7)	9.94	119 - 119	11.9%	60.0%
Class F	NR/B-sf/BB(low)(sf)	$8,095,000		4.625%	(7)	9.94	119 - 119	11.7%	60.7%
Class G	NR/NR/B(low)(sf)	$17,201,000		2.500%	(7)	10.00	119 - 120	11.5%	62.0%
Class H	NR/NR/NR	$20,236,885		0.000%	(7)	10.03	120 - 120	11.2%	63.6%

(1)	Ratings shown are those of Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and DBRS, Inc. (“DBRS”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated April 18, 2016 (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G or Class X-H certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate.

(4)	The Expected Weighted Average Life (Years) and Principal Window (Months) during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates, and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are calculated in the aggregate for those classes as if they were a single class.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Structural Overview

(7)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates will be equal to the outstanding certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Structural Overview

Issue Characteristics

Offered Certificates:	$699,170,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)

Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	KeyBanc Capital Markets Inc. and Academy Securities, Inc.

Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, Starwood Mortgage Funding III LLC and KeyBank National Association

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and DBRS, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Directing Certificateholder:	RREF III Debt AIV, LP or an affiliate thereof

Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in May 2016 (or, in the case of any mortgage loan that has its first due date in June 2016, the date that would have been its due date in May 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Pricing Date:	Week of April 18, 2016

Expected Closing Date:	Week of May 2, 2016

Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in June 2016.

Rated Final Distribution Date:	The distribution date in May 2049

Interest Accrual Period:	Preceding calendar month

Payment Structure:	Sequential pay

Tax Treatment:	REMIC

Optional Termination:	1.00% clean-up call

Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates

Settlement Terms:	DTC, Euroclear and Clearstream

Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.

Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.

Bloomberg Ticker:	MSBAM 2016-C29 <MTGE><GO>

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®, (ii) any yield maintenance charges and prepayment premiums and (iii) any excess interest distributable to the Class V certificates, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of funds allocated to principal and available for distribution: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse such classes of certificates for the amounts described in this clause third: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the non-offered certificates (other than the Class X-D, Class X-E, Class X-F, Class X-G and Class X-H certificates and other than the Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all classes of certificates (other than the Class V and Class R certificates), pro rata, based on their respective amounts of accrued interest for the related distribution date. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding distribution date.

The principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections.

Special Servicer Compensation:

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to 0.25% per annum (or, if such rate would result in a special servicing fee that would be less than $3,500 in any given month, such higher rate as would result in a special servicing fee equal to $3,500 for such month). The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Structural Overview

in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), in the case of each of clause (i) and (ii), subject to a cap of $1,000,000 and a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property and subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D certificates the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates (other than the Class E and Class F certificates and the Control Eligible Certificates) for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates as follows: (1) first, to the Class X-A, Class X-B, Class X-D, Class X-E, Class X-F and Class X-G certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable distribution date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A, Class X-B, Class X-D, Class X-E , Class X-F and Class X-G certificates.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Class E and Class F certificates and the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will pay to the holders of each class of principal balance certificates then entitled to distributions of principal on the related distribution date the product of (a) any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage, (b) the related Base Interest Fraction for such class and the applicable principal prepayment and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date. Any yield maintenance charge or prepayment premium that is collected during any collection period with respect to any mortgage loan and remaining after the distributions in the preceding sentence (as to the applicable distribution date, the “Class X YM Subordinate Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (1) first, to the Class X-E, Class X-F and Class X-G certificates, in each case in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable distribution date with respect to the class(es) of principal balance certificates whose certificate balance(s) comprise the notional amount of the applicable class of Class X certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (ii) the Class X YM Subordinate Distribution Amount for the applicable distribution date, and (2) second, to the Class X-H certificates, in an amount equal to the portion of the Class X YM Subordinate Distribution Amount remaining after the distributions to the holders of the Class X-E, Class X-F and Class X-G certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date (any such deficit, a “Realized Loss”), which amount will be applied to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero.

Serviced Whole Loans:

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 300 Four Falls secures (i) a mortgage loan (the “300 Four Falls mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 6.2% of the initial pool balance and (ii) one pari passu promissory note that is not a part of the mortgage pool (the “300 Four Falls pari passu companion loan” and a “serviced pari passu companion loan”), with an outstanding principal balance as of the Cut-off Date of $20,000,000. The 300 Four Falls pari passu companion loan (Note A-2) is expected to be held by Bank of America, National Association or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The 300 Four Falls mortgage loan and the 300 Four Falls pari passu companion loan are collectively referred to as the “300 Four Falls whole loan” and a “serviced pari passu whole loan” and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Gulfport Premium Outlets secures (i) a mortgage loan (the “Gulfport Premium Outlets mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $16,670,000, representing approximately 2.1% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Gulfport Premium Outlets pari passu companion loan” and a “serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $33,330,000. One of the Gulfport Premium Outlets pari passu companion loans (Note A-2) is currently held by the MSCI 2015-UBS8 securitization trust, and the other Gulfport Premium Outlets pari passu companion loan (Note A-3) is currently held by the MSCI 2016-UBS9 securitization trust. The Gulfport Premium Outlets mortgage loan and the Gulfport Premium Outlets pari passu companion loans are collectively referred to as the “Gulfport Premium Outlets whole loan” and a “serviced pari passu whole loan” and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction.

There are no other “serviced pari passu whole loans,” and there are no “serviced AB whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Non-Serviced Whole Loans:

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Grove City Premium Outlets secures (i) a mortgage loan (the “Grove City Premium Outlets mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $56,000,000, representing approximately 6.9% of the initial pool balance, and (ii) four pari passu promissory notes that are not part of the mortgage pool (each, a “Grove City Premium Outlets pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $84,000,000. One of the Grove City Premium Outlets pari passu companion loans (Note A-2, the “Grove City Premium Outlets control note”) is expected to be held by UBS Real Estate Securities Inc. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the Grove City Premium Outlets pari passu companion loans (Note A-1) is currently held by the MSCI 2015-UBS8 securitization trust. Two of the Grove City Premium Outlets pari passu companion loans (Note A-3 and Note A-4) are currently held by the MSCI 2016-UBS9 securitization trust. The Grove City Premium Outlets mortgage loan and the Grove City Premium Outlets pari passu companion loans are collectively referred to as the “Grove City Premium Outlets whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSCI 2015-UBS8 pooling and servicing agreement and the related intercreditor agreement until the securitization of the Grove City Premium Outlets control note, at which point such whole loan will be governed pursuant to the pooling and servicing agreement for such securitization and the related intercreditor agreement. The holder of the Grove City Premium Outlets control note or its representative will generally be entitled to direct the servicing of the Grove City Premium Outlets whole loan and will have the right to replace the special servicer with respect to the Grove City Premium Outlets whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Penn Square Mall secures (1) on a generally senior pari passu basis (a) a mortgage loan (the “Penn Square Mall mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $46,600,000, representing approximately 5.8% of the initial pool balance and (b) two pari passu promissory notes that are not part of the mortgage pool (each, a “Penn Square Mall pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $159,900,000, (Note A-1-A, the “Penn Square Mall control note,” which is currently held by the MSCI 2016-PSQ securitization trust, and Note A-1-B, which is currently held by the MSBAM 2016-C28 securitization trust), and (2) one subordinate promissory note with an outstanding principal balance as of the Cut-off Date of $103,500,000 (the “Penn Square Mall non-

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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serviced subordinate companion loan” and a “subordinate companion loan”), which promissory note is generally subordinate in right of payment to the Penn Square Mall mortgage loan and the Penn Square Mall pari passu companion loans, is not part of the mortgage pool and is currently held by the MSCI 2016-PSQ securitization trust. The Penn Square Mall mortgage loan, the Penn Square Mall non-serviced pari passu companion loans and the Penn Square Mall non-serviced subordinate companion loan are collectively referred to herein as the “Penn Square Mall whole loan” and a “non-serviced whole loan” and will be serviced pursuant to the MSCI 2016-PSQ trust and servicing agreement and the related intercreditor agreement. The holder of the Penn Square Mall control note (or, so long as such promissory note is included in the MSCI 2016-PSQ securitization trust, the controlling class representative thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Penn Square Mall whole loan and will have the right to replace the special servicer with respect to the Penn Square Mall whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Le Meridien Cambridge MIT secures (i) a mortgage loan (the “Le Meridien Cambridge MIT mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $21,100,000, representing approximately 2.6% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (each, a “Le Meridien Cambridge MIT pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $51,100,000. One of the Le Meridien Cambridge MIT pari passu companion loans (Note A-3) is expected to be held by Bank of America, National Association or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. The other Le Meridien Cambridge MIT pari passu companion loan (Note A-1, the “Le Meridien Cambridge MIT control note”) is currently held by the MSBAM 2016-C28 securitization trust. The Le Meridien Cambridge MIT mortgage loan and the Le Meridien Cambridge MIT pari passu companion loans are collectively referred to as the “Le Meridien Cambridge MIT whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement and the related intercreditor agreement. The holder of the Le Meridien Cambridge MIT control note (or, so long as such control note is included in the MSBAM 2016-C28 securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Le Meridien Cambridge MIT whole loan and will have the right to replace the special servicer with respect to the Le Meridien Cambridge MIT whole loan with or without cause.

The mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Princeton Pike Corporate Center secures (i) a mortgage loan (the “Princeton Pike Corporate Center mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $15,000,000, representing approximately 1.9% of the initial pool balance, and (ii) three pari passu promissory notes that are not part of the mortgage pool (each, a “Princeton Pike Corporate Center pari passu companion loan” and a “non-serviced pari passu companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-3-1) is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-1, the “Princeton Pike Corporate Center control note”) is currently held by the MSBAM 2016-C28 securitization trust. One of the Princeton Pike Corporate Center pari passu companion loans (Note A-2) is currently held by the MSCI 2016-UBS9 securitization trust. The Princeton Pike Corporate Center mortgage loan and the Princeton Pike Corporate Center pari passu companion loans are collectively referred to as the “Princeton Pike Corporate Center whole loan” and a “non-serviced pari passu whole loan” and will be serviced pursuant to the MSBAM 2016-C28 pooling and servicing agreement and the related intercreditor agreement. The holder of the Princeton Pike Corporate Center control note (or, so long as such control note is included in the MSBAM 2016-C28 securitization, the directing certificateholder thereunder (or other party designated to exercise the rights of such control note)) will generally be entitled to direct the servicing of the Princeton Pike Corporate Center whole loan and will have the right to replace the special servicer with respect to the Princeton Pike Corporate Center whole loan with or without cause.

There are no other “non-serviced pari passu whole loans” related to the issuing entity. With respect to any non-serviced pari passu whole loan, the related trust and servicing agreement or pooling and servicing agreement is referred to herein as a related “pooling and servicing agreement”. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Directing Certificateholder/ Controlling Class:

The initial Directing Certificateholder is expected to be RREF III Debt AIV, LP or an affiliate.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate certificate balance of the Controlling Class will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (iii) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any appraisal reduction amounts) at least equal to 25% of the initial certificate balance thereof; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts. The Controlling Class as of the closing date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class G and Class H certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class G certificates have a certificate balance (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance thereof or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder; provided, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder and the operating advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then outstanding certificate balance at least equal to 25% of the initial certificate balance of that class, in each case, without regard to the application of any appraisal reduction amounts; or (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder pursuant to the terms of the pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event,” a Control Termination Event and a Consultation Termination Event will be deemed to have occurred with respect to any Excluded Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” is a mortgage loan or whole loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the closing date, it is expected that there will be no Excluded Loans in this securitization.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or a mezzanine lender that has accelerated the related mezzanine loan (unless (i) acceleration was automatic under such mezzanine loan, (ii) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such mezzanine lender or an affiliate of such mezzanine lender, and (iii) such mezzanine lender is stayed from exercising and has not commenced the exercise of remedies associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Preliminary Prospectus. In particular, with respect to each non-serviced whole loan, the Directing Certificateholder will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any appraisal reduction will be calculated in respect of such whole loan taken as a whole and will be allocated, to the extent provided in the related intercreditor agreement, first to any related subordinate companion loan, and second, to any related mortgage loan and pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder (see “—Directing Certificateholder/Controlling Class” below).

Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance.

Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred (such holders, the “Requesting Holders”). The special servicer will be required to obtain (and will be required to use reasonable efforts to obtain within 60 days from receipt of the Requesting Holders’ written request) an appraisal prepared on an “as is” basis by an MAI appraiser. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Sale of Defaulted Loans:

Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer may offer to sell a defaulted serviced mortgage loan, in which event it is required to use reasonable efforts to solicit offers for such defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the highest offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the first or highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer , a holder of any related companion loan or mezzanine loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a companion loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If the first or highest offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least one other offer is received from an independent third party, and the trustee will be entitled to rely on the opinion of an independent appraiser or other independent expert retained by the trustee in connection with making such determination. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the special servicer determines (with respect to any mortgage loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a serviced whole loan or an REO property related to a serviced whole loan, the related companion loan holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to a serviced whole loan or REO property related to a serviced whole loan, the holder(s) of the related companion loan(s), as a collective whole as if such Certificateholders and, if applicable, the related companion holder(s) constituted a single lender (taking into account the subordinate nature of any subordinate companion loan), so long as such lower offer was not made by the special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the special servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the special servicer, trustee and the certificate administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the MSBAM 2016-C29 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures similar to those set forth above.

Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, the special servicer may generally be replaced at any time by the Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders to each applicable rating agency of a rating agency communication, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the trustee will be required to immediately replace the special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may also recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, which such vote must occur within 180 days of the posting of such notice.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer, the holders of certificates evidencing at least 75% of the aggregate voting rights (other than with respect to the termination of the asset representations reviewer, taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, a holder of a related pari passu companion loan, following a servicer termination event with respect to the special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate the special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan can generally not be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

With respect to any non-serviced whole loan, the MSBAM 2016-C29 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Structural Overview

such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event. The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.

Excluded Special Servicer:	If the special servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be entitled to select a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.

Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on an annual meeting with the special servicer and any asset status reports and additional information delivered to the operating advisor by the special servicer. In addition, if a Control Termination Event has occurred and is continuing, the special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the special servicer as described above under “—Appointment and Replacement of Special Servicer.”

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class E, Class F, Class X-E, Class X-F, Class X-G, Class X-H, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Operating Advisor Expenses:	In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each distribution date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those Certificateholders casting a vote and (ii) a majority of an

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Structural Overview

Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an asset review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the special servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

MSBAM 2016-C29	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	24	26	$351,505,935	43.4%
Morgan Stanley Mortgage Capital Holdings LLC	22	25	$275,637,398	34.1%
Starwood Mortgage Funding III LLC	15	36	$111,531,519	13.8%
KeyBank National Association	8	19	$70,785,033	8.7%
Total:	69	106	$809,459,885	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$809,459,885
Number of Mortgage Loans:	69
Average Cut-off Date Balance per Mortgage Loan:	$11,731,303
Number of Mortgaged Properties:	106
Average Cut-off Date Balance per Mortgaged Property:	$7,636,414
Weighted Average Mortgage Rate:	4.7772%
% of Pool Secured by 5 Largest Mortgage Loans:	26.5%
% of Pool Secured by 10 Largest Mortgage Loans:	41.1%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	117
Weighted Average Remaining Term to Maturity (months)(2):	114
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	6.7%
% of Pool Secured by Refinance Loans:	63.7%
% of Pool Secured by Acquisition Loans:	32.4%
% of Pool Secured by Refinance and Acquisition Loans:	3.9%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	25.4%
% of Pool with Subordinate Mortgage Debt:	5.8%
% of Pool with Mezzanine Debt:	5.5%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.96x
Weighted Average UW NOI Debt Yield:	11.2%
Weighted Average UW NCF DSCR:	1.81x
Weighted Average UW NCF Debt Yield:	10.3%
Weighted Average Cut-off Date LTV Ratio(4):	63.6%
Weighted Average Maturity Date LTV Ratio(2)(4):	56.4%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	354
Weighted Average Remaining Amortization Term (months):	353
% of Pool Amortizing Balloon:	33.4%
% of Pool Interest Only followed by Amortizing Balloon:	43.0%
% of Pool Interest Only through Maturity(2):	23.6%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	46.2%
% of Pool with Springing Lockboxes:	44.0%
% of Pool with Soft Lockboxes:	5.7%
% of Pool with No Lockboxes:	4.2%

Reserves

% of Pool Requiring Tax Reserves:	81.9%
% of Pool Requiring Insurance Reserves:	55.7%
% of Pool Requiring Replacement Reserves:	76.8%
% of Pool Requiring TI/LC Reserves(5):	70.5%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	94.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	3.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	2.0%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to May 2016.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include the related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing and self-storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	BANA	Grove City Premium Outlets(1)	Grove City	PA	Retail	$56,000,000	6.9%	531,200	$263.55	2.66x	12.0%	54.9%	54.9%
2	BANA	300 Four Falls(1)	West Conshohocken	PA	Office	$50,000,000	6.2%	298,482	$234.52	1.94x	9.8%	69.1%	69.1%
3	MSMCH	Penn Square Mall(1)	Oklahoma City	OK	Retail	$46,600,000	5.8%	1,062,281	$194.39	4.10x	16.4%	31.3%	31.3%
4	KeyBank	Reger Industrial Portfolio	Various	SC	Industrial	$31,742,419	3.9%	1,347,445	$23.56	1.35x	11.7%	69.9%	53.0%
5	BANA	Green Valley Crossing	Henderson	NV	Retail	$30,000,000	3.7%	120,533	$248.89	1.26x	7.9%	74.6%	68.4%
6	BANA	Sheraton Harborside Portsmouth	Portsmouth	NH	Hospitality	$29,903,463	3.7%	180	$166,130.35	1.82x	12.8%	58.3%	47.3%
7	MSMCH	One Canal Place	New Orleans	LA	Office	$25,800,000	3.2%	631,627	$40.85	2.19x	16.9%	54.1%	49.6%
8	MSMCH	Radisson Hotel Freehold	Freehold	NJ	Hospitality	$21,373,901	2.6%	121	$176,643.81	1.69x	12.3%	61.1%	50.5%
9	BANA	Le Meridien Cambridge MIT(1)	Cambridge	MA	Hospitality	$21,100,000	2.6%	210	$343,809.52	1.53x	11.0%	68.1%	65.2%
10	MSMCH	Autumn Ridge Apartments	Park Forest	IL	Multifamily	$19,800,000	2.4%	384	$51,562.50	1.42x	9.4%	72.0%	66.3%
		Total/Wtd. Avg.				$332,319,783	41.1%			2.18x	12.2%	59.4%	54.7%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this Term Sheet include the related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV (1)
1	BANA	Grove City Premium Outlets	$56,000,000	$84,000,000	$140,000,000	MSCI 2015-UBS8(1)	Midland	Rialto	(2)	2.66x	12.0%	54.9%
2	BANA	300 Four Falls	$50,000,000	$20,000,000	$70,000,000	MSBAM 2016-C29	Wells Fargo	Rialto	MSBAM 2016-C29	1.94x	9.8%	69.1%
3	MSMCH	Penn Square Mall	$46,600,000	$159,900,000	$206,500,000	MSCI 2016-PSQ	Wells Fargo	Wells Fargo	MSCI 2016-PSQ	4.10x	16.4%	31.3%
9	BANA	Le Meridien Cambridge MIT	$21,100,000	$51,100,000	$72,200,000	MSBAM 2016-C28	Wells Fargo	C-III	MSBAM 2016-C28	1.53x	11.0%	68.1%
12	BANA	Gulfport Premium Outlets	$16,670,000	$33,330,000	$50,000,000	MSBAM 2016-C29	Wells Fargo	Rialto	MSBAM 2016-C29	2.80x	13.3%	46.3%
16	MSMCH	Princeton Pike Corporate Center	$15,000,000	$115,000,000	$130,000,000	MSBAM 2016-C28	Wells Fargo	C-III	MSBAM 2016-C28	1.38x	9.6%	65.3%

(1)	DSCR, Debt Yield and LTV calculations include the related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	With respect to the Grove City Premium Outlets whole loan, the holder of the Grove City Premium Outlets control note will be the controlling noteholder. Upon a securitization of such control note, servicing of the related whole loan will be governed by the pooling and servicing agreement entered into in connection with such securitization, and the representative of the controlling class under such pooling and servicing agreement is expected to have certain consent and control rights regarding servicing of the related whole loan similar to those of the MSBAM 2016-C29 directing certificateholder with respect to the mortgage loans serviced under the pooling and servicing agreement for this securitization. The master servicer and the special servicer under the pooling and servicing agreement for any such future securitization of the Grove City Premium Outlets control note may not be the same as the entities listed above with respect to the related whole loan. See “Description of the Mortgage Loans—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Mortgage Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Mortgage Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR(1)	Total Mortgage Debt UW NOI Debt Yield(1)	Total Mortgage Debt Cut-off Date LTV(1)
3	MSMCH	Penn Square Mall	$46,600,000	$194.39	$103,500,000	4.10x	16.4%	31.3%	2.73x	10.9%	47.0%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
6	BANA	Sheraton Harborside Portsmouth	$29,903,463	$166,130.35	$5,444,315	1.82x	12.8%	58.3%	1.25x	10.9%	68.9%
16	MSMCH	Princeton Pike Corporate Center	$15,000,000	$160.60	$17,000,000	1.38x	9.6%	65.3%	1.07x	8.5%	73.9%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	BANA	Grove City Premium Outlets	Grove City	PA	Retail	$56,000,000	6.9%	531,200	$263.55	2.66x	12.0%	54.9%	54.9%	WBCMT 2006-C23; WBCMT 2006-C25
2	BANA	300 Four Falls	West Conshohocken	PA	Office	$50,000,000	6.2%	298,482	$234.52	1.94x	9.8%	69.1%	69.1%	WBCMT 2005-C22
6	BANA	Sheraton Harborside Portsmouth	Portsmouth	NH	Hospitality	$29,903,463	3.7%	180	$166,130.35	1.82x	12.8%	58.3%	47.3%	GMACC 2006-C1
7	MSMCH	One Canal Place	New Orleans	LA	Office	$25,800,000	3.2%	631,627	$40.85	2.19x	16.9%	54.1%	49.6%	MSBAM 2012-C6
11	MSMCH	MeadowCreek Apartments	Bloomington	IN	Multifamily	$18,975,341	2.3%	183	$103,690.39	1.30x	8.2%	73.3%	59.6%	BSCMS 2006-T24
12	BANA	Gulfport Premium Outlets	Gulfport	MS	Retail	$16,670,000	2.1%	300,249	$166.53	2.80x	13.3%	46.3%	46.3%	WBCMT 2006-C23; WBCMT 2006-C25
15	MSMCH	Barringer Technology Center(2)	Baton Rouge	LA	Various	$15,506,861	1.9%	156,640	$99.00	1.20x	8.5%	74.2%	60.8%	JPMCC 2006-CB14
20	BANA	Heritage Marketplace Murrieta	Murrieta	CA	Retail	$11,400,000	1.4%	87,177	$130.77	1.39x	9.2%	63.3%	58.5%	BACM 2006-2
22	BANA	Wabash Landing Retail	West Lafayette	IN	Retail	$11,250,000	1.4%	75,485	$149.04	1.44x	9.7%	75.0%	64.9%	BACM 2006-1
24	MSMCH	The Preserve at Mesa Hills	El Paso	TX	Multifamily	$10,400,000	1.3%	248	$41,935.48	1.39x	9.5%	73.8%	68.1%	FNA 2014-M12
27	MSMCH	Killeen Power Center	Killeen	TX	Retail	$10,087,455	1.2%	136,234	$74.05	1.29x	9.4%	74.2%	60.8%	COMM 2006-C7
28	SMF III	Crossings at Halls Ferry	Ferguson	MO	Retail	$10,028,113	1.2%	140,267	$71.49	1.40x	10.3%	59.7%	49.6%	JPMCC 2005-LDP5
31	SMF III	East Hills Portfolio	Various	PA	Retail	$9,481,636	1.2%	191,808	$49.43	1.39x	10.2%	74.4%	60.5%	MSC 2006-HQ8
34	BANA	Summer Glen Apartments	Dallas	TX	Multifamily	$8,700,000	1.1%	206	$42,233.01	1.39x	9.6%	73.8%	62.1%	LBUBS 2006-C3
36	MSMCH	West Highland Shopping Center	Phoenix	AZ	Retail	$8,100,000	1.0%	82,515	$98.16	1.38x	9.9%	75.0%	63.6%	JPMCC 2006-LDP7
40	KeyBank	Courtyard by Marriott Layton	Layton	UT	Hospitality	$7,236,736	0.9%	110	$65,788.51	1.86x	13.9%	62.9%	52.4%	CSMC 2006-C5
43	MSMCH	Mallards Landing	Columbus	OH	Multifamily	$6,725,000	0.8%	188	$35,771.28	1.65x	11.0%	70.8%	65.1%	FREMF 2013-K34
46	KeyBank	Midway Industrial Park	San Diego	CA	Industrial	$6,140,000	0.8%	84,748	$72.45	1.99x	11.3%	42.5%	42.5%	MSC 2006-HQ9
47	SMF III	Metro Gateway	Phoenix	AZ	Retail	$6,080,000	0.8%	73,146	$83.12	1.35x	10.1%	66.8%	62.7%	MLCFC 2006-2
48	BANA	Walgreens – Chicago, IL	Chicago	IL	Retail	$6,050,000	0.7%	14,490	$417.53	1.22x	7.8%	65.4%	60.4%	LBUBS 2006-C1
50	SMF III	Park Avenue Plaza	Oldsmar	FL	Retail	$5,500,000	0.7%	35,929	$153.08	1.59x	11.4%	59.8%	53.4%	CSMC 2006-C5
52	BANA	Ayers Street Self Storage	Corpus Christi	TX	Self Storage	$5,400,000	0.7%	107,603	$50.18	1.46x	10.1%	72.0%	65.8%	MLCFC 2006-2
53	SMF III	Barcelone Plaza	Las Vegas	NV	Mixed Use	$5,333,439	0.7%	51,132	$104.31	1.52x	11.6%	56.1%	42.7%	CGCMT 2006-C4
55	SMF III	Heritage Square	Fresno	CA	Retail	$4,938,875	0.6%	41,870	$117.96	1.53x	11.1%	72.6%	60.1%	CD 2006-CD2
60	SMF III	Walgreens Chula Vista	Chula Vista	CA	Retail	$4,290,432	0.5%	14,359	$298.80	1.51x	9.9%	51.3%	42.5%	MLCFC 2006-1
61	BANA	Rosewood MHC	Albuquerque	NM	Manufactured Housing	$4,275,000	0.5%	153	$27,941.18	1.45x	10.1%	72.5%	63.3%	MSC 2005-HQ7
62	SMF III	Rite Aid – Pasco	Pasco	WA	Retail	$3,943,662	0.5%	17,272	$228.33	1.29x	9.4%	67.0%	50.9%	CGCMT 2006-C4
65	SMF III	Comfort Suites Yakima	Yakima	WA	Hospitality	$3,794,389	0.5%	59	$64,311.67	1.73x	14.8%	60.2%	46.6%	BACM 2006-5
		Total				$362,010,403	44.7%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	One of the two properties securing the Barringer Technology Center mortgage loan secured a loan that was included in the JPMCC 2006-CB14 transaction.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($39,500,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit(2)	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
9	BANA	Le Meridien Cambridge MIT	MA	Hospitality	$21,100,000	2.6%	$20,184,141	51.1%	210	$343,809.52	1.53x	11.0%	68.1%	65.2%	19	55
23	BANA	Jefferson Place Apartments	LA	Multifamily	$11,200,000	1.4%	$10,695,823	27.1%	136	$82,352.94	1.46x	9.5%	70.0%	66.8%	21	57
47	SMF III	Metro Gateway	AZ	Retail	$6,080,000	0.8%	$5,708,032	14.5%	73,146	$83.12	1.35x	10.1%	66.8%	62.7%	5	59
		Total/Wtd. Avg.			$38,380,000	4.7%	$36,587,996	92.6%			1.48x	10.4%	68.5%	65.3%	17	56

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(2)	Cut-off Date Balance per SF/Unit, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations for the Le Meridien Cambridge MIT mortgage loan include the related pari passu companion loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-SB ($58,500,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-SB Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
51	BANA	La Quinta Inn – Dallas, TX	TX	Hospitality	$5,469,617	0.7%	$4,125,820	7.1%	121	$45,203.44	1.64x	12.9%	68.4%	51.6%	0	107
52	BANA	Ayers Street Self Storage	TX	Self Storage	$5,400,000	0.7%	$4,932,011	8.4%	107,603	$50.18	1.46x	10.1%	72.0%	65.8%	11	83
		Total/Wtd. Avg.			$10,869,617	1.4%	$9,057,831	15.5%			1.55x	11.5%	70.2%	58.7%	5	95

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-SB certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	31	$298,677,201	36.9%	4.6150%	2.15x	11.3%	58.5%	53.1%
Anchored	10	$145,530,263	18.0%	4.5732%	2.22x	11.5%	56.8%	51.1%
Outlet Center	2	$72,670,000	9.0%	4.3177%	2.69x	12.3%	52.9%	52.9%
Shadow Anchored	5	$25,999,996	3.2%	4.8732%	1.46x	10.0%	70.2%	59.1%
Unanchored	4	$25,417,855	3.1%	5.0655%	1.60x	10.7%	66.6%	58.1%
Free-Standing	4	$18,869,172	2.3%	4.8236%	1.67x	10.4%	64.2%	56.7%
Single Tenant	6	$10,189,915	1.3%	5.1626%	1.40x	9.8%	61.8%	49.2%
Multifamily	27	$129,197,680	16.0%	4.8061%	1.52x	9.9%	70.6%	62.6%
Garden	27	$129,197,680	16.0%	4.8061%	1.52x	9.9%	70.6%	62.6%
Office	5	$116,400,000	14.4%	4.7365%	1.82x	11.6%	64.7%	61.0%
Suburban	4	$90,600,000	11.2%	4.8152%	1.72x	10.0%	67.7%	64.2%
CBD	1	$25,800,000	3.2%	4.4600%	2.19x	16.9%	54.1%	49.6%
Hospitality	10	$112,384,288	13.9%	4.9110%	1.70x	12.6%	63.6%	53.2%
Full Service	3	$72,377,364	8.9%	4.7088%	1.70x	12.1%	62.0%	53.5%
Limited Service	5	$22,421,710	2.8%	5.2121%	1.68x	13.8%	66.3%	50.1%
Extended Stay	1	$10,348,478	1.3%	5.4150%	1.65x	12.2%	69.9%	58.4%
Select Service	1	$7,236,736	0.9%	5.2800%	1.86x	13.9%	62.9%	52.4%
Industrial	14	$75,917,478	9.4%	5.0600%	1.44x	11.0%	69.0%	56.4%
Flex	6	$40,129,670	5.0%	4.9023%	1.49x	10.4%	68.5%	59.0%
Warehouse	5	$18,665,631	2.3%	5.2430%	1.40x	11.6%	69.4%	53.7%
Distribution Warehouse	3	$17,122,177	2.1%	5.2300%	1.35x	11.7%	69.9%	53.0%
Self Storage	14	$55,815,000	6.9%	4.9077%	1.58x	10.3%	63.9%	57.0%
Self Storage	14	$55,815,000	6.9%	4.9077%	1.58x	10.3%	63.9%	57.0%
Mixed Use	2	$12,381,741	1.5%	4.8857%	1.34x	9.8%	66.4%	53.0%
Office/Retail	1	$7,048,303	0.9%	4.6100%	1.20x	8.5%	74.2%	60.8%
Retail/Office	1	$5,333,439	0.7%	5.2500%	1.52x	11.6%	56.1%	42.7%
Manufactured Housing	3	$8,686,497	1.1%	5.2753%	1.52x	10.5%	66.7%	57.4%
Manufactured Housing	3	$8,686,497	1.1%	5.2753%	1.52x	10.5%	66.7%	57.4%
Total/Wtd. Avg.	106	$809,459,885	100.0%	4.7772%	1.81x	11.2%	63.6%	56.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSBAM 2016-C29	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Pennsylvania	9	$115,481,636	14.3%	4.5980%	2.24x	10.9%	62.6%	61.5%
Texas	12	$84,235,410	10.4%	4.9607%	1.47x	10.3%	70.9%	61.3%
Louisiana	6	$64,165,392	7.9%	4.6145%	1.72x	12.5%	64.6%	56.7%
California	7	$54,619,308	6.7%	5.0045%	1.48x	9.9%	59.0%	52.3%
California – Southern(2)	4	$35,430,432	4.4%	5.1020%	1.47x	9.7%	55.7%	49.6%
California – Northern(2)	3	$19,188,875	2.4%	4.8247%	1.50x	10.2%	65.2%	57.2%
Illinois	21	$48,690,000	6.0%	4.8206%	1.65x	10.0%	66.8%	62.5%
Oklahoma	1	$46,600,000	5.8%	3.8420%	4.10x	16.4%	31.3%	31.3%
New Jersey	3	$40,993,901	5.1%	4.8208%	1.56x	11.1%	63.5%	55.6%
Nevada	2	$35,333,439	4.4%	4.6319%	1.30x	8.5%	71.8%	64.5%
South Carolina	7	$31,742,419	3.9%	5.2300%	1.35x	11.7%	69.9%	53.0%
Indiana	2	$30,225,341	3.7%	4.7099%	1.35x	8.8%	73.9%	61.6%
New Hampshire	1	$29,903,463	3.7%	4.3960%	1.82x	12.8%	58.3%	47.3%
Florida	5	$25,400,000	3.1%	4.7735%	1.72x	11.2%	60.2%	51.8%
Michigan	6	$21,290,000	2.6%	4.9583%	1.51x	11.0%	69.9%	59.0%
Massachusetts	1	$21,100,000	2.6%	4.9330%	1.53x	11.0%	68.1%	65.2%
Washington	3	$19,538,051	2.4%	5.1054%	1.47x	10.6%	66.3%	53.0%
Arizona	3	$18,880,000	2.3%	5.2865%	1.37x	9.9%	69.2%	61.9%
North Carolina	2	$17,711,333	2.2%	5.0995%	1.70x	12.0%	68.2%	56.5%
Mississippi	1	$16,670,000	2.1%	4.3485%	2.80x	13.3%	46.3%	46.3%
Missouri	3	$16,193,323	2.0%	5.1208%	1.43x	11.4%	61.4%	46.4%
Georgia	2	$13,484,242	1.7%	5.1719%	1.81x	13.0%	71.7%	59.4%
Maryland	1	$12,000,000	1.5%	4.8670%	1.44x	10.3%	74.1%	64.0%
New York	1	$10,125,000	1.3%	4.9330%	1.47x	9.5%	62.9%	58.0%
Oregon	2	$7,990,892	1.0%	5.2900%	1.57x	11.1%	67.6%	56.3%
Utah	1	$7,236,736	0.9%	5.2800%	1.86x	13.9%	62.9%	52.4%
Ohio	1	$6,725,000	0.8%	4.7200%	1.65x	11.0%	70.8%	65.1%
Connecticut	1	$5,750,000	0.7%	4.9330%	1.49x	9.8%	63.7%	58.8%
New Mexico	1	$4,275,000	0.5%	5.2910%	1.45x	10.1%	72.5%	63.3%
Wisconsin	1	$3,100,000	0.4%	5.2600%	1.49x	10.1%	61.3%	52.2%
Total/Wtd. Avg.	106	$809,459,885	100.0%	4.7772%	1.81x	11.2%	63.6%	56.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

MSBAM 2016-C29	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,311,497 - 5,000,000	15	58,338,213	7.2
5,000,001 - 10,000,000	26	186,410,640	23.0
10,000,001 - 15,000,000	13	148,639,046	18.4
15,000,001 - 20,000,000	6	103,552,202	12.8
20,000,001 - 25,000,000	2	42,473,901	5.2
25,000,001 - 50,000,000	6	214,045,882	26.4
50,000,001 - 56,000,000	1	56,000,000	6.9
Total:	69	$809,459,885	100.0%
Min: $1,311,497	Max: $56,000,000 Avg: $11,731,303
State or Other Jurisdiction
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Pennsylvania	9	115,481,636	14.3
Texas	12	84,235,410	10.4
Louisiana	6	64,165,392	7.9
California	7	54,619,308	6.7
California – Southern(2)	4	35,430,432	4.4
California – Northern(2)	3	19,188,875	2.4
Illinois	21	48,690,000	6.0
Oklahoma	1	46,600,000	5.8
New Jersey	3	40,993,901	5.1
Nevada	2	35,333,439	4.4
South Carolina	7	31,742,419	3.9
Indiana	2	30,225,341	3.7
New Hampshire	1	29,903,463	3.7
Florida	5	25,400,000	3.1
Michigan	6	21,290,000	2.6
Massachusetts	1	21,100,000	2.6
Washington	3	19,538,051	2.4
Arizona	3	18,880,000	2.3
North Carolina	2	17,711,333	2.2
Mississippi	1	16,670,000	2.1
Missouri	3	16,193,323	2.0
Georgia	2	13,484,242	1.7
Maryland	1	12,000,000	1.5
New York	1	10,125,000	1.3
Oregon	2	7,990,892	1.0
Utah	1	7,236,736	0.9
Ohio	1	6,725,000	0.8
Connecticut	1	5,750,000	0.7
New Mexico	1	4,275,000	0.5
Wisconsin	1	3,100,000	0.4
Total:	106	$809,459,885	100.0%
Property Type
	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	31	298,677,201	36.9
Anchored	10	145,530,263	18.0
Outlet Center	2	72,670,000	9.0
Shadow Anchored	5	25,999,996	3.2
Unanchored	4	25,417,855	3.1
Free-Standing	4	18,869,172	2.3
Single Tenant	6	10,189,915	1.3
Multifamily	27	129,197,680	16.0
Garden	27	129,197,680	16.0
Office	5	116,400,000	14.4
Suburban	4	90,600,000	11.2
CBD	1	25,800,000	3.2
Hospitality	10	112,384,288	13.9
Full Service	3	72,377,364	8.9
Limited Service	5	22,421,710	2.8
Extended Stay	1	10,348,478	1.3
Select Service	1	7,236,736	0.9
Industrial	14	75,917,478	9.4
Flex	6	40,129,670	5.0
Warehouse	5	18,665,631	2.3
Distribution Warehouse	3	17,122,177	2.1
Self Storage	14	55,815,000	6.9
Self Storage	14	55,815,000	6.9
Mixed Use	2	12,381,741	1.5
Office/Retail	1	7,048,303	0.9
Retail/Office	1	5,333,439	0.7
Manufactured Housing	3	8,686,497	1.1
Manufactured Housing	3	8,686,497	1.1
Total/Wtd. Avg.	106	$809,459,885	100.0%

Mortgage Rate (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.8420 - 4.5000	6	180,443,080	22.3
4.5001 - 5.0000	38	445,340,671	55.0
5.0001 - 5.5000	22	166,809,251	20.6
5.5001 - 5.8500	3	16,866,884	2.1
Total:	69	$809,459,885	100.0%
Min: 3.8420%	Max: 5.8500% Wtd Avg: 4.7772%
Original Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	38,380,000	4.7
84	1	5,400,000	0.7
120	65	765,679,885	94.6
Total:	69	$809,459,885	100.0%
Min: 60 mos.	Max: 120 mos. Wtd Avg: 117 mos.
Remaining Term to Maturity (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 - 60	3	38,380,000	4.7
81 - 84	1	5,400,000	0.7
107 - 120	65	765,679,885	94.6
Total:	69	$809,459,885	100.0%
Min: 55 mos.	Max: 120 mos. Wtd Avg: 114 mos.
Original Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	191,305,000	23.6
240	1	6,165,209	0.8
300	5	50,283,525	6.2
345	1	9,481,636	1.2
360	54	552,224,515	68.2
Total:	69	$809,459,885	100.0%
Min: 240 mos.	Max: 360 mos. Wtd Avg: 354 mos.
Remaining Amortization Term (mos.)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	8	191,305,000	23.6
235 - 240	1	6,165,209	0.8
287 - 300	5	50,283,525	6.2
341 - 345	1	9,481,636	1.2
354 - 360	54	552,224,515	68.2
Total:	69	$809,459,885	100.0%
Min: 235 mos.	Max: 360 mos.		Wtd Avg: 339 mos.
Mortgage Loan Sellers
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Bank of America, National Association	24	351,505,935	43.4
Morgan Stanley Mortgage Capital Holdings LLC	22	275,637,398	34.1
Starwood Mortgage Funding III LLC	15	111,531,519	13.8
KeyBank National Association	8	70,785,033	8.7
Total:	69	$809,459,885	100.0%

Amortization Type
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	34	347,921,250	43.0
Amortizing Balloon	27	270,233,635	33.4
Interest Only	8	191,305,000	23.6
Total:	69	$809,459,885	100.0%
Cut-off Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.3 - 40.0	1	46,600,000	5.8
40.1 - 50.0	2	22,810,000	2.8
50.1 - 60.0	10	161,895,447	20.0
60.1 - 65.0	15	116,780,502	14.4
65.1 - 70.0	19	239,966,411	29.6
70.1 - 75.0	22	221,407,524	27.4
Total:	69	$809,459,885	100.0%
Min: 31.3%	Max: 75.0%	Wtd Avg: 63.6%
Maturity Date LTV Ratio (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
31.3 - 40.0	1	46,600,000	5.8
40.1 - 50.0	10	121,725,046	15.0
50.1 - 55.0	15	187,949,457	23.2
55.1 - 60.0	14	129,777,558	16.0
60.1 - 65.0	19	147,382,824	18.2
65.1 - 69.1	10	176,025,000	21.7
Total:	69	$809,459,885	100.0%
Min: 31.3%	Max: 69.1%	Wtd Avg: 56.4%
UW DSCR (x)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.30	7	98,163,319	12.1
1.31 - 1.40	11	119,232,168	14.7
1.41 - 1.50	17	154,358,281	19.1
1.51 - 1.60	11	84,021,767	10.4
1.61 - 1.80	10	79,590,158	9.8
1.81 - 2.00	7	117,584,191	14.5
2.01 - 2.25	1	25,800,000	3.2
2.26 - 2.50	2	11,440,000	1.4
2.51 - 3.00	2	72,670,000	9.0
3.01 - 4.10	1	46,600,000	5.8
Total:	69	$809,459,885	100.0%
Min: 1.20x	Max: 4.10x	Wtd Avg: 1.81x
UW NOI Debt Yield (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.8 - 8.0	2	36,050,000	4.5
8.1 - 9.0	2	34,482,202	4.3
9.1 - 9.5	12	108,006,117	13.3
9.6 - 10.0	11	140,745,432	17.4
10.1 - 10.5	9	63,984,749	7.9
10.6 - 11.0	6	65,209,951	8.1
11.1 - 11.5	8	60,945,189	7.5
11.6 - 12.0	5	106,930,460	13.2
12.1 - 13.0	7	79,846,955	9.9
13.1 - 14.0	3	30,071,946	3.7
14.1 - 16.9	4	83,186,884	10.3
Total:	69	$809,459,885	100.0%
Min: 7.8%	Max: 16.9%	Wtd Avg: 11.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loans and exclude any related subordinate companion loans, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

MSBAM 2016-C29	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	May 2016	May 2017	May 2018	May 2019	May 2020
Locked Out	100.0%	100.0%	94.5%	94.5%	94.5%
Yield Maintenance Total	0.0%	0.0%	5.5%	5.5%	5.5%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$809,459,885	$804,847,746	$798,804,702	$791,750,467	$784,199,253
% Initial Pool Balance	100.0%	99.4%	98.7%	97.8%	96.9%

Prepayment Restrictions	May 2021	May 2022	May 2023	May 2024	May 2025
Locked Out	94.3%	94.3%	94.9%	95.0%	82.2%
Yield Maintenance Total	5.7%	5.7%	5.1%	5.0%	5.1%
Open	0.0%	0.0%	0.0%	0.0%	12.7%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$739,233,810	$728,835,286	$712,990,781	$701,673,162	$685,614,304
% Initial Pool Balance	91.3%	90.0%	88.1%	86.7%	84.7%

(1)	The analysis is based on Structuring Assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and a 0% CPR as discussed in the Preliminary Prospectus.
(2)	See description of Yield Maintenance under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Annex A-1 to the Preliminary Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

MSBAM 2016-C29	Grove City Premium Outlets

Mortgage Loan No. 1 – Grove City Premium Outlets

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

MSBAM 2016-C29	Grove City Premium Outlets

Mortgage Loan No. 1 – Grove City Premium Outlets

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSBAM 2016-C29	Grove City Premium Outlets

Mortgage Loan No. 1 – Grove City Premium Outlets

Erie
67 miles
Millbrook Rd.
Mercer
Mercer Raceway Park
Pizor Rd.
Scrubgrass Rd.
Clintonville Rd.
Springfield Church Rd.
Sandy Lake Rd.
Perry Hwy.
Butler Pike
Cranberry Rd.
Mercer-Grove City Rd.
MERCER COUNTY
Grove City Premium Outlets
1911 Leesburg Grove City Road
Grove City, PA 16127
GE Transportation
Grove City Medical Center
Pine Grove Golf Course
Grove City
GE Transportation Remanufacturing
Grove City Mem. Park
Grove City College
Old Mercer Rd.
Grove City Airport
Grove City Country Club
Leesburg-Grove City Rd.
Springfield Township
Mercer-Butler Pike
Amsterdam Rd.
State Game Lands No. 284
Veterans Rd.
Tower Rd.
Amsterdam
N. Liberty Rd.
Grove City Rd.
LAWRENCE COUNTY
State Game Lands No. 151
Liberty Township
Shamrock Public Golf Course
BUTLER COUNTY
Slippery Rock
Franklin St.
Slippery Rock University of Pennsylvania
Moores Corner Rd.
New Castle Rd.
Allegheny Mineral Corp. Quarry
Pittsburgh
48 miles
CANADA
BUFFALO
Lake Erie
Erie
NEW YORK
Jamestown
Meadville
Franklin
Grove City
PENNSYLVANIA
PITTSBURGH
Scranton
Allentown
Bethlehem
Reading
Trenton
Harrisburg
PHILADELPHIA
Wilmington
NEW JERSEY
MARYLAND
BALTIMORE
WV

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

MSBAM 2016-C29	Grove City Premium Outlets

Mortgage Loan No. 1 – Grove City Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$56,000,000			Location:	Grove City, PA 16127
Cut-off Date Balance(1):	$56,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.9%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1994/2004
Mortgage Rate:	4.3085%			Size:	531,200 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$264
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$264
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$16,829,581
Seasoning:	5 months			UW NOI Debt Yield(1):	12.0%
Prepayment Provisions:	LO (29); DEF (84); O (7)			UW NOI Debt Yield at Maturity(1):	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.66x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$16,672,134 (12/31/2015)
Additional Debt Balance(2):	$84,000,000			2nd Most Recent NOI:	$16,145,772 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$15,045,440 (12/31/2013)
Reserves(3)				Most Recent Occupancy:	97.9% (1/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$255,000,000 (9/28/2015)
Recurring Replacements:	$0	Springing	$318,727	Cut-off Date LTV Ratio(1):	54.9%
TI/LC:	$0	Springing	$1,593,636	Maturity Date LTV Ratio(1):	54.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$140,000,000	100.0%	Loan Payoff:	$106,741,610	76.2%
			Closing Costs:	$434,834	0.3%
			Return of Equity:	$32,823,556	23.4%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Grove City Premium Outlets Mortgage Loan is part of the Grove City Premium Outlets Whole Loan, which is comprised of five pari passu promissory notes with an aggregate principal balance of $140,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Grove City Premium Outlets Whole Loan.

(2)	See “—The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The largest mortgage loan (the “Grove City Premium Outlets Mortgage Loan”) is part of a whole loan (the “Grove City Premium Outlets Whole Loan) evidenced by five pari passu promissory notes in the aggregate original principal amount of $140,000,000, all of which are secured by a first priority fee mortgage encumbering a 531,200 SF outlet center known as Grove City Premium Outlets in Grove City, Pennsylvania (the “Grove City Premium Outlets Property”). Promissory Note A-5, in the original principal amount of $56,000,000, represents the Grove City Premium Outlets Mortgage Loan. Promissory Notes A-1, A-2, A-3 and A-4, in the aggregate original principal amount of $84,000,000, represent pari passu companion loans (each a “Grove City Premium Outlets Pari Passu Companion Loan” and collectively, the “Grove City Premium Outlets Pari Passu Companion Loans”). The Grove City Premium Outlets Pari Passu Companion Loan represented by Promissory Note A-1, in the original principal amount of $40,000,000, is currently being held by the MSCI 2015-UBS8 securitization trust, the Grove City Premium Outlets Pari Passu Companion Loan represented by Promissory Note A-2, in the original principal amount of $24,000,000, is currently being held by UBS Real Estate Securities, Inc. or an affiliate thereof and may be contributed to future securitization transactions or otherwise transferred at any time, and the Grove City Premium Outlets Pari Passu Companion Loan represented by Promissory Notes A-3 and A-4, in the aggregate original principal amount of $20,000,000, is currently being held by the MSCI 2016-UBS9 securitization trust. The Grove City Premium Outlets Whole Loan is currently being serviced pursuant to the pooling and servicing agreement for the MSCI 2015-UBS8 transaction, and from and after the securitization of Promissory Note A-2, the Grove City Premium Outlets Whole Loan will be serviced by the master servicer and the special servicer appointed under, and pursuant to the terms of, the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Grove City Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Grove City Premium Outlets Property in the original principal amount of $106,741,610, to pay closing costs, and to return equity to the Grove City Premium Outlets Borrower.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSBAM 2016-C29	Grove City Premium Outlets

The previous mortgage loan secured by the Grove City Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

The Borrower and the Sponsor. The borrower is Grove City Factory Shops Limited Partnership (the “Grove City Premium Outlets Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Grove City Premium Outlets Borrower is Simon Property Group, L.P. (the “Grove City Premium Outlets Sponsor”). The Grove City Premium Outlets Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Grove City Premium Outlets Whole Loan will be recourse to the Grove City Premium Outlets Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that Grove City Premium Outlets Sponsor’s liability may not exceed $28.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder. The Grove City Premium Outlets Borrower is affiliated with the borrowers of two other mortgage loans through partial or complete direct or indirect common ownership, identified as Penn Square Mall and Gulfport Premium Outlets in Annex A-1 to the Preliminary Prospectus.

The Property. The Grove City Premium Outlets Property is a single level 531,200 SF open-air outlet center situated on a 56.64-acre site located in Grove City, Pennsylvania with approximately 2,931 surface parking spaces (5.52 per 1,000 SF). The Grove City Premium Outlets Property is located approximately 54.3 miles north of Pittsburgh, Pennsylvania along Leesburg Grove City Road and Interstate 79, a primary thoroughfare through western Pennsylvania and West Virginia, and makes up part of a corridor to Buffalo, New York, and the Canadian border.

The Grove City Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 125 tenants, with no tenant contributing more than 5.5% of net rentable area or 4.3% of underwritten base rent. Major tenants at the Grove City Premium Outlets Property include V.F. Factory Outlet, Old Navy, Nike Factory Store, and Reebok/Rockport Outlet. In-line tenants include American Eagle Outfitters, Ann Taylor Factory Store, Banana Republic Factory, Bose, Brooks Brothers, Calvin Klein, Coach, Gap Outlet, Guess, J. Crew Factory Store, Levi’s/Dockers Outlet, Loft Outlet, The North Face, Polo Ralph Lauren and Adidas. In addition, there are eight food court tenants, one outparcel tenant, and one ATM tenant.

As of January 21, 2016, the Grove City Premium Outlets Property was 97.9% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending December 31, 2015, were approximately $341 PSF with 103 tenants reporting comparable sales. The trailing 12 months weighted average occupancy cost for these tenants was 13.2%. Historical occupancy at the Grove City Premium Outlets Property has averaged 95.1% over the last four years.

The Grove City Premium Outlets Property has recently undergone capital and tenant improvements totaling approximately $3.1 million between 2010 and 2014, which included new roofing, landscaping, paving, concrete sidewalks, gutters, signage, lighting, and benches. Capital improvements for 2015 were budgeted at $861,000 and include asphalt repair, roof and shingle replacement, entry signage, restrooms, maintenance equipment, and gutters. The capital improvement expenditures exclude land acquisition costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

MSBAM 2016-C29	Grove City Premium Outlets

The following table presents certain information relating to the leases at the Grove City Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (12/31/2015 TTM)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	29,224	5.5%	$362,163	$12.39	$6,072,000	$208	10.3%	Various(5)
Old Navy	BBB-/Baa2/BBB-	20,188	3.8%	$548,710	$27.18	$4,519,000	$224	12.3%	1/31/2021
Nike Factory Store	NR/A1/AA-	16,475	3.1%	$345,975	$21.00	$12,298,000	$746	4.7%	6/30/2018
Reebok/Rockport Outlet	NR/NR/NR	11,356	2.1%	$293,893	$25.88	$1,891,000	$167	15.7%	4/30/2017
Subtotal/Wtd. Avg.		77,243	14.5%	$1,550,741	$20.08	$24,780,000	$321	8.3%

Top 10 In-Line(6)
Coach	BBB/Baa2/BBB-	7,481	1.4%	$673,290	$90.00	$7,620,000	$1,019	10.5%	1/31/2025
Under Armour	NR/NR/NR	7,749	1.5%	$318,561	$41.11	$8,159,000	$1,053	6.9%	4/30/2024
Eddie Bauer Outlet	NR/NR/NR	8,395	1.6%	$302,640	$36.05	$1,725,000	$205	25.3%	1/31/2026
Gap Outlet	BBB-/Baa2/BBB-	9,097	1.7%	$296,016	$32.54	$2,969,000	$326	14.5%	3/31/2020
Van Heusen Factory Outlet	NR/NR/NR	6,492	1.2%	$292,140	$45.00	$1,491,000	$230	28.2%	1/31/2021
Brooks Brothers	NR/NR/NR	9,584	1.8%	$287,520	$30.00	$2,040,000	$213	16.0%	12/31/2019
Columbia Sportswear Company	NR/NR/NR	7,357	1.4%	$280,522	$38.13	$4,369,000	$594	9.4%	1/31/2020
Bass Shoes	NR/NR/NR	6,886	1.3%	$274,407	$39.85	$2,048,000	$297	20.0%	1/31/2025
The Children’s Place	NR/NR/NR	7,444	1.4%	$268,505	$36.07	$1,621,000	$218	25.0%	1/31/2021
Bose	NR/NR/NR	3,715	0.7%	$261,833	$70.48	$1,906,000	$513	13.8%	5/31/2018
Subtotal/Wtd. Avg.		74,200	14.0%	$3,255,435	$43.87	$33,948,000	$458	13.2%

Other Tenants		368,778	69.4%	$10,745,176	$29.14	$118,231,000
Vacant Space		10,979	2.1%	$0	$0.00
Total/Wtd. Avg.		531,200	100.0%	$15,551,352	$29.89	$176,959,000

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF represent the trailing 12 months ending December 31, 2015 as provided by the sponsor.

(5)	V.F. Factory Outlet’s space is leased pursuant to two leases. One lease totaling 26,842 SF and $328,815 of underwritten base rent expires on November 30, 2019 and one lease totaling 2,382 SF and $33,348 of underwritten base rent expires on December 31, 2016.

(6)	Top 10 in-line tenants are ordered by Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

MSBAM 2016-C29	Grove City Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Grove City Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	7,754	$24.03	1.5%	1.5%	$186,360	1.2%	1.2%
2016	14	50,993	$21.24	9.6%	11.1%	$1,082,944	7.0%	8.2%
2017	25	83,979	$27.30	15.8%	26.9%	$2,292,387	14.7%	22.9%
2018	9	41,463	$31.80	7.8%	34.7%	$1,318,642	8.5%	31.4%
2019	16	76,267	$26.57	14.4%	49.0%	$2,026,514	13.0%	44.4%
2020	14	58,468	$30.86	11.0%	60.0%	$1,804,180	11.6%	56.0%
2021	11	59,977	$32.83	11.3%	71.3%	$1,968,858	12.7%	68.7%
2022	8	26,685	$29.19	5.0%	76.4%	$779,018	5.0%	73.7%
2023	8	30,721	$27.02	5.8%	82.1%	$830,019	5.3%	79.0%
2024	5	17,847	$34.72	3.4%	85.5%	$619,596	4.0%	83.0%
2025(4)	8	45,477	$43.29	8.6%	94.1%	$1,968,663	12.7%	95.7%
2026	6	20,590	$32.74	3.9%	97.9%	$674,172	4.3%	100.0%
2027 & Beyond	1	0	$0.00	0.0%	97.9%	$0	0.0%	100.0%
Vacant	0	10,979	$0.00	2.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	127	531,200	$29.89	100.0%		$15,551,352	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Includes Dress Barn (8,457 SF) that has a lease out for renewal which expired in January 2015. Dress Barn has a lease renewal expiration date in January 2025. The proposed renewal lease is out for signature but has not yet been signed.

The Market. The Grove City Premium Outlets Property is located in Grove City, Mercer County, Pennsylvania, along Interstate 79, approximately three miles south of Interstate 80, 30.6 miles east of Youngstown, Ohio, 54.3 miles north of Pittsburgh, Pennsylvania, and 106 miles southeast from Cleveland, Ohio. Grove City is historically a traditional industrial center manufacturing locomotive engines, carriages, gas engines, foundry products, and motor trucks. It is home to Grove City College, General Electric, Instron, USIS and a number of small businesses. Due to its location near the United States / Canadian border, the Grove City Premium Outlets Property draws over 6 million visitors per year from the U.S. and Canada. With the Canadian border just over a three-hour drive from the Grove City Premium Outlets Property, Canadian shoppers take advantage of tax-free shopping as well as various shopping bus tours from Toronto, Canada to Grove City Premium Outlets. The Grove City Premium Outlets Property has a potential shopper population of approximately 8 million people within a 100-mile radius in Pittsburgh and Erie, Pennsylvania, and Akron, Youngstown and Cleveland, Ohio.

The Grove City Premium Outlets Property is located within the Youngstown-Warren retail market. As of June 30, 2015, the retail properties within Mercer County had an overall vacancy rate of 4.6% and an average asking annual lease rate of $7.69 PSF. According to a third party market research report, the Mercer County retail market contains 560 buildings accounting for approximately 4,669,383 SF of retail space.

The Grove City Premium Outlets Property is the 26th largest outlet center in the U.S. with only 31 outlet centers exceeding 500,000 SF. The Grove City Premium Outlets Property is the only outlet center within a 1.15-hour drive radius.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Grove City Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Grove City Premium Outlets Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Grove City Premium Outlets Property	Outlet Center	1994/2004	531,200(1)	97.9%(1)	V.F. Factory Outlet, Old Navy, Nike Factory Outlet	N/A
Shenango Valley Mall	Regional Center	1967/1997	509,000	50.0%	JC Penney, Macy’s, Sears	16.4
Clearview Mall	Regional Center	1981/2000	760,000	70.0%	Boscov’s, Dick’s Sporting Goods, JC Penney, TJ Maxx, Sears	21.4
Southern Park Mall	Super Regional Center/Mall	1970/1997	1,205,000	85.0%	Dillard’s, JC Penney, Macy’s, Sears	27.4
The Streets of Cranbury	Lifestyle Center	2008/N/A	110,000	100.0%	N/A	30.8
Eastwood Mall	Super Regional Center/Mall	1969/2006	1,453,000	87.0%	Dillard’s, JC Penney, Macy’s Sears, Target	31.3
Ross Park Mall	Super Regional Center/Mall	1986/2000	1,246,000	90.0%	JC Penney, Macy’s, Nordstrom, Sears	48.0
Tanger Outlet	Outlet Center	2008/N/A	371,000	100.0%	H&M, Saks Fifth Avenue OFF 5th	71.0
Aurora Farms Premium Outlets	Outlet Center	1987/N/A	285,000	98.0%	Saks Fifth Avenue OFF 5th	79.0
Total/Wtd. Avg.(2)			5,939,000	83.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Grove City Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Grove City Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW PSF
Base Rent(1)	$14,254,179	$14,403,840	$14,960,111	$15,203,140	$16,435,809	$30.94
Total Recoveries	$5,835,788	$6,230,807	$7,131,019	$7,368,612	$7,623,750	$14.35
Other Income	$512,645	$429,202	$431,067	$497,509	$497,509	$0.94
Less Vacancy & Credit Loss	$40,673	$13,427	$3,930	($8,184)	($1,202,978)	($2.26)
Effective Gross Income	$20,643,285	$21,077,276	$22,526,127	$23,061,077	$23,354,090	$43.96
Total Operating Expenses	$5,932,771	$6,031,836	$6,380,355	$6,388,943	$6,524,509	$12.28
Net Operating Income	$14,710,514	$15,045,440	$16,145,772	$16,672,134	$16,829,581	$31.68
Capital Expenditures	$0	$0	$0	$0	$217,792	$0.41
TI/LC	$0	$0	$0	$0	$359,436	$0.68
Net Cash Flow	$14,710,514	$15,045,440	$16,145,772	$16,672,134	$16,252,353	$30.60

Occupancy %	94.1%	96.5%	95.6%	94.0%	97.9%
NOI DSCR(2)	2.41x	2.46x	2.64x	2.73x	2.75x
NCF DSCR(2)	2.41x	2.46x	2.64x	2.73x	2.66x
NOI Debt Yield(2)	10.5%	10.7%	11.5%	11.9%	12.0%
NCF Debt Yield(2)	10.5%	10.7%	11.5%	11.9%	11.6%

(1)	UW Base Rent is net of actual vacancy and includes approximately $44,886 of straight line rent credit through February 2024 for the Coach space, approximately $23,012 of straight line rent credit through August 2022 for The North Face space, approximately $10,148 of straight line rent credit through September 2023 for the Starbucks Coffee Company space, approximately $1,012 of straight line rent credit through March 2018 for the AT&T Wireless space, and approximately $554,412 of additional contractual rent steps effective September 30, 2016.

(2)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Grove City Premium Outlets Whole Loan.

Escrows and Reserves. During the continuance of a Cash Sweep Period (as defined below), the Grove City Premium Outlets Borrower is required to escrow monthly (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, (iii) $8,854 for replacement reserves provided that such monthly deposits are not required if the funds on deposit in such replacement reserve account exceed $318,727 and (iv) $66,402 for TI/LC reserves provided that such monthly deposits are not required if the funds on deposit in such TI/LC reserve account exceed $1,593,636.

A “Cash Sweep Period” will occur upon (i) an event of default, (ii) a bankruptcy action involving the guarantor or the property manager, or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.40x for two consecutive calendar quarters. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by lender, or in regard to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period is greater than or equal to 1.40x for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Grove City Premium Outlets

Lockbox and Cash Management. A hard lockbox is in place with respect to the Grove City Premium Outlets Whole Loan. The Grove City Premium Outlets Whole Loan has springing cash management (i.e., the Grove City Premium Outlets Whole Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Grove City Premium Outlets Whole Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Grove City Premium Outlets Whole Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing, to the Grove City Premium Outlets Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender together with other amounts incurred by the Grove City Premium Outlets Borrower in connection with the operation and maintenance of the Grove City Premium Outlets Property reasonably approved by the lender, and to disburse the remainder to the Grove City Premium Outlets Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Grove City Premium Outlets Whole Loan).

Additional Secured Indebtedness (not including trade debts). The Grove City Premium Outlets Property also secures the Grove City Premium Outlets Pari Passu Companion Loans, which have a Cut-off Date principal balance of $84,000,000. The promissory notes evidencing the Grove City Premium Outlets Pari Passu Companion Loan include Promissory Note A-1 in the original amount of $40,000,000, currently held by the MSCI 2015-UBS8 securitization trust, Promissory Notes A-3 and A-4 in the original amount of $20,000,000, currently held by the MSCI 2016-UBS9 securitization trust, and Promissory Note A-2 in the original principal amount of $24,000,000 which is currently being held by UBS Real Estate Securities, Inc. or an affiliate thereof and may be contributed to future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Grove City Premium Outlets Pari Passu Companion Loans accrue interest at the same rate as the Grove City Premium Outlets Mortgage Loan. The Grove City Premium Outlets Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Grove City Premium Outlets Pari Passu Companion Loans. The holders of the Grove City Premium Outlets Mortgage Loan and the Grove City Premium Outlets Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Grove City Premium Outlets Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Grove City Premium Outlets Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Grove City Premium Outlets Borrower without the consent of the lender may (i) make transfers of immaterial or non-income producing portions of the Grove City Premium Outlets Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Grove City Premium Outlets Property, including, without limitation, portions of the Grove City Premium Outlets Property’s “ring road,” for dedication or public use, (ii) make transfers of non-income producing portions of the Grove City Premium Outlets Property, including portions of the Grove City Premium Outlets Property’s “ring road” (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Grove City Premium Outlets Borrower, including, owners of out parcels and department store pads, pads for office buildings, hotels or other properties and (iii) dedicate portions of the Grove City Premium Outlets Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Terrorism Insurance. The Grove City Premium Outlets Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Grove City Premium Outlets Mortgage Loan documents provide for an annual terrorism premium cap of two times the cost of the premium for the “All Risk” or “Special Perils” property insurance and business income or rental income insurance required under the related Grove City Premium Outlets Property loan documents, but excluding the wind and flood components of such premium.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

MSBAM 2016-C29	300 Four Falls

Mortgage Loan No. 2 – 300 Four Falls

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

MSBAM 2016-C29	300 Four Falls

Mortgage Loan No. 2 – 300 Four Falls

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

MSBAM 2016-C29	300 Four Falls

Mortgage Loan No. 2 – 300 Four Falls

300 Four Falls
300 Conshohocken State Road
West Conshohocken, PA 19428
Conshohocken
King of Prussia
Norristown
Plymouth Valley
Plymouth Meeting
Blue Bell
Broad Axe
Wings Field
MONTGOMERY COUNTY
CHESTER COUNTY
PHILADELPHIA COUNTY
DELAWARE COUNTY
Strafford
Wayne
Saint Davids
Villanova
Gladwyne
Bryn Mawr
Roxborough
Newtown Square
Ardmore
Haverford
Wynnewood
Broomall
Narberth
Merion Station
Bala Cynwyd
PHILADELPHIA
Center City 7 miles
Philadelphia Intl. Airport 14 miles
PA Tpke.
PA Tpke. Northeastern Ext.
Schuylkill Expwy.
Schuylkill River
Germantown Pike
Township Line Rd
DeKalb Pike
Skippack Pike
Butler Pike
Flourtown Rd
Ridge Pike
Butler Pike
Gulph Rd
Spring Mill Rd
Conshohocken State Rd
Bryn Mawr Ave
Sproul Rd
West Chester Pike
Ridge Ave
SEPTA
NORRISTOWN LINE
NHSL
Lockhead Martin
King of Prussia Mall
The Village at Valley Forge
Northtowne Plaza
Plymouth Meeting Mall
Metroplex
Plymouth Country Club
Meadowlands Country Club
Cedarbrook Country Club
Sunnybrook Golf Course
Ft. Washington State Park
Philadelphia Cricket Club
Chestnut Hill College
Fairmount Park
Eagle Lodge Country Club
Andorra Shopping Center
Woodmont
Philadelphia Country Club
St. Davids Golf Club
Valley Forge Military Academy
Cabrini College
Eastern University
Villanova University
Rosemont College
Bryn Mawr College
Haverford College
Suburban Square
Skunk Hollow Park
Overbrook Golf Course
Aronimink Golf Course
Merion Golf Club
Newtown Square Shopping Ctr.
The Barnes Foundation
St. Joseph's University
Lankenau Medical Center
BRIDGEPORT
KING MANOR
HUGHES PARK
GULPH MILLS
CONSHOHOCKEN
SPRING MILL
MIQUON
MATSONFORD
COUNTY LINE
STRAFFORD
WAYNE
ST. DAVIDS
RADNOR
VILLANOVA
VILLANOVA STADIUM
GARRETT HILL
ROSEMONT
BRYN MAWR
HAVERFORD
ARDMORE
ARDMORE AVE
ARDMORE JCT
WYNNEWOOD RD
BEECHWOOD-BROOKLINE
PENFIELD
WEST OVERBROOK
NARBERTH
WYNNEWOOD
MERION
CYNWYD
BALA
OVERBROOK
WYNNEFIELD AVE
IVY RIDGE
MANAYUNK
AMBLER
PENNSYLVANIA
NEW JERSEY
TRENTON
PHILADELPHIA
CAMDEN
WILMINGTON
Flemington
Quakertown
Perkasie
Lambertville
Hopewell
Princeton
Franklin Township
Doylestown
Pottstown
Harleysville
Montgomeryville
Lansdale
North Wales
Horsham
Newtown
Ewing
Hamilton Twp.
Phoenixville
Norristown
King of Prussia
Conshohocken
Abington
Bensalem
Levittown
Trevose
Burlington
Malvern
Wayne
Radnor
Ardmore
Willingboro
Mount Holly
Moorestown
Broomall
Media
Springfield
Pennsauken
Mount Laurel
Chester Heights
Chester
Cherry Hill
Medford Township
Bellmawr
Woodbury
Lindenwold
Gloucester Township
Claymont
Swedesboro
DE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

MSBAM 2016-C29	300 Four Falls

Mortgage Loan No. 2 – 300 Four Falls

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	West Conshohocken, PA 19428
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	6.2%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Maguire Hayden Real Estate Company, L.P.			Year Built/Renovated:	2003/N/A
Mortgage Rate:	4.8400%			Size:	298,482 SF
Note Date:	1/8/2016			Cut-off Date Balance per Unit(1):	$235
First Payment Date:	3/1/2016			Maturity Date Balance per Unit(1):	$235
Maturity Date:	2/1/2026			Property Manager:	Hayden Management Company, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$6,839,820
Seasoning:	3 months			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity(1):	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.94x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$7,073,719 (12/31/2015)
Additional Debt Balance:	$20,000,000			2nd Most Recent NOI:	$5,863,704 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,555,264 (12/31/2013)
Reserves(2)				Most Recent Occupancy:	98.4% (4/1/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.4% (12/31/2014)
RE Tax:	$754,068	$96,769	N/A	3rd Most Recent Occupancy:	88.6% (12/31/2013)
Insurance:	$18,773	$9,387	N/A	Appraised Value (as of):	$101,300,000 (11/11/2015)
Deferred Maintenance:	$135,250	$0	N/A	Cut-off Date LTV Ratio(1):	69.1%
Recurring Replacements:	$0	$9,203	N/A	Maturity Date LTV Ratio(1):	69.1%
TI/LC:	$3,998,562	Springing	$1,500,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$70,000,000	67.7%	Purchase Price:	$95,938,834	92.8%
Borrower Equity:	$33,341,018	32.3%	Reserves:	$4,906,653	4.7%
			Closing Costs:	$2,495,531	2.4%
Total Sources:	$103,341,018	100.0%	Total Uses:	$103,341,018	100.0%

(1)	The 300 Four Falls Mortgage Loan is a part of the 300 Four Falls Whole Loan, which is comprised of two pari passu notes with an aggregate original principal balance of $70,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 300 Four Falls Whole Loan.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “300 Four Falls Mortgage Loan”) is part of a whole loan (the “300 Four Falls Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $70,000,000 which are secured by a first priority fee mortgage encumbering a seven-story office building known as 300 Four Falls (the “300 Four Falls Property”) located in West Conshohocken, PA. Promissory Note A-1 in the original principal amount of $50,000,000 represents the 300 Four Falls Mortgage Loan. Promissory Note A-2 in the original principal amount of $20,000,000 is currently held by Bank of America, National Association or an affiliate thereof and is expected to be contributed to a future securitization trust (the “300 Four Falls Pari Passu Companion Loan”). The 300 Four Falls Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C29 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 300 Four Falls Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. Proceeds from the 300 Four Falls Whole Loan, together with an equity contribution of over $33 million from the 300 Four Falls Mortgage Loan sponsor were used to purchase the 300 Four Falls Property, fund reserves and pay closing costs. The previous loan secured by the 300 Four Falls Property was securitized in the WBCMT 2005-C22 transaction.

The Borrower and the Sponsor. The borrower is MH Four Falls, L.P., a Delaware limited partnership (the “300 Four Falls Borrower”) with two independent directors. Equity ownership in the 300 Four Falls Borrower is held by Maguire Hayden Real Estate Company, L.P. (29.4%) and three limited partners: The Second Amended and Restated James J. Maguire Irrevocable Trust, Christopher J. Maguire and James J. Maguire, Jr.

Maguire Hayden Real Estate Company, L.P. (“Maguire Hayden”) is the sponsor and non-recourse carve-out guarantor. Maguire Hayden is a commercial real estate investment and operating firm that acquires, repositions and manages office, industrial and flex properties in the Philadelphia metropolitan area and within an approximate 200 mile radius of Philadelphia, PA. Over the last several years, Maguire Hayden has invested in properties containing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

MSBAM 2016-C29	300 Four Falls

over five million SF, representing over a reported $1 billion in value. Maguire Hayden’s current portfolio includes 2400 Continental Drive and 1200 Atwater in Malvern, PA, 2250 Roswell Drive in Pittsburgh, PA, 397 Eagleview Boulevard in Exton, PA and Avion Business Park in Chantilly, VA, in addition to the 300 Four Falls Property. Following the acquisition of the 300 Four Falls Property, Maguire Hayden took space in the building which it now uses for its company headquarters.

The Property. The 300 Four Falls Property is located at 300 Conshohocken State Road, and consists of a seven-story office building built over a six-story parking garage on a 4.52-acre site overlooking the Schuylkill River. The 300 Four Falls Property features an approximately 4,000 SF professionally operated fitness center, a cafeteria and a total of 1,004 parking spaces.

As of April 1, 2016, the 300 Four Falls Property was 98.4% occupied by 20 various office tenants.

Major Tenants.

John Templeton Foundation (58,362 SF, 20% of NRA, 20% of underwritten base rent). The John Templeton Foundation (“Templeton”) initially occupied 27,207 SF beginning October 2004, expanded 16,504 SF in January 2006 and another 14,651 SF in April 2008, and now occupies a total of 58,362 SF on the fifth and sixth floors under a lease expiring October 31, 2020, with one five-year renewal option. The lease requires an annual base rent of $33.50 PSF, with 2.5% annual increases each November. Templeton is entitled to a rent abatement of $75,000 ($1.29 PSF) for the months of March, June, September and December for the years 2016 through 2019 and for the months of March, June and September of 2020. Templeton is entitled to a rent abatement of $71,115 ($1.22 PSF) for the month of October 2020. Such rent abatements have not been reserved for.

Templeton is a non-profit organization founded in 1987 by Sir John Templeton to serve as a philanthropic catalyst for research on subjects relating to human purpose and reality including evolution, creativity, love and free will. As of 2013, Templeton’s reported endowment was approximately $3.34 billion and Templeton had awarded since founding $966 million in grants and charitable activities. Templeton grantees are active contributors to various international scientific journals. To date, Templeton has published 216 books. Templeton employs 82 employees at its headquarters at the 300 Four Falls Property.

The Judge Group, Inc. (41,360 SF, 14% of NRA, 15% of underwritten base rent). The Judge Group, Inc. currently occupies 41,360 SF under a lease expiring August 31, 2017. The lease requires an average annual base rent of $35.31 PSF, increasing to $36.20 PSF in August 2016.

The Judge Group, Inc. is a privately-owned professional services firm with over 30 offices providing staffing, training, technology and consulting services. The Judge Group, Inc. announced in October 2015 that it intends to relocate its global corporate headquarters from the 300 Four Falls Property as it expands to a single tenant building in nearby Wayne, PA. Tandigm Health, which currently occupies 18,876 SF at the 300 Four Falls Property, is currently in negotiations to extend its lease from May 2020 to February 28, 2023 and additionally lease 25,877 SF of space that The Judge Group, Inc. is vacating upon its lease expiration. There can be no assurance any such additional lease or lease extension will be entered into.

EMC Corporation (33,538 SF, 11% of NRA, 12% of underwritten base rent). EMC Corporation occupies 33,538 SF under an initial lease dated January 2005, renewed through October 31, 2017, with one remaining five-year renewal option. The lease requires an annual base rent of $34.25 PSF, with a 2% annual increase in June 2016 and June 2017.

EMC Corporation (NYSE: EMC) provides enterprise storage systems, software, networks and information technology services. EMC Corporation employs approximately 70,000 people worldwide and is rated “A1” by Moody’s and “A” by S&P.

SMG (21,903 SF, 7% of NRA, 8% of underwritten base rent). SMG initially occupied 16,479 SF beginning January 2009 and expanded 5,424 SF to occupy a total 21,903 SF under a lease expiring April 30, 2024, with one five-year renewal option. The lease requires an annual base rent of $34.50 PSF with 3% annual escalations. In connection with SMG’s recent renewal and expansion, SMG is entitled to a tenant improvement allowance of $438,060, which amount has been reserved by the 300 Four Falls Borrower (see “—Escrows and Reserves” below).

SMG is a venue management, marketing and development company founded in 1977 that manages convention centers, exhibition halls and trade centers, arenas, stadiums, performing arts centers and theaters in the United States, Canada, Europe and Latin America. SMG provides booking, training, design and operations services and sponsorship placements and manages facilities that have hosted Super Bowls, World Cup Soccer and Winter Olympics. The 300 Four Falls Property serves as SMG’s corporate headquarters.

ECBM (21,534 SF, 7% of NRA, 7% of underwritten base rent). ECBM occupies 21,534 SF under a lease expiring June 30, 2018, with one five-year renewal option. The lease requires an annual base rent of $32.00 PSF increasing to $32.50 PSF in January 2017.

ECBM is an independent insurance broker and consultant company that provides risk management solutions for businesses and individuals. ECBM has three offices in the mid-Atlantic region. The 300 Four Falls Property serves as ECBM corporate headquarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

MSBAM 2016-C29	300 Four Falls

The following table presents certain information relating to the leases at the 300 Four Falls Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
John Templeton Foundation(4)	NR/NR/NR	58,362	19.8%	$1,992,205	20.3%	$34.14	10/31/2020
The Judge Group, Inc.(5)	NR/NR/NR	41,360	14.0%	$1,497,190	15.2%	$36.20	8/31/2017
EMC Corporation	NR/A1/A	33,538	11.4%	$1,173,830	11.9%	$35.00	10/31/2017
SMG	NR/NR/NR	21,903	7.4%	$776,417	7.9%	$35.45	4/30/2024
ECBM	NR/NR/NR	21,534	7.3%	$689,088	7.0%	$32.00	6/30/2018
Other(6)		113,820	38.5%	$3,708,782	37.7%	$32.58
Vacant		4,820	1.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		295,337	100.0%	$9,837,512	100.0%	$33.86

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space and a 3,145 SF management office.

(4)	John Templeton Foundation is entitled to a rent abatement of $75,000 ($1.29 PSF) for the months of March June, September and December for the years 2016 through 2019 and for the months of March, June and September of 2020. Templeton is entitled to a rent abatement of $71,115 ($1.22 PSF) for the month of October 2020.

(5)	The Judge Group, Inc. announced in October 2015 that it intends to relocate its global corporate headquarters from the 300 Four Falls Property as it expands to a single tenant building in nearby Wayne, PA. Tandigm Health, which currently occupies 18,876 SF at the 300 Four Falls Property, is currently in negotiations to extend its lease from May 2020 to February 28, 2023 and additionally lease 25,877 SF of space that The Judge Group, Inc. is vacating upon its lease expiration. There can be no assurance any such additional lease or lease extension will be entered into.

(6)	Other Tenant SF excludes a 3,145 SF management office.

The following table presents certain information relating to the lease rollover schedule at the 300 Four Falls Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	2	7,440	$18.33	2.5%	2.5%	$136,393	1.4%	1.4%
2017(5)	4	82,752	$35.42	28.0%	30.5%	$2,931,188	29.8%	31.2%
2018	4	30,169	$31.28	10.2%	40.8%	$943,732	9.6%	40.8%
2019	0	0	$0.00	0.0%	40.8%	$0	0.0%	40.8%
2020(5)	4	96,004	$34.12	32.5%	73.3%	$3,275,872	33.3%	74.1%
2021	0	0	$0.00	0.0%	73.3%	$0	0.0%	74.1%
2022	2	21,074	$34.36	7.1%	80.4%	$724,144	7.4%	81.4%
2023(5)	1	9,924	$34.28	3.4%	83.8%	$340,212	3.5%	84.9%
2024	1	21,903	$35.45	7.4%	91.2%	$776,417	7.9%	92.8%
2025	1	3,218	$35.01	1.1%	92.3%	$112,662	1.1%	93.9%
2026(6)	1	18,033	$33.10	6.1%	98.4%	$596,892	6.1%	100.0%
Vacant	0	4,820	$0.00	1.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	20	295,337	$33.86	100.0%		$9,837,512	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total SF Rolling excludes a 3,145 SF management office.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space and a 3,145 SF management office.

(5)	The Judge Group Inc.’s lease on 41,360 SF expires on August 31, 2017. Tandigm Health, which currently occupies 18,876 SF, is currently in negotiations to extend its lease from May 2020 to February 28, 2023 and additionally lease 25,877 SF of space that The Judge Group, Inc. is vacating upon its expiration. There can be no assurance any such additional lease or lease extension will be entered into.

(6)	Credit Suisse renewed its lease for 18,033 SF in February 2016; however it is currently marketing a portion of its space for sublease.

The Market. The 300 Four Falls Property is located in West Conshohocken, PA, approximately fifteen miles northwest of Center City Philadelphia. Access to West Conshohocken is provided by Interstate 476 and Interstate 76 (the Schuylkill Expressway), each within one mile of the 300 Four Falls Property, intersecting with Interstate 276 (the Pennsylvania Turnpike) at King of Prussia. The Southeastern Pennsylvania Transportation Authority (SEPTA) Manayunk/Norristown Regional Rail line has a Conshohocken stop within 0.3 miles of the 300 Four Falls Property. The historic Main Line communities of Gladwyne, Rosemont, Radnor, Villanova and Lower Merion lie immediately south and the Philadelphia International Airport is 24 miles south of the 300 Four Falls Property.

According to the appraisal, the Conshohocken office submarket contained approximately 3.4 million SF of inventory as of the end of the third quarter of 2015, with an average occupancy of 89.0% and average rent per SF of $31.68, as compared to the broader suburban Philadelphia office market which had an average occupancy of 81.1% and average rent per SF of $25.05.

According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the 300 Four Falls Property was 8,750, 50,061, and 211,016, respectively, with an estimated 2015 average household income of $115,897, $133,674 and $114,669, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSBAM 2016-C29	300 Four Falls

The following table presents competitive office rental properties with respect to the 300 Four Falls Property:

Competitive Office Lease Summary
Property Name/Location	Year Built / Renov	Occ.	Total GLA (SF)	Tenant Name	Lease Date/ Term	Lease Area (SF)	Base Rent PSF	TI Allowance PSF
100 & 200 Four Falls(1) West Conshohocken, PA	1987/2004	81.2%	253,985	Celerion Burns White LLC Cv Investments	Nov-15/ 5 Yrs Jan-15/ 10 Yrs Jul-14/ 5.4 Yrs	2,690 10,471 4,084	$31.00 $28.00 $30.00	$5.00 $0.00 $0.00
Five Tower Bridge West Conshohocken, PA	2001/NA	95.2%	223,736	BTG KTR Capital Partners	May-15/ 3 Yrs Sept-1/ 5.3 Yrs	21,107 10,740	$36.50 $33.00	$1.78 $20.00
Six Tower Bridge Conshohocken, PA	1999/NA	91.0%	115,122	Available Immunocore	Nov-15/ NA Oct-15/ 5.3 Yrs	6,425 4,045	$33.50 $31.50	$0.00 $0.00
Radnor Financial Center Radnor, PA	2000/NA	92.4%	340,380	Fisher & Phillips, LLP The Investment Fund for Foundations	Jun-15/ 7.5 Yrs Jun-15/ 10 Yrs	14,887 18,823	$35.50 $35.50	$38.00 $35.00
Total/Wtd. Average			933,223				$33.91	$15.98
300 Four Falls(2)	2003/NA		298,482		5-10.3 Yrs	2,885-21,903	$34.54	$5-20

Source: Appraisal

(1)	100 & 200 Four Falls recently emerged from receivership.

(2)	Lease information is representative of new and renewed leases signed since June 2015.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 300 Four Falls Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW PSF
Base Rent(1)	$7,621,656	$8,124,089	$8,161,883	$9,314,184	$9,998,977	$33.50
Total Recoveries	$1,068,923	$995,966	$939,450	$1,090,846	$1,082,462	$3.63
Other Income(2)	$12,676	$28,337	$23,251	$22,297	$22,000	$0.07
Less Vacancy & Credit Loss	$0	$0	$0	$0	($554,072)	-5.5%
Effective Gross Income	$8,703,255	$9,148,392	$9,124,584	$10,427,327	$10,549,367	$35.34
Total Operating Expenses	$2,480,571	$3,593,128	$3,260,880	$3,353,608	$3,709,547	$12.43
Net Operating Income	$6,222,684	$5,555,264	$5,863,704	$7,073,719	$6,839,820	$22.92
Capital Expenditures	$0	$0	$0	$0	$110,438	$0.37
TI/LC	$0	$0	$0	$0	$67,151	$0.22
Net Cash Flow	$6,222,684	$5,555,264	$5,863,704	$7,073,719	$6,662,231	$22.32

Occupancy %	84.6%	88.6%	98.4%	98.4%	95.0%
NOI DSCR(3)	1.81x	1.62x	1.71x	2.06x	1.99x
NCF DSCR(3)	1.81x	1.62x	1.71x	2.06x	1.94x
NOI Debt Yield(3)	8.9%	7.9%	8.4%	10.1%	9.8%
NCF Debt Yield(3)	8.9%	7.9%	8.4%	10.1%	9.5%

(1)	Historical and UW Base Rent do not include rental concessions. UW Base Rent includes rent steps through December 2016.

(2)	Other Income includes reimbursable tenant work for janitorial work or minor maintenance.

(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the 300 Four Falls Whole Loan.

Escrows and Reserves. The 300 Four Falls Borrower deposited $754,068 at loan origination for annual real estate taxes and $18,773 in escrow for property and liability insurance, and is required to escrow monthly 1/12 of the annual estimated tax and insurance payments and premiums. The 300 Four Falls Borrower deposited $135,250 at loan origination for immediate repairs and is required to make monthly deposits of $9,203 for replacement reserves. The 300 Four Falls Borrower deposited $3,000,000 at loan origination to a leasing reserve, and beginning February 1, 2019, will be required to deposit monthly $24,874 to the leasing reserve (increasing to $49,747 monthly should any of the tenants John Templeton Foundation, Credit Suisse or Raymond James fail to renew their respective lease twelve months prior to expiration) provided that the amount on reserve is less than $1,500,000. The 300 Four Falls Borrower deposited $998,562 at loan origination for tenant improvements related to nine various tenants ranging from $10,422 to $438,060 for each tenant.

Lockbox and Cash Management. The 300 Four Falls Whole Loan has a hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during the continuance of a Cash Sweep Period, the 300 Four Falls Borrower will be required to deposit all excess cash with respect to the 300 Four Falls Whole Loan to an account to be held by the lender as additional security for the 300 Four Falls Whole Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio being less than 1.10x for two consecutive calendar quarters and will end upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSBAM 2016-C29	300 Four Falls

Additional Secured Indebtedness (not including trade debts). The 300 Four Falls Property also secures the 300 Four Falls Pari Passu Companion Loan, which has a Cut-off Date principal balance of $20,000,000 and is currently held by Bank of America, N.A. and expected to be contributed to a future securitization trust. The 300 Four Falls Pari Passu Companion Loan accrues interest at the same rate as the 300 Four Falls Mortgage Loan. The 300 Four Falls Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 300 Four Falls Pari Passu Companion Loan. The holders of the 300 Four Falls Mortgage Loan and the 300 Four Falls Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 300 Four Falls Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The 300 Four Falls Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 300 Four Falls Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the 300 Four Falls Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premium for a separate “Special Form” or “All Risk” policy or equivalent policy insuring only the 300 Four Falls Property on a stand-alone basis.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

MSBAM 2016-C29	Penn Square Mall

Mortgage Loan No. 3 – Penn Square Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

MSBAM 2016-C29	Penn Square Mall

Mortgage Loan No. 3 – Penn Square Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

MSBAM 2016-C29	Penn Square Mall

Mortgage Loan No. 3 – Penn Square Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSBAM 2016-C29	Penn Square Mall

Mortgage Loan No. 3 – Penn Square Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSBAM 2016-C29	Penn Square Mall

Mortgage Loan No. 3 – Penn Square Mall

Penn Square Mall
1901 Northwest Expressway
Oklahoma City, OK 73118
Edmond
E. 33rd St.
E. Memorial Rd.
John Kilpatrick Turnpike
Quail Springs Mall
The Shops at Quail Springs
Quail Springs Marketplace
N. Pennsylvania Ave.
N. Western Ave.
NW 122nd St.
AMTRAK
Silverhorn Golf Club
E. Hefner Rd.
N. Eastern Ave.
N. Bryant Ave.
The Village
E. Britton Rd.
Broadway Extension
Walter M. Harrison Park
OKLAHOMA COUNTY
Lake Hefner
Lake Hefner Golf Club
Stars And Stripes Park
Northwest Expwy.
W. Wilshire Blvd.
NW Grand Blvd.
Nichols Hills
OKC Golf and Country Club
N. May Ave.
Wiley Post Airport
NW 63rd St.
Natl. Cowboy & Western Heritage Museum
NE 63rd St.
Deaconess Hospital
Integris Baptist Medical Center
Dolese Youth Park
Remington Park
NW 50th St.
NE 50th St.
Science Museum Oklahoma
OKC Zoo
Lincoln Park Golf Course
Twin Hills Golf and Country Club
N. Coltrane Rd.
SW Coll. of Christian Ministry
Southern Nazarene University
NW 39th Expwy.
NW 36th St.
NE 36th St.
N. Classen Blvd.
N. Walker Ave.
N. Santa Fe Ave.
N. Lincoln Blvd.
N. Kelley Ave.
N. MLK Ave.
Bethany
OKLAHOMA CITY
Oklahoma Railway Museum
NE 30th St.
Oklahoma City University
State Capitol
NW 23rd St.
NE 23rd St.
N. Rockwell Ave.
N. MacArthur Blvd.
N. Meridian Ave.
N. Portland Ave.
Columbia Bethany Hospital
Oklahoma Heritage Museum
NW 16th St.
NE 16th St.
OU Medical Center
NW 10th St.
NE 10th St.
St. Anthony Hospital
OKC National Memorial
NE 8th St.
NE 4th St.
Douglass Park
Oklahoma River
State Fair Park
Downtown
Devon Tower
Bricktown
The Outlet Shoppes at Oklahoma City
W. Reno Ave.
Myriad Botanical Gardens/Cox Conv. Center
Chesapeake Energy Arena
Bricktown Ballpark
E. Reno Ave.
E. Grand Blvd.
OKC Downtown Airpark
Sertoma Park
S. Pennsylvania Ave.
S. Western Ave.
Wiley Post Park
SE 15th St.
Del City
S. MacArthur Blvd.
S. Meridian Ave.
S. Portland Ave.
S. May Ave.
SW 25th St.
Trosper Park Golf Course
SW 29th St.
SE 29th St.
Newcastle Rd.
Woodson Park
SW Grand Blvd.
SE Grand Blvd.
Trosper Park
Integris Southwest Medical Ctr.
SW 44th St.
SE 44th St.
S. Santa Fe Ave.
S. Shields Blvd.
S. Eastern Ave.
S. Bryant Ave.
S. Sunnylane Rd.
Will Rogers World Airport
Piedmont
Edmond
Jones
Yukon
Spencer
Bethany
Choctaw
Midwest City
Del City
Mustang
Moore
Tuttle
Newcastle
Norman
Lake Thunderbird
H.E. Bailey Tpke
Turner Tpke

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSBAM 2016-C29	Penn Square Mall

Mortgage Loan No. 3 – Penn Square Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$46,600,000			Location:	Oklahoma City, OK 73118
Cut-off Date Balance(1):	$46,600,000			General Property Type:	Retail
% of Initial Pool Balance:	5.8%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1960/1982;2013
Mortgage Rate:	3.8420%			Size(3):	1,062,281 SF
Note Date:	12/22/2015			Cut-off Date Balance per SF(1):	$194
First Payment Date:	2/1/2016			Maturity Date Balance per SF(1):	$194
Maturity Date:	1/1/2026			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 Months			UW NOI:	$33,917,200
Seasoning:	4 months			UW NOI Debt Yield(1):	16.4%
Prepayment Provisions:	LO (28); DEF (85); O (7)			UW NOI Debt Yield at Maturity(1):	16.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	4.10x
Additional Debt Type:	Pari Passu/B Note			Most Recent NOI:	$32,948,491 (12/31/2015)
Additional Debt Balance:	$159,900,000/$103,500,000			2nd Most Recent NOI:	$31,670,307 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$27,850,874 (12/31/2013)
Reserves(2)				Most Recent Occupancy:	98.8% (12/7/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.0% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	99.0% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$660,000,000 (11/17/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	31.3%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	31.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$310,000,000	100.0%	Loan Payoff:	$93,238,354	30.1%
			Closing Costs:	$1,083,949	0.3%
			Return of Equity:	$215,677,697	69.6%
Total Sources:	$310,000,000	100.0%	Total Uses:	$310,000,000	100.0%

(1)	The Penn Square Mall Mortgage Loan is part of the Penn Square Mall Whole Loan, which is comprised of three pari passu senior notes and one subordinate note with an aggregate original principal balance of $310,000,000. The three Penn Square Mall pari passu senior notes have a combined original principal balance of $206,500,000 and the subordinate note has an original principal balance of $103,500,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the three senior notes totaling $206,500,000 without regard to the subordinate note. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Penn Square Mall Whole Loan (including the subordinate note) are $292, $292, 2.73x, 10.9% 10.9%, 47.0% and 47.0%, respectively.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Penn Square Mall Property size includes two anchor tenants, J.C. Penney (125,000 SF) and Macy’s (160,000 SF), which stores were constructed, and are owned, by the anchors themselves upon land sub-ground leased from the Borrower.

The Mortgage Loan. The third largest mortgage loan (the “Penn Square Mall Mortgage Loan”) is part of a non-serviced pari passu-AB whole loan (the “Penn Square Mall Whole Loan”) evidenced by (i) three pari passu senior notes in the aggregate original principal amount of $206,500,000 and (ii) one subordinate note in the original principal amount of $103,500,000, all of which are secured by the same leasehold mortgage encumbering the super-regional mall known as Penn Square Mall in Oklahoma City, Oklahoma (the “Penn Square Mall Property”). The Penn Square Mall Mortgage Loan is evidenced by one pari passu note (Note A-1C) with an outstanding principal balance as of the Cut-off Date of $46,600,000. Note A-1A in the original principal amount of $69,900,000 and Note A-1B in the original principal amount of $90,000,000 represent non-serviced pari passu companion loans (the “Penn Square Mall Non-Serviced Pari Passu Companion Loans”), and are pari passu with the Penn Square Mall Mortgage Loan. Note A-2 in the original principal amount of $103,500,000 (the “Penn Square Mall Subordinate Companion Loan”) is generally subordinate to the Penn Square Mall Mortgage Loan and the Penn Square Mall Non-Serviced Pari Passu Companion Loans. See “Description of the Mortgage Pool—The Whole Loans—the Non-Serviced Pari Passu-AB Whole Loans—The Penn Square Mall Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Penn Square Mall Mortgage Loan will be included in the MSBAM 2016-C29 securitization trust. The Penn Square Mall Non-Serviced Pari Passu Companion Loan represented by promissory Note A-1A and the Penn Square Mall Subordinate Companion Loan were contributed to the MSCI 2016-PSQ securitization trust. The Penn Square Mall Non-Serviced Pari Passu Companion Loan represented by Note A-1B was contributed to the MSBAM 2016-C28 securitization trust. The Penn Square Mall Whole Loan will be serviced pursuant to the terms of the MSCI 2016-PSQ trust and servicing agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

MSBAM 2016-C29	Penn Square Mall

The proceeds of the Penn Square Mall Whole Loan were used to refinance a previous loan of approximately $93,238,354, secured by the Penn Square Mall Property, pay closing costs and return equity to the Penn Square Mall Borrower (as defined below).

The Borrower and the Sponsor. The borrower is Penn Square Mall, LLC (the “Penn Square Mall Borrower”), a previously existing single-purpose Delaware limited liability company with two independent directors. The Penn Square Mall Borrower is owned indirectly by Simon Property Group, L.P. (the “Penn Square Mall Sponsor”), which is the operating partnership of Simon Property Group, Inc. (“Simon”). The Penn Square Mall Property is managed by Simon Management Associates, LLC, an affiliate of the Penn Square Mall Borrower and the Penn Square Mall Sponsor. Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, thirteen mills, three community centers, and fourteen other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF.

The Penn Square Mall Whole Loan will be recourse to the Penn Square Mall Sponsor pursuant to standard carve-outs, however, the guaranty and the environmental indemnity agreement provide that the Penn Square Mall Sponsor’s recourse liability under the non-recourse carve-out guaranty and environmental indemnity may not exceed $62,000,000 in the aggregate.

The Penn Square Mall Borrower is affiliated with the borrower of two mortgage loans through partial or complete direct or indirect ownership, identified as Grove City Premium Outlets and Gulfport Premium Outlets in Annex A-1 to the Preliminary Prospectus.

The Property. The Penn Square Mall Property is an enclosed, two-level super regional mall, comprised of approximately 1,062,281 total SF. The mall was originally developed in 1960 as an outdoor retail center, converted to an indoor mall in 1982 and renovated in 1995, 2000, 2007 and most recently in 2013, which included updates to the food court and building entrances as well as new landscaping, pylon and monument signs and updates to mall finishes. Penn Square Mall is located approximately five miles north of the Oklahoma City central business district, at the intersection of North Pennsylvania Avenue and Northwest Expressway and is located just west of Interstate 44. Interstate 44 connects to Interstates 235 and 35, approximately two miles and five miles, respectively, to the east of the Penn Square Mall Property.

Penn Square Mall features four anchor tenants – J.C. Penney and Macy’s, which stores were constructed, and are owned, by the anchors themselves upon land sub-ground leased from the Penn Square Mall Borrower and do not contribute underwritten base rent, as well as Dillard’s Women and Dillard’s Men. Three out of four anchors have been at Penn Square Mall for at least 20 years. The total anchor space comprises approximately 55.4% of the total SF at Penn Square Mall. In addition to the anchors, the Penn Square Mall Property is leased to over 120 additional tenants including a 10-screen AMC Theatres, Apple, Forever 21, Pottery Barn, Victoria’s Secret and The Gap, as well as thirteen food court tenants. As of December 7, 2015, the Penn Square Mall Property had an occupancy rate of 98.8%. Since 2006, total occupancy excluding anchors, outparcels and office space and including temporary tenants at Penn Square Mall has ranged from 96.0% to 100.0%, with an average occupancy rate of 98.5%. Over the same time period, total occupancy excluding temporary tenants ranged from 94.0% to 99.0%, with an average occupancy rate of 97.0%.

The Penn Square Mall Property consists of a ground leasehold interest (the “Penn Square Mall Ground Lease”). The Penn Square Mall Ground Lease means that certain Lease Agreement dated as of September 29, 1958 with an expiration date of September 30, 2060, with no extension options. Ground rent due during the loan term under the terms of the ground lease is equal to the greater of (i) $500,000 (increased every five years, commencing January 1, 1996, based on the consumer price index) or (ii) the sum of (a) 0.375% of the gross annual sales made during each lease year by all retail tenants and (b) 4.625% of the gross annual rents of all tenants not included in clause (a) and who occupy their respective premises on a monthly “flat rate” or annual rental basis. An additional $25,000, subject to increase (based on the consumer price index) every five (5) years commencing January 1, 1991, is due with respect to an additional parcel that was added to the initial ground leased property, which is also included in the percentage rent calculation described above.

Comparable tenants produced TTM August 2015 sales of approximately $753 PSF. Without the Apple tenant, comparable sales were approximately $618 PSF. The average TTM August 2015 comparable tenant occupancy cost was 12.5% (15.3% excluding Apple). Since 2012, the Penn Square Mall Borrower has pushed occupancy costs higher, from 10.4% as of 2012 to 12.5% as of TTM August 2015, by increasing rents. Despite increasing occupancy costs, the Penn Square Mall Property has remained nearly 100.0% occupied.

The following table presents a summary of historical in-line sales, occupancy costs and total mall sales.

Historical Sales Summary
	Comparable In-line Tenant Sales PSF		Comparable In-line Tenant Occupancy Cost(1)		Total Comparable In-line Sales	Total Mall Sales(2)
Year	w/ Apple	w/o Apple	w/ Apple	w/o Apple
2011	$780	$623	10.7%	13.5%	$167,532,000	$279,057,000
2012	$799	$626	10.4%	13.4%	$180,188,000	$316,247,000
2013	$753	$619	10.9%	13.3%	$181,715,000	$334,893,000
2014	$759	$634	11.1%	13.3%	$193,013,000	$353,690,000
8/31/2015 TTM(3)	$753	$618	12.5%	15.3%	$191,488,000	$352,463,000

(1)	Occupancy Cost % calculations are based on UW Total Rent (base rent, recoveries, % rent in lieu and overage rent) excluding utilities/HVAC recoveries, divided by sales from the respective year.

(2)	Total Mall Sales include borrower provided estimates for anchor tenants.

(3)	For TTM figures, comparable in-line tenants are defined as all stores less than 10,000 SF with at least 12 months of sales data.

Major Tenants.

AMC Theatres (37,657 SF, 4% of NRA, 3% of underwritten base rent). American Multi-Cinema, Inc. leases 37,657 SF at the Penn Square Mall Property and operates the space as a 10-screen movie theater. The lease began on January 28, 2013 and has a current expiration date of January 31, 2028, with two five-year lease renewal options. American Multi-Cinema, Inc. is owned by AMC Entertainment Holdings, Inc. (“AMC”) (NYSE: AMC). As of September 30, 2015, AMC operates 348 locations with 4,937 screens in the United States.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Penn Square Mall

Forever 21 (31,255 SF, 3% of NRA, 5% of underwritten base rent). Forever 21 Retail, Inc. (“Forever 21”) leases 31,255 SF at the Penn Square Mall Property. The lease began on November 12, 2012 and has a current expiration date of January 31, 2023. Forever 21 is a privately held fashion retailer with over 480 stores under the Forever 21, XXI Forever, For Love 21, Heritage 1981 and Reference brands.

The Gap (12,827 SF, 1% of NRA, 4% of underwritten base rent). The Gap (“Gap”) leases 12,827 SF at the Penn Square Mall Property. The lease began on September 3, 2013 and has a current expiration date of January 31, 2024. Founded in 1969, Gap (NYSE: GPS) is a fashion retailer with over 3,300 stores, almost 400 franchise stores and e-commerce sites.

The following table presents certain information relating to the anchor tenants and major tenants. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Penn Square Mall Property. The operating covenants of the anchor tenants have expired.

Tenant Summary
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(1)	Tenant SF	% of Collateral SF	Annual UW Rent(2)	Annual UW Rent PSF(3)	Sales (TTM 8/31/2015)(4)		Occ. Cost %(5)	Lease Expiration
						$	PSF(3)
Anchors
Dillard’s Women	Baa3/BBB-/BBB-	170,609	16.1%	$871,800	$5.11	$40,728,000	$239	2.4%	1/31/2017
Macy’s (Ground Lease)	Baa2/BBB+/BBB+	160,000	15.1%	N/A	N/A	26,300,000	$164	0.3%	9/30/2060
Dillard’s Men	Baa3/BBB-/BBB-	132,528	12.5%	$157,483	$1.19	21,594,000	$163	3.4%	1/31/2017
J.C. Penney (Ground Lease)	Caa1/CCC+/B-	125,000	11.8%	N/A	N/A	12,938,000	$104	1.1%	12/31/2025
Subtotal/Wtd. Avg.		588,137	55.4%			$101,560,000	$173	1.9%

Major > 10,000 SF
AMC Theatres(6)	NR/NR/NR	37,657	3.5%	$658,998	$17.50	$9,526,000	$952,600	10.4%	1/31/2028
Forever 21	NR/NR/NR	31,255	2.9%	$1,181,784	$37.81	5,665,000	$181	21.1%	1/31/2023
The Gap	Baa2/BBB-/BBB-	12,827	1.2%	$954,073	$74.38	4,663,000	$364	29.2%	1/31/2024
Victoria’s Secret	NR/NR/NR	11,136	1.0%	$551,232	$49.50	7,301,000	$656	11.5%	1/31/2024
Cheesecake Factory	NR/NR/NR	10,481	1.0%	$419,240	$40.00	9,125,000	$871	6.4%	1/31/2027
Pottery Barn	NR/NR/NR	10,340	1.0%	$281,145	$27.19	4,375,000	$423	13.6%	1/31/2023
Subtotal/Wtd. Avg.		113,696	10.7%	$4,046,472	$35.59	$40,655,000	$358	13.7%

Top 10 In-Line(7)
Microsoft(8)	Aaa / AAA / AA+	6,526	0.6%	$735,611	$112.72	$8,826,000	$1,352	10.9%	1/31/2024
Zales Jewelers	NR / NR / NR	1,317	0.1%	$646,980	$491.25	$3,812,000	$2,894	17.1%	2/28/2023
Champs Sports	NR / NR / NR	6,322	0.6%	$568,980	$90.00	N/A	N/A	N/A	6/30/2025
Helzberg Diamonds	NR / NR / NR	1,737	0.2%	$492,449	$283.51	$4,507,000	$2,595	12.2%	1/31/2023
Williams-Sonoma	NR / NR / NR	7,952	0.7%	$415,731	$52.28	$3,876,000	$487	16.6%	1/31/2024
Buckle	NR / NR / NR	6,390	0.6%	$408,002	$63.85	$5,661,000	$886	10.7%	1/31/2021
Bath & Body Works	NR / NR / NR	5,454	0.5%	$370,872	$68.00	N/A	N/A	N/A	2/28/2027
American Eagle Outfitters	NR / NR / NR	6,879	0.6%	$371,397	$53.99	$3,112,000	$452	18.8%	1/31/2020
Express	NR / NR / NR	9,000	0.8%	$371,160	$41.24	$3,940,000	$438	16.8%	1/31/2024
Apple	NR / Aa1 / AA+	4,600	0.4%	$336,076	$73.06	$37,139,000	$8,074	0.9%	12/31/2026

All other Tenants < 10,000 SF		347,712	32.7%	$21,111,085	$60.71	$210,249,000
Vacant		12,736	1.2%	$0	$0.00
Total Property SF		1,062,281	100.0%	$26,186,840	$34.25	$352,464,000

Comparable In-Line		254,280				$191,488,000	$753	12.5%
Comparable In-Line Without Apple(9)		249,680				$154,348,000	$618	15.3%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual UW Rent includes contractual rent steps equal to $592,858 through December 2016, as well as a total of $586,758 of rent for two tenants (Texas de Brazil and Bath & Body Works) which have executed leases but have not yet taken occupancy of their space or commenced paying rent. Annual UW Rent PSF excludes Macy’s (Ground Lease) and J.C. Penney (Ground Lease), as well as vacant space. See “Underwritten Base Rental Revenue” in the notes to the Cash Flow Analysis for additional detail.

(3)	PSF figures exclude vacant space.

(4)	Tenant sales for TTM ended August 31, 2015, except for J.C. Penney which sales information is as of year-end 2014.

(5)	Occupancy Cost % calculations are based on UW Total Rent (UW base rent, recoveries, % rent in lieu and overage rent) including utilities/HVAC recoveries, divided by 8/31/15 TTM Sales.

(6)	Sales PSF for AMC Theatres are based on 10 screens.

(7)	Top 10 In-Line tenants based on UW base rent.

(8)	Tenant may terminate the lease with 150-day notice if annual sales during the 3rd lease year (November 2016) are less than $15,000,000.

(9)	Apple leases approximately 4,600 SF (0.4% of NRA) of in-line space at the Penn Square Mall Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Penn Square Mall

The following table presents certain information relating to the lease rollover schedule at the Penn Square Mall Property:

Lease Rollover Schedule
Year	# of Leases Rolling	SF Rolling(1)	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling(2)	UW Rent PSF Rolling(3)	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2016	14	29,376	2.8%	2.8%	$1,718,570	$58.50	6.6%	6.6%
2017	14	343,278	32.3%	35.1%	$3,074,590	$8.96	11.7%	18.3%
2018	8	17,616	1.7%	36.7%	$905,956	$51.43	3.5%	21.8%
2019	13	32,382	3.0%	39.8%	$1,717,056	$53.03	6.6%	28.3%
2020	10	28,388	2.7%	42.5%	$1,536,394	$54.12	5.9%	34.2%
2021	9	41,488	3.9%	46.4%	$1,771,300	$42.69	6.8%	41.0%
2022	15	28,488	2.7%	49.0%	$2,498,532	$87.70	9.5%	50.5%
2023	12	53,975	5.1%	54.1%	$3,427,895	$63.51	13.1%	63.6%
2024	18	77,915	7.3%	61.5%	$4,884,786	$62.69	18.7%	82.2%
2025	12	169,118	15.9%	77.4%	$2,555,105	$57.92	9.8%	92.0%
2026	4	13,928	1.3%	78.7%	$647,545	$46.49	2.5%	94.5%
2027 and Beyond	5	213,593	20.1%	98.8%	$1,449,110	$27.04	5.5%	100.0%
Vacant	0	12,736	1.2%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	134	1,062,281	100.0%		$26,186,840	$34.25	100.0%

(1)	Based on Borrower’s owned space and excludes storage space.

(2)	Total UW Rent Rolling includes contractual rent steps equal to $592,858 through December 2016, as well as a total of $586,758 of rent for two tenants (Texas de Brazil and Bath & Body Works) which have executed leases but have not yet taken occupancy of their space or commenced paying rent.

(3)	UW Rent PSF Rolling excludes Macy’s (Ground Lease) and J.C. Penney (Ground Lease), as well as vacant space.

The Market. The Penn Square Mall Property is located in Oklahoma City, Oklahoma in Oklahoma County, within the central portion of the Oklahoma City central business statistical area (the “Oklahoma City CBSA”), which is part of the larger Oklahoma City Metropolitan Statistical Area (the “Oklahoma City MSA”). The Penn Square Mall Property is situated in the northeast corner of the Northwest Expressway and North Pennsylvania Avenue intersection in the City of Oklahoma City. This location is approximately five miles north of the Oklahoma City central business district and approximately eight miles northeast of the Will Rogers International Airport. The Penn Square Mall Property is located just west of the Interstate 44 and Northwest Expressway exchange. Interstate 44 runs in an east-west direction through the north portion of the Oklahoma City CBSA and connects to Interstates 235 and 35 approximately two miles and five miles, respectively, to the east. Interstates 235 and 35 are north-south thoroughfares connecting the Oklahoma City CBSA to the Dallas/Fort Worth Metroplex. The Penn Square Mall Property acts as a commercial/retail hub for the area, with additional retail development in the area consisting of power and strip centers. Average household income in the Penn Square Mall primary trade area was $62,478 for 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Penn Square Mall

The appraiser concluded a primary trade area of a 10-mile radius around the Penn Square Mall Property and a secondary trade area of a 15-mile radius around the Penn Square Mall Property. A summary of demographics in the primary and secondary trade areas compared to the Oklahoma City CBSA, Oklahoma and the United States is presented below.

Demographic Summary

Statistic	10-mile Radius	15-mile Radius	Oklahoma City CBSA	Oklahoma	United States
Population
2000	553,072	766,021	1,095,420	3,450,691	281,422,025
2015	629,512	935,893	1,347,294	3,897,660	319,507,044
2020 (projected)	643,166	976,022	1,410,727	4,019,455	332,559,851
% Increase 2000-2015	13.8%	22.2%	23.0%	13.0%	13.5%
% Increase 2015-2020	2.2%	4.3%	4.7%	3.1%	4.1%

Average Household Income
2000	$45,638	$48,857	$48,339	$44,478	$56,675
2015	$62,478	$69,247	$69,143	$63,093	$76,502
2020 (projected)	$71,894	$79,978	$80,109	$73,331	$87,705
% Increase 2000-2015	36.9%	41.7%	43.0%	41.9%	35.0%
% Increase 2015-2020	15.1%	15.5%	15.9%	16.2%	14.6%

Household Statistics
2000	226,874	305,761	429,743	1,342,311	105,480,443
2015	255,541	372,011	527,775	1,520,138	120,853,189
2020 (projected)	262,812	390,190	555,686	1,576,576	126,398,391
% Increase 2000-2014	12.6%	21.7%	22.8%	13.2%	14.6%
% Increase 2014-2019	2.8%	4.9%	5.3%	3.7%	4.6%

As provided by a third party research provider, the Penn Square Mall Property is located in the North Central submarket of the Oklahoma City retail market, encompassing approximately 23.3% of the region’s retail inventory. As of Q3 2015, the Oklahoma City retail market had a vacancy rate of 13.3% and the North Central submarket had a vacancy rate of 11.7%. In the same period, asking rents in the Oklahoma City retail market were $11.75 PSF and the asking rents in the North Central submarket were $12.39 PSF.

Competitive Property Summary
Property Name	Center Type	Proximity	Total GLA	Year Built	Year Renovated	Anchor Tenants	Occupancy	In-line Sales PSF(1)
Penn Square Mall	Super Regional	N/A	1,062,281	1960	1982, 1995, 2000, 2007, 2013	Dillard’s Women J.C. Penney, Macy’s Dillard’s Men	99%	$753
Primary Competition
Quail Springs Mall	Super Regional	6 miles N	1,114,927	1980	1998	Dillard’s J.C. Penney Macy’s Von Maur AMC Theatres	88%	$350
Sooner Mall	Regional	21 miles S	487,774	1975	2000	Dillard’s J.C. Penney Sears	99%	$410
Secondary Competition
Outlet Shoppes at Oklahoma City	Outlet	7 miles SW	406,951	2011	2014	Forever 21 Nike Polo Ralph Lauren Hanesbrand	100%	NAP
Shawnee Mall	Super Regional	36 miles W	719,326	1989	2011	Dillard’s J.C. Penney Kohl’s Jones Theatre Vacant	80%	NAP

Source: Appraisal

(1)	In-line Sales PSF for the Penn Square Mall Property is as of August 31, 2015.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Penn Square Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to historical operating performance and the Underwritten Net Cash Flow at the Penn Square Mall Property:

Cash Flow Analysis
	2012	2013	2014	2015	2015 Reforecast(1)	UW		UW PSF(2)
Base Rental Revenue	$19,702,651	$21,824,466	$24,056,721	$24,965,708	$24,946,421	$26,186,839(3)		$33.69
Temp Tenant Rent	$1,731,051	$2,002,734	$2,000,430	$2,003,355	$2,055,188	$2,000,430		$2.57
Overage Rent	$986,243	$819,084	$965,740	$1,214,137	$1,044,554	$1,044,554		$1.34
Other Rent	$241,473	$217,856	$218,615	$247,215	$238,796	$218,615		$0.28
Total Minimum Rent	$22,661,418	$24,864,140	$27,241,506	$28,430,415	$28,284,959	$29,450,438		$37.89
Expense Reimbursements	10,917,474	$11,583,612	$12,996,061	$13,407,046	$13,515,171	$13,435,697		$17.29
Other Income	$446,828	$315,625	$436,375	$448,329	$478,442	$478,442(4)		$0.62
Total Gross Income	$34,025,720	$36,763,377	$40,673,942	$42,285,790	$42,278,572	$43,364,577		$55.79
Vacancy and Credit Loss	$0	$0	$0	$0	$0	$0		$0
Effective Gross Income	$34,025,720	$36,763,377	$40,673,942	$42,285,790	$42,278,572	$43,364,577		$55.79
Recoverable Expenses
Repairs & Maintenance	$633,488	$792,953	$450,178	$593,870	$585,693	$585,693		$0.75
Security	$739,103	$786,142	$753,142	$781,220	$780,876	$780,876		$1.00
Cleaning Expense	$584,890	$590,722	$595,082	$583,176	$570,599	$570,599		$0.73
Utilities	$1,566,083	$1,416,376	$1,628,541	$1,494,381	$1,529,457	$1,529,457		$1.97
Real Estate Taxes	$1,168,192	$1,342,888	$1,429,091	$1,494,209	$1,538,157	$1,461,824		$1.88
Insurance	$506,813	$528,534	$490,016	$470,257	$470,255	$450,737		$0.58
Administrative	$456,320	$488,638	$525,204	$496,296	$489,694	$489,694		$0.63
Marketing	$558,950	$750,171	$823,816	$921,409	$982,915	$982,915		$1.26
Management Fees	$676,328	$729,913	$807,021	$869,614	$839,831	$1,000,000		$1.29
Ground Lease	$1,409,217	$1,418,963	$1,481,410	$1,476,495	$1,391,166	$1,496,037		$1.92
Other Expenses	$138,101	$67,203	$20,134	$156,372	$99,546	$99,546		$0.13
Total Expenses	$8,437,485	$8,912,503	$9,003,635	$9,337,299	$9,278,189	$9,447,378		$12.15
Net Operating Income	$25,588,235	$27,850,874	$31,670,307	$32,948,491	$33,000,383	$33,917,200		$43.64
Capital Reserves	$0	$0	$0	$0	$0	$77,728		$0.10
Tenant Improvements	$0	$0	$0	$0	$0	$135,083		$0.17
Leasing Commissions	$0	$0	$0	$0	$0	$686,485		$0.88
Net Cash Flow	$25,588,235	$27,850,874	$31,670,307	$32,948,491	$33,000,383	$33,017,904		$42.48

Occupancy%	99.0%	99.0%	99.0%	N/A	N/A	98.8%	(5)
NOI DSCR(6)	3.18x	3.46x	3.94x	4.10x	4.10x	4.22x
NCF DSCR(6)	3.18x	3.46x	3.94x	4.10x	4.10x	4.10x
NOI Debt Yield(7)	12.4%	13.5%	15.3%	16.0%	16.0%	16.4%
NCF Debt Yield(7)	12.4%	13.5%	15.3%	16.0%	16.0%	16.0%

(1)	2015 Reforecast consists of the actual operating history for the eight months from January 2015 through August 2015 and the Penn Square Mall Borrower’s budget for September 2015 through December 2015.

(2)	UW PSF excludes 285,000 SF attributed to Macy’s (Ground Lease) and J.C. Penney (Ground Lease).

(3)	UW Base Rental Revenue is based on the rent roll as of December 7, 2015 and includes rent steps taken through December 2016 as well as a total of $586,758 of rent for two tenants (Texas de Brazil and Bath & Body Works) which have executed leases but have not yet taken occupancy of their space or commenced paying rent.

(4)	UW Other Income includes media, valet, storage and other miscellaneous income.

(5)	UW Occupancy is based on square footage of 1,062,281 (based on December 7, 2015 rent roll) and reflects in place occupancy, including Texas de Brazil, Bath & Body Works and Great Wraps Grill (in aggregate representing 1.2% of square footage), which have executed leases but have not yet taken occupancy.

(6)	NOI DSCR and NCF DSCR are based on the three senior notes totaling $206,500,000 without regard to the subordinate note and are calculated based on the sum of the debt service payments for such senior notes.

(7)	NOI Debt Yield and NCF Debt Yield are based on the three senior notes totaling $206,500,000 without regard to the subordinate note.

Escrows and Reserves. During the continuance of a Trigger Period (defined below), the Penn Square Mall Borrower is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Penn Square Mall Borrower maintains an acceptable blanket policy). During the continuance of a Trigger Period, the Penn Square Mall Borrower is required to make monthly deposits equal to $16,217 into an escrow for replacements and repairs on each monthly payment date on which the balance in such escrow is less than $389,208. During the continuance of a Trigger Period, the Penn Square Mall Borrower is required to make monthly deposits equal to $64,868 into an escrow for tenant improvements and leasing commissions on each monthly payment date on which the balance in such escrow is less than $1,556,832.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

MSBAM 2016-C29	Penn Square Mall

Lockbox and Cash Management. A hard lockbox is in place with respect to the Penn Square Mall Whole Loan. The Penn Square Mall Whole Loan has springing cash management. Provided no Trigger Period or Cash Sweep Period (defined below) is continuing, funds in the lockbox account are swept weekly to an account designated by the Penn Square Mall Borrower. During the continuance of a Trigger Period or Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account to be established by lender. During the continuance of a Trigger Period, such funds are required to be applied on each monthly payment date to pay debt service on the Penn Square Mall Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse, during the continuance of a Cash Sweep Period, other than a Cash Sweep Period which is due to an event of default under the Penn Square Mall Whole Loan, the monthly operating expenses referenced in the annual budget (which, during a Cash Sweep Period, is required to be approved by the lender to the extent there is more than a 5% deviation from the annual budget for the prior fiscal year) and extraordinary operating expenses or capital expenses not referenced in the annual budget and approved by the lender, and to disburse the remainder (i) if a Cash Sweep Period is continuing, into an account to be held by the lender as additional security for the Penn Square Mall Whole Loan during the continuance of such Cash Sweep Period and (ii) otherwise, to the Penn Square Mall Borrower.

A “Trigger Period” will commence on the date upon which the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters is less than 1.75x for two consecutive calendar quarters, and end on the date the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.75x for two consecutive calendar quarters.

A “Cash Sweep Period” means the period:

(i) during the continuance of the event of default, or

(ii) commencing on the date upon which the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters is less than 1.25x for two consecutive calendar quarters, and ending on the date the debt service coverage ratio on the Penn Square Mall Whole Loan for the immediately preceding four calendar quarters equals or exceeds 1.25x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). In addition to the Penn Square Mall Mortgage Loan, the Penn Square Mall Property also secures the Penn Square Mall Non-Serviced Pari Passu Companion Loans and the Penn Square Mall Non-Serviced Subordinate Companion Loan. The Penn Square Mall Mortgage Loan, the Penn Square Mall Non-Serviced Pari Passu Companion Loans, and the Penn Square Mall Non-Serviced Subordinate Companion Loan all accrue interest at 3.842% per annum. Payments under the Penn Square Mall Whole Loan are generally applied (A) prior to a triggering event of default (generally, a monetary event of default or one that results in the Penn Square Mall Whole Loan being specially serviced) (i) first, to interest on the Penn Square Mall Mortgage Loan and Penn Square Mall Non-Serviced Pari Passu Companion Loans (together, the “Penn Square Mall Senior Notes”), pro rata and pari passu, (ii) second, to interest on the Penn Square Mall Non-Serviced Subordinate Companion Loan, (iii) third, to principal on the Penn Square Mall Senior Notes, pro rata and pari passu, in amounts equal to their principal entitlements (if any) for the related payment date, and (iv) fourth, to principal on the Penn Square Mall Non-Serviced Subordinate Companion Loan in an amount equal to its principal entitlement (if any) for the related payment date and (B) during the continuance of a triggering event of default, (i) first, to accrued and unpaid interest on the Penn Square Mall Senior Notes on a pro rata and pari passu basis, (ii) second, to accrued and unpaid interest on the Penn Square Mall Subordinate Companion Loan; (iii) third, to principal on the Penn Square Mall Senior Notes on a pro rata and pari passu basis until their principal balances have been reduced to zero and then (iv) fourth, to principal on the Penn Square Mall Non-Serviced Subordinate Companion Loan until its principal balance has been reduced to zero. Such priorities and the allocation of collections on the Penn Square Mall Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the Penn Square Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Penn Square Mall Whole Loan” in the Preliminary Prospectus.

The following table presents certain information relating to the Penn Square Mall Whole Loan:

Full Debt Summary
		Cumulative Balance	Cumulative Loan PSF(1)	Cumulative LTV(2)	Cumulative NOI DY(2)(3)	Cumulative NCF DSCR(2)(3)
Penn Square Mall Non-Serviced Pari Passu Companion Loans $159,900,000 Note A-1A and Note A-1B	Penn Square Mall Mortgage Loan $46,600,000 Note A-1C	$206,500,000	$194	31.3%	16.4%	4.10x
Penn Square Mall Non-Serviced Subordinate Companion Loan $103,500,000 Note A-2		$310,000,000	$292	47.0%	10.9%	2.73x
Implied Equity(4)		$350,000,000

(1)	Based on square footage of 1,062,281, which includes Macy’s (160,000 SF, ground leased) and J.C. Penney (125,000 SF, ground leased).

(2)	With respect to the Penn Square Mall Mortgage Loan, Cumulative LTV, Cumulative NOI DY and Cumulative NCF DSCR take into account the Penn Square Mall Non-Serviced Pari Passu Companion Loans.

(3)	Based on UW NOI of $33,917,200 and UW NCF of $33,017,904 and actual debt service.

(4)	Based on $660,000,000 appraised value as of November 17, 2015.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Penn Square Mall Borrower is required to obtain insurance against acts of terrorism to the extent such insurance is available; provided, that (A) the Penn Square Mall Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below) and (B) any such policy may have a deductible that is reasonable with respect to properties similar to the Penn Square Mall Property and for the geographic region where the Penn Square Mall Property is located, so long as such deductible does not exceed $5,000,000. “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Penn Square Mall Borrower for the policies insuring only the Penn Square Mall Property (excluding the wind and flood components of such insurance premiums).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

MSBAM 2016-C29	Reger Industrial Portfolio

Mortgage Loan No. 4 – Reger Industrial Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

MSBAM 2016-C29	Reger Industrial Portfolio

Mortgage Loan No. 4 – Reger Industrial Portfolio

Blythewood
Elgin
Northeast
Arcadia
Lakes
Irmo
Harbison
State Forest
Seven
Oaks
St.
Andrews
Dentsville
Woodfield
Arcadia
Lakes
COLUMBIA
Forest
Acres
Fort Jackson
Military
Reservation
Lexington
Oak
Grove
West
Columbia
Springdale
Cayce
Columbia
Metropolitan
Airport
Red Bank
Pine Ridge
Hopkins
McEntire Joint
Natl. Guard
Base
RICHLAND
COUNTY
LEXINGTON
COUNTY
KERSHAW
COUNTY
FAIRFIELD
COUNTY
1
5

Sangaree
Summerville
Ladson
Goose
Creek
Lincolnville
FRANCIS
MARION
NATIONAL
FOREST
BERKELEY
COUNTY
Wando
DORCHESTER
COUNTY
Hanahan
Charleston
International
Airport
North
Charleston
CHARLESTON
COUNTY
CHARLESTON
Mount
Pleasant
Isle of
Palms
Ravenel
Johns
Island
Hollywood
James
Island
Sullivan's
Island
Charleston
Harbor
Folly
Beach
Atlantic
Ocean
2

Reger Industrial Portfolio

1	375 Metropolitan Drive	West Columbia, SC
2	3191 Ashley Phosphate Road	North Charleston, SC
3	2500 Saint Matthews Road	Orangeburg, SC
4	220 Commerce Road	Greenville, SC
5	3130 Bluff Road	Columbia, SC
6	227 Browntown Road	Bishopville, SC
7	31 Plowden Mill Road	Sumter, SC

Greer
Taylors
Greenville-
Spartanburg
Intl. Airport
Sans
Souci
Wade
Hampton
Berea
Parker
GREENVILLE
Welcome
Five
Forks
Powdersville
Gantt
Mauldin
Golden
Grove
Simpsonville
Southern Connector
PICKENS
COUNTY
ANDERSON
COUNTY
GREENVILLE
COUNTY
4

Bennettsville
NORTH
CAROLINA
Whiteville
Newberry
Winnsboro
Camden
Bishopville
Darlington
Florence
Irmo
COLUMBIA
Lexington
Sumter
Lake
City
North
Myrtle
Beach
Conway
Myrtle
Beach
SOUTH
CAROLINA
Manning
Orangeburg
Barnwell
St. George
Georgetown
Allendale
Hampton
Walterboro
FRANCIS
MARION
NATL. FOREST
North
Charleston
Charleston
Beaufort
Atlantic
Ocean
GEORGIA
Hilton
Head Island
SAVANNAH
1
2
3
5
6
7

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

MSBAM 2016-C29	Reger Industrial Portfolio

Mortgage Loan No. 4 – Reger Industrial Portfolio

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance:	$31,794,000			Location:	Various, SC
Cut-off Date Balance:	$31,742,419			General Property Type:	Industrial
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Various
Loan Purpose(1):	Refinance/Acquisition			Title Vesting:	Fee
Sponsor:	Gordon J. Reger; Reger Holdings, LLC			Year Built/Renovated:	Various
Mortgage Rate:	5.2300%			Size:	1,347,445 SF
Note Date:	3/31/2016			Cut-off Date Balance per SF:	$24
First Payment Date:	5/1/2016			Maturity Date Balance per SF:	$18
Maturity Date:	4/1/2026			Property Manager:	Reman, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information(3)
IO Period:	0 months			UW NOI(4):	$3,724,170
Seasoning:	1 month			UW NOI Debt Yield:	11.7%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity:	15.5%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.35x
Additional Debt Type:	N/A			Most Recent NOI(4):	$2,145,089 (12/31/2015)
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(2)				Most Recent Occupancy(5):	95.9% (Various)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	90.9% (12/31/2015)
RE Tax:	$174,909	$43,727	N/A	3rd Most Recent Occupancy(5):	50.8% (12/31/2014)
Insurance:	$114,535	$19,089	N/A	Appraised Value (as of)(6):	$45,420,000 (3/3/2016-4/1/2016)
Replacements:	$16,843	$16,843	N/A	Cut-off Date LTV Ratio(6):	69.9%
TI/LC:	$750,000	$35,227	$2,000,000	Maturity Date LTV Ratio(6):	53.0%
Rent Concession:	$103,141	$0	N/A
Existing TILC:	$272,620	$0	N/A
Deferred Maintenance:	$177,068	$0	N/A

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$31,794,000	100.0%	Loan Payoff:	$21,047,569	66.2%
			Purchase Price:	$7,977,929	25.1%
			Reserves:	$1,609,116	5.1%
			Closing Costs:	$276,722	0.9%
			Return of Equity:	$882,665	2.8%
Total Sources:	$31,794,000	100.0%	Total Uses:	$31,794,000	100.0%

(1)	The Reger Industrial Portfolio Borrower (defined below) refinanced a portion and acquired a second portion of the Reger Industrial Portfolio (defined below).

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all seven industrial properties that comprise the Reger Industrial Portfolio.

(4)	UW NOI increased from Most Recent NOI due to the execution of the Westinghouse Electric Company LLC lease (19.5% of NRA), the Saddle Creek Corporation lease (11.8% of NRA), the OMSK Carbon USA, LLC lease (8.7% of NRA), and the Becton, Dickinson and Co. lease (5.0% of NRA), which began in June 2015, May 2015, November 2015, and February 2016, respectively. 2nd Most Recent NOI and 3rd Most Recent NOI are not shown because the 2014 financial statements are unavailable for six properties and the 2013 financial statements are unavailable for all properties, due to the acquisition of the Reger Industrial Portfolio between 2014 and 2016.

(5)	Most Recent Occupancy as of 3/30/2016 and 5/1/2016 increased from the 2nd Most Recent Occupancy as of 12/31/2015 and the 3rd Most Recent Occupancy as of 12/31/2014 due to the execution of the Westinghouse Electric Company LLC lease (19.5% of NRA), the Saddle Creek Corporation lease (11.8% of NRA), the OMSK Carbon USA, LLC lease (8.7% of NRA), and the Becton, Dickinson and Co. lease (5.0% of NRA), which began in June 2015, May 2015, November 2015, and February 2016, respectively.

(6)	The appraised value for the 2500 Saint Matthews Road property represents the “prospective market value at completion” of $9,130,000 as of April 1, 2016, which assumes completion of deferred maintenance to the parking lot. The “as is” value as of March 3, 2016, is $9,120,000. The appraised value for the 3130 Bluff Road property represents the “prospective market value at completion” of $4,130,000 as of April 1, 2016, which assumes completion of tenant improvements to the Jushi USA space. The “as is” value as of March 4, 2016, is $3,950,000. The appraised value for the 227 Browntown Road property represents the “prospective market value at completion” of $3,000,000 as of April 1, 2016, which includes the remaining cost of on-going capital improvements. The “as is” value as of March 4, 2016, is $2,900,000. The appraised value for the 31 Plowden Mill Road property represents the “prospective market value at completion/stabilization” of $1,120,000 as of April 1, 2016, which includes the remaining cost of on-going capital improvements. The “as is” value as of March 4, 2016, is $910,000. The “as is” appraised value for the Reger Industrial Portfolio is $44,920,000, which results in a Cut-off Date LTV Ratio of 70.7% and a Maturity Date LTV Ratio of 53.5%.

The Mortgage Loan. The fourth largest mortgage loan (the “Reger Industrial Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $31,794,000, which is secured by seven first priority fee mortgages encumbering seven industrial properties containing 1,347,445 SF located throughout South Carolina (collectively, the “Reger Industrial Portfolio”). The proceeds of the Reger Industrial Portfolio Mortgage Loan were used to refinance existing debt of $21,047,569 secured by a portion of the Reger Industrial Portfolio and to acquire a portion of the Reger Industrial Portfolio (the 2500 Saint Matthews Road property) for an additional amount of $7,977,929.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

MSBAM 2016-C29	Reger Industrial Portfolio

The Borrower and the Sponsor. The borrowers under the Reger Industrial Portfolio Mortgage Loan consist of the following seven special-purpose Delaware limited liability companies, each with two independent directors: 375 Metropolitan, LLC; 3191 Ashley Phosphate, LLC; 2500 St. Matthews, LLC; 220 Commerce, LLC; 3130 Bluff Rd, LLC; 227 Browntown, LLC; 31 Plowden Mill, LLC (collectively, the “Reger Industrial Portfolio Borrower”).

The Reger Industrial Portfolio Mortgage Loan sponsors and non-recourse guarantors are Gordon J. Reger and Reger Holdings, LLC. Gordon J. Reger formed Reger Holdings, LLC in 2000, and is currently the Chairman and Chief Executive Officer. Reger Holdings, LLC is a privately-held real estate investment and development firm based in West Seneca, New York that focuses on commercial and industrial value add acquisitions and residential and mixed use developments. With its affiliates, Reger Holdings, LLC currently owns approximately 6.0 million SF of commercial and industrial space in South Carolina, New England, and Western New York, of which approximately 4.0 million SF is in South Carolina.

The Property. The Reger Industrial Portfolio is comprised of seven industrial properties containing 1,347,445 SF, located across five different markets in South Carolina. The properties were built between 1960 and 2000, with six of the seven properties renovated between 2014 and 2016. Five properties within the Reger Industrial Portfolio are single tenant properties and two properties are occupied by two tenants each. All seven properties are located within four miles of interstates or major highways and the 220 Commerce Road property is bordered to the east by the Northern & Piedmont Railroad. As of March 30, 2016, the Reger Industrial Portfolio was 95.9% occupied by nine tenants.

The following table presents further information regarding the Reger Industrial Portfolio:

Property Summary(1)
Property	Location	GLA(SF)	Year Built/ Renovated	Occ.	Clear Height (Ft.)(2)	UW NOI	% of UW NOI	Appraised Value(2)	% of Combined Appraised Value
375 Metropolitan Drive	West Columbia, SC	263,374	2000/2015	100.0%	18.1 to 24.6	$971,445	26.1%	$12,670,000	27.9%
3191 Ashley Phosphate Road	North Charleston, SC	246,735	1977/2015	96.0%	15.0 to 18.6	$835,958	22.4%	$9,380,000	20.7%
2500 Saint Matthews Road	Orangeburg, SC	319,000	1984;1988/N/A	100.0%	30.0 to 36.0	$750,474	20.2%	$9,130,000	20.1%
220 Commerce Road	Greenville, SC	158,889	1967/2015	100.0%	18.0	$478,215	12.8%	$5,990,000	13.2%
3130 Bluff Road	Columbia, SC	174,172	1960/2014-2016	73.9%	14.0 to 22.0	$302,757	8.1%	$4,130,000	9.1%
227 Browntown Road	Bishopville, SC	117,865	1999/2016	100.0%	30.0	$274,617	7.4%	$3,000,000	6.6%
31 Plowden Mill Road	Sumter, SC	67,410	1965/2016	100.0%	20.0	$110,704	3.0%	$1,120,000	2.5%
Total/Wtd. Avg.		1,347,445		95.9%		$3,724,170	100.0%	$45,420,000	100.0%

(1)	Based on the underwritten rent roll.

(2)	Source: Appraisal. The appraised value for the 2500 Saint Matthews Road property represents the “prospective market value at completion” of $9,130,000 as of April 1, 2016, which assumes completion of deferred maintenance to the parking lot. The “as is” value as of March 3, 2016, is $9,120,000. The appraised value for the 3130 Bluff Road property represents the “prospective market value at completion” of $4,130,000 as of April 1, 2016, which assumes completion of tenant improvements to the Jushi USA space. The “as is” value as of March 4, 2016, is $3,950,000. The appraised value for the 227 Browntown Road property represents the “prospective market value at completion” of $3,000,000 as of April 1, 2016, which includes the remaining cost of on-going capital improvements. The “as is” value as of March 4, 2016, is $2,900,000. The appraised value for the 31 Plowden Mill Road property represents the “prospective market value at completion/stabilization” of $1,120,000 as of April 1, 2016, which includes the remaining cost of on-going capital improvements. The “as is” value as of March 4, 2016, is $910,000. The “as is” appraised value for the Reger Industrial Portfolio is $44,920,000, which results in a Cut-off Date LTV Ratio of 70.7%.

Major Tenants.

Husqvarna Consumer Outdoor Products, N.A., Inc. (“Husqvarna”) (319,000 SF, 24% of portfolio NRA, 21% of portfolio underwritten base rent). Husqvarna is the single tenant at the 2500 Saint Matthews Road property, occupying 319,000 SF under a lease expiring December 31, 2018. The lease requires an annual base rent of $896,390, with annual increases of 2.0% beginning in October 2016. Husqvarna operates as a subsidiary of Husqvarna Group, a producer of outdoor power products including chainsaws, trimmers, robotic lawn mowers and garden tractors. The company’s products and solutions are sold under brands including Husqvarna, Gardena, McCulloch, Poulan Pro, Weed Eater, Flymo, Zenoah and Diamant Boart via dealers and retailers to end-customers in more than 100 countries.

Westinghouse Electric Company LLC (“Westinghouse”) (263,374 SF, 20% of portfolio NRA, 26% of portfolio underwritten base rent). An affiliate of Westinghouse is the single tenant at the 375 Metropolitan Drive property, occupying 263,374 SF under a lease expiring August 21, 2018, with one three-year renewal option. The lease requires an annual base rent of $1,119,340, with annual increases of 3.0% beginning in August 2016. Westinghouse guarantees the lease. Westinghouse is a leading provider of safe and innovative nuclear technology, focused on helping utilities internationally improve their plant technology, reduce outage times, reduce maintenance costs, and have access to high quality nuclear fuel. The company has over 12,000 employees in 19 countries. Westinghouse is a subsidiary of Toshiba Corporation, which is rated “B3” and “B+” by Moody’s and S&P.

Saddle Creek Corporation (“Saddle Creek”) (158,889 SF, 12% of portfolio NRA, 13% of portfolio underwritten base rent). Saddle Creek is the single tenant at the 220 Commerce Road property, occupying 158,889 SF under a lease expiring April 30, 2018. The lease requires an annual base rent of $550,992 with annual increases of 2.0% beginning in May 2017. Founded in 1966 and based in Lakeland, Florida, Saddle Creek is a third party provider of logistics services which includes warehousing, transportation, packaging, fulfillment, and technology.

Soft-Tex (145,567 SF, 11% of portfolio NRA, 12% of portfolio underwritten base rent). Soft-Tex occupies 145,567 SF at the 3191 Ashley Phosphate Road property in North Charleston, South Carolina under a five-year lease expiring August 31, 2019. The lease requires an annual base rent of $510,430, with annual increases of approximately 1.1% beginning in September 2016. Soft-Tex is a manufacturer and distributor of specialty sleep products that furnishes many retailers across the country and internationally with pillows, bed toppers, mattresses, and specialty sleep accessories. Headquartered in Albany, New York, Soft-Tex operates out of four office and showroom locations.

OMSK Carbon USA, LLC (“OMSK”) (117,865 SF, 9% of portfolio NRA, 8% of portfolio underwritten base rent). OMSK is the single tenant at the 227 Browntown Road property, occupying 117,865 SF under a five-year lease expiring December 31, 2020. The lease requires an annual base rent of $192,500, which reflects a partial rent abatement for 47,865 SF of the total 117,865 SF through December 2016. Beginning in January 2017, the lease requires an annual base rent of $330,022, with annual increases of approximately 1.8%. OMSK has a one-time termination option on December 31, 2018, provided the tenant delivers written notice to the landlord before May 31, 2018, and pays a termination fee equal to the cost of all unamortized tenant improvements and leasing commissions. OMSK is the United States division of OMSK Carbon Group, the largest producer of carbon black in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

MSBAM 2016-C29	Reger Industrial Portfolio

Russia and among the top ten producers in the world. Based in Omsk, Russia, OMSK Carbon Group’s customers include tire companies, producers of mechanical rubber goods, plastics, paints, coatings, and other industries.

The following table presents certain information relating to the leases at the Reger Industrial Portfolio:

Tenant Summary(1)
Tenant	Property	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Annual UW Base Rent(3)	% of UW Base Rent	UW Base Rent PSF(3)	Original Lease Start	Lease Expiration
Husqvarna	2500 Saint Matthews Road	NR/NR/NR	319,000	$896,390	21.0%	$2.81	10/1/2008	12/31/2018
Westinghouse	375 Metropolitan Drive	NR/B3/B+	263,374	$1,119,340	26.2%	$4.25	6/3/2015	8/21/2018
Saddle Creek Corporation	220 Commerce Road	NR/NR/NR	158,889	$550,992	12.9%	$3.47	5/1/2015	4/30/2018
Soft-Tex	3191 Ashley Phosphate Road	NR/NR/NR	145,567	$510,430	12.0%	$3.51	9/1/2014	8/31/2019
OMSK Carbon USA, LLC(4)	227 Browntown Road	NR/NR/NR	117,865	$330,022	7.7%	$2.80	11/6/2015	12/31/2020
AZ East Corporation	3191 Ashley Phosphate Road	NR/NR/NR	91,276	$342,285	8.0%	$3.75	11/1/2007	2/29/2020
Jushi USA	3130 Bluff Road	NR/NR/NR	74,646	$205,277	4.8%	$2.75	11/1/2014	12/31/2018
Becton, Dickinson and Co.	31 Plowden Mill Road	NR/Baa2/BBB+	67,410	$145,000	3.4%	$2.15	2/1/2016	1/31/2019
Smith Drayline	3130 Bluff Road	NR/NR/NR	54,073	$170,330	4.0%	$3.15	12/1/2014	11/30/2019
Subtotal/ Wtd. Avg.			1,292,100	$4,270,066	100.0%	$3.30
Vacant			55,345	$0	0.0%	$0.00
Total/Wtd. Avg.			1,347,445	$4,270,066	100.0%	$3.30

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Total Annual UW Rent and Wtd. Avg. UW Base Rent PSF exclude vacant space.

(4)	OMSK Carbon USA, LLC has a one-time termination option on December 31, 2018, provided the tenant delivers written notice to the landlord before May 31, 2018, and pays a termination fee equal to the cost of all unamortized tenant improvements and leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Reger Industrial Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	4	815,909	$3.40	60.6%	60.6%	$2,771,999	64.9%	64.9%
2019	3	267,050	$3.09	19.8%	80.4%	$825,760	19.3%	84.3%
2020	2	209,141	$3.21	15.5%	95.9%	$672,307	15.7%	100.0%
2021	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
2022	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
2023	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
2024	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
2025	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
2026 & Thereafter	0	0	$0.00	0.0%	95.9%	$0	0.0%	100.0%
Vacant	0	55,345	$0.00	4.1%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	9	1,347,445	$3.30	100.0%		$4,270,066	100.0%

(1)	Based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling and Wtd. Avg. Total UW Rent Rolling exclude vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

MSBAM 2016-C29	Reger Industrial Portfolio

The Market. The Reger Industrial Portfolio consists of seven industrial properties located in four different metropolitan statistical areas in South Carolina. According to a market report as of year-end 2015, South Carolina’s industrial inventory consists of approximately 334.0 million SF in 4,421 buildings. Net absorption in 2015 for South Carolina was over 6.6 million SF. The vacancy rate for the South Carolina industrial market was approximately 8.0% as of year-end 2015, compared to approximately 8.8% as of year-end 2014. South Carolina’s industrial market is split into four major industrial regions: Upstate, Midlands, Lowcountry and I-77 Corridor. Five of the properties, 375 Metropolitan Drive, 2500 Saint Matthews Road, 3130 Bluff Road, 227 Browntown Road and 31 Plowden Mill Road, are located within the Midlands region, which had a vacancy rate of 9.0% as of year-end 2015, compared to 9.7% as of year-end 2014. 3191 Ashley Phosphate Road is located within the Lowcountry region, which had a vacancy rate of 6.5% as of year-end 2015, compared to 9.1% as of year-end 2014. 220 Commerce Road is located within the Upstate region, which had a vacancy rate of 7.5% as of year-end 2015, compared to 7.8% as of year-end 2014. Certain market information is contained in the table below:

Market Summary
Property (Market)	UW Rent PSF(1)(2)	Market Rent PSF(3)	UW Occupancy(1)	Market Occupancy(3)
375 Metropolitan Drive (Columbia)	$4.25	$4.31	93.3%	91.0%
3191 Ashley Phosphate Road (Charleston)	$3.62	$3.52	95.0%	93.5%
2500 Saint Matthews Road (Columbia)	$2.81	$2.85	94.8%	91.0%
220 Commerce Road (Greenville/Spartanburg)	$3.47	$3.50	92.2%	92.5%
3130 Bluff Road (Columbia)	$2.92	$3.00	73.9%	91.0%
227 Browntown Road (Columbia)	$2.80	$2.75	87.5%	91.0%
31 Plowden Mill Road (Columbia)	$2.15	$2.15	86.1%	91.0%
Total/Wtd. Avg. (by property SF)	$3.30	$3.31	90.9%	91.6%

(1)	Based on the underwritten rent roll.

(2)	UW Rent PSF includes rent steps through January 1, 2017.

(3)	Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Reger Industrial Portfolio:

Cash Flow Analysis
	2015(1)	UW	UW PSF
Base Rent(2)	$2,730,135	$4,442,357	$3.30
Total Recoveries	$443,465	$1,320,408	$0.98
Other Income	$0	$0	$0.00
Less Vacancy & Credit Loss	($0)	($522,045)	($0.39)
Effective Gross Income	$3,173,600	$5,240,719	$3.89
Total Operating Expenses	$1,028,511	$1,516,550	$1.13
Net Operating Income	$2,145,089	$3,724,170	$2.76
Capital Expenditures	$0	$207,575	$0.15
TI/LC	$48,884	$440,343	$0.33
Net Cash Flow	$2,096,205	$3,076,251	$2.28

Occupancy %	95.9%	90.9%
NOI DSCR	0.94x	1.63x
NCF DSCR	0.92x	1.35x
NOI Debt Yield	6.8%	11.7%
NCF Debt Yield	6.6%	9.7%

(1)	The properties were acquired between 2014 and 2016; therefore, 2014 financial statements are unavailable for six of the properties and financial statements prior to 2014 are unavailable for all properties. Underwritten NOI increased from 2015 due to the execution of the Westinghouse Electric Company LLC lease (19.5% of NRA), the Saddle Creek Corporation lease (11.8% of NRA), the OMSK Carbon USA, LLC lease (8.7% of NRA), and the Becton, Dickinson and Co. lease (5.0% of NRA), which commenced in June 2015, May 2015, November 2015, and February 2016, respectively.

(2)	Underwritten Base Rent is based on the March 30, 2016 and May 1, 2016 rent rolls and includes $137,522 for rent steps. Rent steps reflect the difference between in-place rent and annualized contractual base rent steps through January 1, 2017.

Escrows and Reserves. The Reger Industrial Portfolio Borrower deposited $174,909 in escrow at loan origination for annual real estate taxes and is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $43,727 monthly. The Reger Industrial Portfolio Borrower deposited $114,535 in escrow at loan origination for insurance premiums and is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to $19,089 monthly (unless the Reger Industrial Portfolio Borrower maintains an acceptable blanket insurance policy). The Reger Industrial Portfolio Borrower deposited $177,068 in escrow at loan origination for deferred maintenance items identified in the loan documents. The Reger Industrial Portfolio Borrower deposited $16,843 in escrow at loan origination, and is required to make monthly deposits of $16,843, for replacement reserves. The Reger Industrial Portfolio Borrower deposited $750,000 in escrow at loan origination and is required to make monthly deposits of $35,227 for TI/LC reserves, subject to a cap of $2,000,000. The Reger Industrial Portfolio Borrower deposited in escrow at loan origination (i) $103,141 for rent abatements under the existing lease for OMSK Carbon USA, LLC, and (ii) $272,620 for outstanding tenant improvements and leasing commissions associated with the Jushi USA ($102,810) and Becton, Dickinson and Co. ($169,810) leases. During the continuance of a Loan Maturity

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

MSBAM 2016-C29	Reger Industrial Portfolio

Trigger Event (defined below), all excess cash flow is required to be deposited into the TI/LC reserve, subject to a cap of $2,000,000. During the continuance of a Major Tenant Trigger Event (defined below), all excess cash flow is required to be deposited into the TI/LC reserve, subject to a cap of $2,875,000.

A “Major Tenant Trigger Event” means the occurrence of (i) any bankruptcy action of Husqvarna or Westinghouse (a “Major Tenant”, and such bankruptcy action, a “Major Tenant-Bankruptcy”), (ii) the date that any Major Tenant vacates, goes dark, or abandons the Reger Industrial Portfolio (or gives notice), (iii) any termination or notice of termination of any Major Tenant lease, or (iv) the earlier of (a) the date that is six months prior to the then current expiration of any Major Tenant lease or (b) the actual date on which notice for extensions of the then current expiration date is due under any Major Tenant lease. A Major Tenant Trigger Event may be cured as described below under “Cash Sweep Period”.

A “Loan Maturity Trigger Event” means the occurrence of the date on or after October 1, 2025, when the aggregate amount of funds on deposit in the TI/LC reserve is less than $1,400,000.

Lockbox and Cash Management. The Reger Industrial Portfolio Mortgage Loan is structured with a hard lockbox and in place cash management. The Reger Industrial Portfolio Borrower directed tenants to deposit all revenues into the cash management account controlled by the lender. All sums on deposit in the cash management account are required to be applied on each payment date to the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an annual approved budget, with any excess cash to be disbursed to the Reger Industrial Portfolio Borrower; provided, that if a Cash Sweep Period (defined below) has occurred and is continuing, then any excess cash is required to be remitted to an account to be held by the lender as additional security for the Reger Industrial Portfolio Mortgage Loan (or in the case of a Cash Sweep Period caused solely by a Major Tenant Trigger Event or Loan Maturity Trigger Event, into the TI/LC Reserve as described above).

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Reger Industrial Portfolio Mortgage Loan and continue until such event of default is cured,

(ii) commence upon the occurrence of any bankruptcy action of the Reger Industrial Portfolio Borrower or property manager and continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days (in no event shall the bankruptcy of the Reger Industrial Portfolio Borrower be cured),

(iii) commence upon the date that the debt service coverage ratio for the Reger Industrial Portfolio Mortgage Loan for the immediately preceding three-month period is less than 1.20x (and continue until such time as the debt service coverage ratio for the immediately preceding three-month period is 1.25x or greater for two consecutive quarters),

(iv) commence upon the occurrence of a Major Tenant Trigger Event and continue until such time as (a) the TI/LC reserve balance is equal to $2,875,000 and the applicable Major Tenant is paying full unabated contractual rent without offset and solely in the case of a Major Tenant-Bankruptcy, Major Tenant has not rejected the lease in bankruptcy, (b) delivery of (1) a replacement lease(s) (or sublease(s)) with at least a three-year term, at rental rates at least equal to the prior lease’s rental rates at loan origination or at a rental rate acceptable to lender and (2) an estoppel stating tenant (subtenant) is in full occupancy and paying full unabated contractual rent without offset, or (c) Major Tenant has affirmed its lease in bankruptcy, not terminated its lease, renewed its lease with at least a three-year term at rental rates at least equal to the rents at loan origination or at a rental rate acceptable to lender, or is in full occupancy of its entire demised premises, as applicable, and Major Tenant has delivered an estoppel stating Major Tenant is in full occupancy and is paying full unabated contractual rent without offset.

(v) commence upon the occurrence of a Loan Maturity Trigger Event and continue until such time the TI/LC reserve balance is equal to $2,000,000.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Reger Industrial Portfolio Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-62

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

MSBAM 2016-C29	Green Valley Crossing

Mortgage Loan No. 5 – Green Valley Crossing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

MSBAM 2016-C29	Green Valley Crossing

Mortgage Loan No. 5 – Green Valley Crossing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

MSBAM 2016-C29	Green Valley Crossing

Mortgage Loan No. 5 – Green Valley Crossing

Green Valley Crossing
635-745 South Green Valley Parkway
Henderson, NV 89052
LAS VEGAS
LAS VEGAS STRIP
Paradise
Whitney
HENDERSON
Enterprise
CLARK COUNTY
MUDDY MOUNTAINS
Downtown Henderson
Fashion Show Mall
Las Vegas Conv. Ctr.
Desert Inn Rd
Boulevard Mall
Las Vegas Natl. Country Club
Wynn Golf Course
LAS VEGAS MONORAIL
The Forum Shops at Caesars
Wynn Las Vegas
Twain Ave
Stallion Mtn. Country Club
Flamingo Rd
Hard Rock Hotel & Casino
Desert Springs Hospital
Bellagio
City Center
University of Nevada - Las Vegas
Harmon Ave
New York New York
MGM Grand
Thomas & Mack Center
Tropicana Ave
Excalibur
Luxor
Mandalay Bay
McCarran International Airport
Hacienda Ave
Russell Rd
Patrick Ln
Sunset Rd
Desert Wetlands Park
Sam Boyd Stadium
Hollywood Blvd
Boulder Hwy
Nellis Blvd
Pecos Rd
Sandhill Rd
McLeod Dr
Maryland Pkwy
Paradise Rd
LV Blvd
Airport Connector
Eastern Ave
Town Square Las Vegas
Sunset Park
Galleria at Sunset
Stephanie Street Shopping Center
Sunset Station Hotel & Casino
Wild Horse Golf Course
Warm Springs Rd
McCarran Center I
LV Premium Outlets South
Robindale Rd
Windmill Ln
TIMET TITANIUM
Lake Mead Crossing
Lake Mead Pkwy
American Pacific Dr
Stephanie St
Cornerstone Park
Legacy Golf Course
Wigwam Pkwy
Bruce Woodbury Beltway
Pebble Rd
Pebble Marketplace
Paseo Verde Plaza
Horizon Ridge Pkwy
Horizon Place
Serene Ave
Beltway Marketplace
Green Valley Ranch Resort & Casino
The District at Green Valley Ranch
Sloan Canyon National Conservation Area
Desert Willow Golf Course
South Point Hotel Casino
The Grandview
Gillespie St
Bermuda Rd
St. Rose Dominican Hospital
Green Valley Pkwy
Cactus Ave
St. Rose Pkwy
Erie Ave
Sunrise Hts Pkwy
Las Vegas Frwy
Las Vegas Blvd
Henderson Executive Airport
Rio Secco Golf Club
Anthem Pkwy
Anthem Country Club
Revere Golf Club
Volunteer Blvd
The M Resort & Casino
15
95
93
515
215
582
592
593
612
604
146
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Sunrise Manor
Winchester
Spring Valley
Paradise
Enterprise
HENDERSON

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

MSBAM 2016-C29	Green Valley Crossing

Mortgage Loan No. 5 – Green Valley Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,000,000			Location:	Henderson, NV 89052
Cut-off Date Balance:	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Anchored
Loan Purpose(1):	Refinance			Title Vesting:	Fee
Sponsor:	Juliet Companies			Year Built/Renovated:	2010-2016/N/A
Mortgage Rate:	4.5220%			Size(3):	120,533 SF
Note Date:	10/29/2015			Cut-off Date Balance per Unit:	$249
First Payment Date:	12/1/2015			Maturity Date Balance per Unit:	$228
Maturity Date:	11/1/2025			Property Manager:	Juliet Realty, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$2,380,699
Seasoning:	6 months			UW NOI Debt Yield:	7.9%
Prepayment Provisions:	LO (30); DEF (86); O (4)			UW NOI Debt Yield at Maturity:	8.7%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.68x (IO) 1.26x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,320,431 (12/31/2015)
Additional Debt Balance:	N/A			2nd Most Recent NOI(4):	$1,161,311 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	$801,792 (12/31/2013)
Reserves(2)				Most Recent Occupancy(3):	96.3% (4/8/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	96.8% (12/31/2014)
RE Tax:	$20,891	$6,964	N/A	3rd Most Recent Occupancy(4):	95.6% (12/31/2013)
Insurance:	$4,181	$2,090	N/A	Appraised Value (as of)(5):	$40,200,000 (9/15/2016)
Recurring Replacements:	$0	$1,482	N/A	Cut-off Date LTV Ratio(5):	74.6%
TI/LC:	$2,065,063	$4,939	$330,000	Maturity Date LTV Ratio(5):	68.4%
Other:	$2,169,032	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,000,000	100.0%	Loan Payoff:	$15,628,247	52.1%
			Reserves:	$4,259,166	14.2%
			Closing Costs:	$1,149,289	3.8%
			Return of Equity(1):	$8,963,297	29.9%
Total Sources:	$30,000,000	100.%	Total Uses:	$30,000,000	100.%

(1)	The Green Valley Crossing Mortgage Loan sponsor and Retail Properties of America Inc. (RPAI) were the original developers of the Green Valley Crossing Property. Simultaneous with the origination of the Green Valley Crossing Mortgage Loan, RPAI sold its equity interest to the Green Valley Crossing Borrower for $9,516,514. Following the origination of the Green Valley Crossing Mortgage Loan, the Green Valley Crossing Mortgage Loan sponsor maintains cash equity in the Green Valley Crossing Property of approximately $8.6 million.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	SF and Most Recent Occupancy is inclusive of the 22,000 SF Burkes Outlet building and 2,200 SF Starbucks building, both currently under construction.

(4)	The Green Valley Crossing Property has been constructed in phases from 2010 through 2016. Figures as presented are representative of the portion of the property available for lease as of the respective year end periods.

(5)	The Green Valley Crossing Property has an “As Stabilized” appraised value of $40,200,000 as of September 15, 2016, assuming the construction completion of the Burkes Outlet and Starbucks buildings, both of which are currently under construction, execution of leases with Smoke Shop, Papa Murphy and Vent Blotique, which has occurred, and completion of tenant improvements for Hot Head Burritos, Pure Barre, Tropical Smoothie Café and Humana Health Care which improvements have been fully reserved for by the Green Valley Crossing Borrower. The “As Is” appraised value of $35,300,000 as of September 15, 2015 results in a Cut-off Date LTV Ratio of 85.0%.

The Mortgage Loan. The fifth largest mortgage loan (the “Green Valley Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $30,000,000, secured by a first priority fee mortgage encumbering a 120,533 SF Class “A” anchored retail center known as Green Valley Crossing, in Henderson, NV (the “Green Valley Crossing Property”). The proceeds of the Green Valley Crossing Mortgage Loan were used to pay off a previous loan, fund upfront reserves, pay closing costs and recapitalize the Green Valley Crossing Borrower.

The Borrower and the Sponsor. The borrower is Green Valley Crossing II, LLC (the “Green Valley Crossing Borrower”), a single-purpose Delaware limited liability company with at least one independent director. Equity ownership in the Green Valley Crossing Borrower is majority held by Green Valley Crossing Development Company, LLC (60.8%) and Primm Family Enterprises Limited Partnership (29.9%). Green Valley Crossing Development Company, LLC is owned by Juliet Companies, the Green Valley Crossing Mortgage Loan sponsor. The guarantors with respect to the Green Valley Crossing Mortgage Loan are the trustees under various family trusts representing the ownership in the Green Valley Crossing sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

MSBAM 2016-C29	Green Valley Crossing

Juliet Companies is a Las Vegas based commercial real estate development company with experience in residential and commercial development, construction and management. Since 1997, Juliet Companies has developed, constructed, and managed over 2.5 million SF of retail, industrial, and office properties, and more than 3,000 multifamily units making it one of the largest commercial real estate developers in Southern Nevada. Juliet Companies’ current retail portfolio includes six properties in the Las Vegas area: Blue Diamond Crossing, a 530,000 SF power center, Lake Mead Crossing, a 700,000 SF anchored shopping center, Deer Spring Crossing, a 300,000 SF anchored shopping center, Sahara Crossing, a 61,125 SF retail building, Sierra Town Center, an anchored shopping center, and the Green Valley Crossing Property. Juliet Companies is currently developing Union Village in Henderson, NV, which will be the first mixed use health village with a hospital complex, residential, entertainment and specialty retail space, retirement community and cultural arts center.

The Property. The Green Valley Crossing Property was built by the Green Valley Crossing Mortgage Loan sponsor and RPAI between 2010 and 2016 on a 12.98- acre site. Beginning in 2010, the first 9,067 SF multi-tenant building was built, and then in 2011, the Staples and Petco buildings were completed. In 2012 and 2013, two multi-tenant buildings containing 13,500 SF were added. In 2014, the Sprouts building was built, and in 2015, two multi-tenant buildings containing 18,525 SF were completed. The 22,000 SF Burkes Outlet building is currently under construction by the tenant with an expected store opening in October 2016. The 2,200 SF Starbucks building is currently under construction by the Green Valley Crossing Borrower with an expected store opening in September 2016. Upon completion of the Burkes Outlet and Starbucks buildings, the Green Valley Crossing Property will consist of a total of eight buildings containing 120,533 SF.

As of April 8, 2016, the Green Valley Crossing Property was 96.3% leased to a mix of 24 various retailers, including the leases relating to the buildings currently under construction. Anchor tenants at the Green Valley Crossing Property are Sprouts, Burkes Outlet, Staples and Petco. No other tenant occupies more than 5.0% of total SF or represents more than 6.8% of base rent. Target is a shadow anchor and the neighboring parcels include a stand-alone Chase Bank and Carl’s Jr. on non-collateral pads, which together with the Green Valley Crossing Property share a total of 1,180 parking spaces.

Major Tenants

Sprouts (26,241 SF, 22% NRA, 21% of underwritten base rent). Sprouts Farmers Market Inc. (“Sprouts”) occupies 26,241 SF under a lease commencing June 2014, and expiring June 2029 with two five-year and one four-year automatic extension options. The lease requires an annual base rent of $19.75 PSF, increasing to $21.73 in July 2019 and to $23.90 in July 2024. Sprouts (Nasdaq:SFM) is a healthy-foods grocery store chain with over 220 stores in thirteen states across the country. In 2015, Sprouts opened 27 new stores and reported net sales of $3.59 billion, a 21% increase over 2014, with comparable store sales growth of 5.8% and two-year combined store sales growth of 15.7%.

Burkes Outlet (22,000 SF, 18% NRA, 10% of underwritten base rent). Burkes Outlet is currently constructing its building with an expected store opening in October 2016. Burkes Outlet has an executed lease dated October 2015, expiring January 2027, with three five-year extension options. The lease requires a current annual base rental payment of $9.84 PSF commencing on the earlier of (i) store opening or (ii) 180 days from the tenant receiving its building permit (which occurred in March 2016), increasing to $10.62 PSF beginning in year six of the lease term. The lease also requires percentage rent of 5.0% of gross receipts in excess of $3 million. The Green Valley Crossing Borrower has fully reserved $250,000 of rent relating to the Burkes Outlet lease in addition to $1,250,000 as a landlord contribution for the construction of the Burkes Outlet building (see “—Escrows and Reserves” below). Burkes Outlet is a privately held company owned by Beall’s, Inc. Beall’s Outlet Stores, Inc. is a guarantor for the Burkes Outlet lease. Beall’s Inc. was founded in 1915 and operates approximately 65 department stores and 430 outlet stores under the Burkes Outlet and Beall’s Outlet names.

Staples (18,000 SF, 15% NRA, 11% of underwritten base rent). Staples occupies 18,000 SF under a lease commencing November 2011, expiring November 2021, with four five-year extension options. The lease requires an annual base rental payment of $15.00 PSF. Staples (Nasdaq:SPLS) is an office supply retailer, offering supplies, technology, business services and business to business deliveries in more than 1,600 stores in North America, international stores in 25 countries, and via its online site and mobile app. Staples is rated “Baa2” by Moody’s and “BBB-” by S&P and Fitch.

Petco (11,000 SF, 9% NRA, 8% of underwritten base rent). Petco occupies 11,000 SF under a lease commencing October 2011, expiring January 2022, with two five-year extension options. The lease requires a current annual base rental payment of $17.00 PSF. Petco is a pet supplies retailer with over 1,430 stores across the United States, Mexico and Puerto Rico. Petco is rated “B” by S&P.

The following table presents a summary regarding major tenants at the Green Valley Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Anchor/Major Tenants
Sprouts	NR / NR / NR	26,241	21.8%	$518,260	21.3%	$19.75	6/30/2029
Burkes Outlet(3)	NR / NR / NR	22,000	18.3%	$238,040	9.8%	$10.82	1/31/2027
Staples	BBB- / Baa2 / BBB-	18,000	14.9%	$270,000	11.1%	$15.00	11/30/2021
Petco	NR / NR / B	11,000	9.1%	$187,000	7.7%	$17.00	1/1/2022
Subtotal/Wtd. Avg.		77,241	64.1%	$1,213,300	50.0%	$15.71
Other Tenants(4)		38,892	32.3%	$1,214,808	50.0%	$31.24
Vacant Space		4,400	3.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		120,533	100.0%	$2,428,107	100.0%	$20.91

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	The 22,000 SF Burkes Outlet building is currently under construction with an expected store opening in October 2016. Rent is required to commence on the earlier of (i) store opening or (ii) 180 days from the tenant receiving its building permit (which occurred in March 2016).

(4)	Includes the following tenants not yet in occupancy, but for whom any free rent or rent abatements have been fully reserved: Starbucks, Smoke Shop, Papa Murphy’s, Vent Blotique and Donut Mania.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

MSBAM 2016-C29	Green Valley Crossing

The following table presents certain information relating to the lease rollover schedule at the Green Valley Crossing Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2016	1	1,750	$30.00	1.5%	1.5%	$52,500	2.2%	2.2%
2017	2	2,200	$32.29	1.8%	3.3%	$71,040	2.9%	5.1%
2018	1	1,240	$33.72	1.0%	4.3%	$41,813	1.7%	6.8%
2019	1	1,600	$27.54	1.3%	5.6%	$44,064	1.8%	8.6%
2020	10	18,137	$30.38	15.0%	20.7%	$551,001	22.7%	31.3%
2021	2	19,200	$15.94	15.9%	36.6%	$306,000	12.6%	43.9%
2022	1	11,000	$17.00	9.1%	45.7%	$187,000	7.7%	51.6%
2023	1	6,025	$27.60	5.0%	50.7%	$166,290	6.8%	58.5%
2024	1	3,040	$30.00	2.5%	53.3%	$91,200	3.8%	62.2%
2025	1	1,500	$30.60	1.2%	54.5%	$45,900	1.9%	64.1%
2026 & Beyond	3	50,441	$17.27	41.8%	96.3%	$871,300	35.9%	100.0%
Vacant	0	4,400	$0.00	3.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	24	120,533	$20.91	100.0%		$2,428,107	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Includes the following tenants not yet in occupancy, but for whom any free rent or rent abatements have been fully reserved: Burkes Outlet, Starbucks, Smoke Shop, Papa Murphy’s, Vent Blotique and Donut Mania.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Green Valley Crossing Property is located in the city of Henderson at the southwest corner of Green Valley Parkway and Horizon Ridge, an intersection that has traffic volume of an estimated 18,500 cars per day. Immediately southwest of the Green Valley Crossing Property is a 248 unit luxury apartment development known as La Vie, developed by the Green Valley Crossing Mortgage Loan sponsor, Juliet Companies. Henderson is the second largest city in Nevada with over 270,000 residents and is approximately ten miles southeast of the Las Vegas central business district. In addition to having a local gaming presence, Henderson is home to large non-gaming companies including Good Humor-Breyers Ice Cream, Poly West, Levi Strauss & Company, Aldec, Inc., Berry Plastics and Ocean Spray Cranberries, Inc.

The Green Valley Crossing Property is a part of the Las Vegas-Henderson-Paradise, NV metropolitan area which has seen positive year over year growth in gross metropolitan product, total employment, personal income and population since 2012. According to the appraisal, the Southeast Las Vegas retail submarket had a second quarter 2015 inventory of 14,783,955 SF, occupancy of 89.5% and average annual asking rents of $20.04 PSF, as compared to the Las Vegas metropolitan area’s occupancy of 90.5% and asking rents of $17.04 PSF.

According to the appraisal, the estimated 2015 population within a one-, three- and five-mile radius of the Green Valley Crossing Property was 14,797, 108,800 and 273,713, respectively, and the estimated 2015 average household income was $80,345, $86,319 and $77,280, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

MSBAM 2016-C29	Green Valley Crossing

The following table presents competitive shopping centers with respect to the Green Valley Crossing Property:

Competitive Property Summary
Property Name/Location	Type	Year Built	Occ.	Total GLA (SF)	Lease Area (SF)	Lease Date / Term	Tenant	Rent PSF
District at Green Valley Ranch Henderson, NV	Lifestyle Center	2004	97%	376,578	1,468 4,095 1,045 3,428	Oct-14 / 3.0 Yrs Jul-14 / 10.0 Yrs Jul-14 / 3.0 Yrs Jul-14 / 5.0 Yrs	Scottrade Lyfe Kitchen Sotheby’s Pinot Pallette	$39.44 $34.50 $27.84 $30.90
Desert Marketplace Las Vegas, NV	Power Center	2009	70%	172,049	3,331 1,353 3,651 17,400	Nov-15 / 7.0 Yrs Feb-15 / 5.4 Yrs Oct-13 / 7.1 Yrs May-12 / 10.0 Yrs	Fiesta Fillipina UPS Store Dotty’s Rhapsodielle	$25.80 $26.40 $33.00 $10.34
Shops at Grand Canyon Las Vegas, NV	Neighborhood/ Community	2003	93%	76,169	3,960 2,213 1,800 2,001	Feb-15 / 5.0 Yrs Dec-14 / 5.0 Yrs Dec-14 / 10.0 Yrs Sept-14 / 7.0 Yrs	Style for Less Tan Las Vegas Aaron Lelah Jewelers Clear Vision	$19.00 $24.72 $32.00 $22.20
Rhodes Ranch Town Center Las Vegas, NV	Neighborhood/ Community	2004	98%	70,672	5,961 1,800 1,490 1,200	Apr-15 / 7.0 Yrs Feb-15 / 5.0 Yrs Nov-14 / 5.0 Yrs Apr-14 / 5.0 Yrs	Posare Salon Westside Armory Vegas Flooring Direct Bleeisima Nails	$15.00 $17.40 $24.00 $33.00
Crossroads Towne Center North Las Vegas, NV	Neighborhood/ Community	2007	94%	358,493	4,610 1,503 2,074 1,590	Sept-14 / 10.0 Yrs Jun-14 / 6.0 Yrs Jun-14 / 6.0 Yrs Feb-13 / 6.0 Yrs	Goldfingers Bar & Grille Century Link Dickeys BBQ Title Max	$43.32 $22.80 $25.96 $36.00
Total/Average			91%	1,053,961				$26.30
Green Valley Crossing Henderson, NV	Neighborhood/ Community	2010-2016	96.3%	120,533

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

MSBAM 2016-C29	Green Valley Crossing

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Green Valley Crossing Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	UW	UW PSF
Base Rent(2)	$839,046	$1,215,074	$1,474,045	$2,560,107	$21.24
Percentage Rent	$732	$513	$0	$0	$0.00
Free Rent	$0	$0	$7,749	$0	$0.00
Total Recoveries	$188,951	$188,950	$185,747	$284,788	$2.36
Other Income	$334	$10,150	$111	$6,000	$0.05
Less Vacancy & Credit Loss	$5,627	$3,200	$0	$144,144	-5.6%
Effective Gross Income	$1,023,436	$1,411,487	$1,652,154	$2,706,751	$22.46
Total Operating Expenses	$221,644	$250,176	$331,723	$326,052	$2.71
Net Operating Income	$801,792	$1,161,311	$1,320,431	$2,380,699	$19.75
Capital Expenditures	$0	$0	$0	$18,080	$0.15
TI/LC	$0	$0	$55,218	$57,386	$0.48
Net Cash Flow	$801,792	$1,161,311	$1,265,214	$2,305,233	$19.13

Occupancy %(1)	95.6%	96.8%	96.3%(3)	94.9%
NOI DSCR	0.44x	0.64x	0.72x	1.30x
NCF DSCR	0.44x	0.64x	0.69x	1.26x
NOI Debt Yield	2.7%	3.9%	4.4%	7.9%
NCF Debt Yield	2.7%	3.9%	4.2%	7.7%

(1)	The Green Valley Crossing Property has been constructed in phases from 2010 through 2016. Figures as presented are representative of the portion of the property available for lease as of the respective year end periods.

(2)	UW Base Rent includes income from all signed in-place leases, including income from the following tenants not yet in occupancy, but for whom any free rent or rent abatements have been fully reserved: Burkes Outlet, Starbucks, Smoke Shop, Papa Murphy’s, Vent Blotique and Donut Mania. UW Base Rent includes contractual rent steps through November 2016.

(3)	Occupancy as of April 8, 2016.

Escrows and Reserves. The Green Valley Crossing Borrower deposited at loan origination $20,891 for taxes and $4,181 for insurance premiums and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Green Valley Crossing Borrower maintains insurance under an acceptable blanket insurance policy). The Green Valley Crossing Borrower is required to deposit $1,482 monthly for replacement reserves.

The Green Valley Crossing Borrower deposited $815,063 at loan origination and is required to deposit monthly $4,939 to a leasing reserve subject to a cap of $330,000. The Green Valley Crossing Borrower deposited $386,032 at loan origination to a rent reserve for nine various tenants with signed leases but who were not in occupancy by the origination of the Green Valley Crossing Mortgage Loan, to be released upon the respective tenant taking occupancy and commencing rent payments pursuant to its lease.

The Green Valley Crossing Borrower deposited $1,250,000 at loan origination relating to landlord obligations to Burkes Outlet for its building construction, to be released upon lender’s receipt of evidence of Burkes Outlet having completed construction, obtained a certificate of occupancy and having released all unconditional liens. The Green Valley Crossing Borrower deposited $250,000 at loan origination relating to rental abatements in connection with the Burkes Outlet lease, to be released upon Burkes Outlet taking occupancy and commencing full rent payments pursuant to its lease.

The Green Valley Crossing Borrower deposited $1,533,000 at loan origination to the Starbucks Earnout Reserve, which may be released in full upon the Starbucks tenant being open for business and paying full, unabated rent under its lease. If the Starbucks Earnout Reserve is not released on or before November 1, 2018, the lender may require the Green Valley Crossing Borrower to partially defease the Green Valley Crossing Mortgage Loan by an amount equal to the Starbucks Earnout Reserve.

Lockbox and Cash Management. The Green Valley Crossing Mortgage Loan has a soft lockbox with springing cash management upon an event of default or the commencement of a Cash Sweep Period. Additionally, during a Cash Sweep Period the Green Valley Crossing Borrower is required to deposit all excess cash with respect to the Green Valley Crossing Property to an account to be held by the lender as additional security for the Green Valley Crossing Mortgage Loan.

A “Cash Sweep Period” will commence upon the debt service coverage ratio being less than 1.10x for two consecutive quarters and will end upon the debt service coverage ratio being equal to or exceeding 1.20x for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Green Valley Crossing Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

MSBAM 2016-C29	Sheraton Harborside Portsmouth

Mortgage Loan No. 6 – Sheraton Harborside Portsmouth

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

MSBAM 2016-C29	Sheraton Harborside Portsmouth

Mortgage Loan No. 6 – Sheraton Harborside Portsmouth

Sheraton Harborside Portsmouth
250 Market Street
Portsmouth, NH 03801
Portsmouth
Dover
Durham
University of New Hampshire
Newmarket
Newfields
Exeter
Hampton
North Hampton
Hampton Falls
Hampton Beach
Seabrook Beach
Seabrook Commons
South Hampton
Amesbury
Kittery
Kittery Point
Kittery Premium Outlets
Eliot
York
York Cliffs
Cape Neddick
MAINE
NEW HAMPSHIRE
MASS.
YORK COUNTY
STRAFFORD COUNTY
ROCKINGHAM COUNTY
ESSEX COUNTY
Great Bay
Atlantic Ocean
Isles of Shoals
Piscataqua River
Portsmouth International Airport
The Mall at Fox Run
The Crossings
Great Bay Community College
Plaza 800
Portsmouth Naval Shipyard
Ft. Stark State Historical Site
Breakfast Hill Golf Club
Rye Harbor State Park
Abenaqui Country Club
Hampton Airfield
The Ledges Golf Club
Shaws Plaza
Portland 38 miles
Boston 40 miles
Manchester 25 miles
Maine Tpke.
NH Tpke.
Spaulding Tpke.
Exeter-Hampton Expwy.
Franklin Pierce Hwy
Piscataqua Rd
Durham Rd
Newmarket Rd
Portsmouth Ave
Lafayette Rd
Ocean Blvd
Exeter Rd
Kensington Rd
South Rd
Mountain Rd
Cider Hill Rd
Dow Hwy
Beech Rd
Dennett Rd
AMTRAK
DOVER
DURHAM
EXETER
95
1
1A
4
9
16
33
88
91
101
103
107
108
111
150
155
236
27
CANADA
VERMONT
NEW HAMPSHIRE
MAINE
MASSACHUSETTS
CONNECTICUT
NEW YORK
BOSTON
Portsmouth
Portland
Manchester
Concord
Worcester
Springfield
Hartford
Providence
Albany
Burlington
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

MSBAM 2016-C29	Sheraton Harborside Portsmouth

Mortgage Loan No. 6 – Sheraton Harborside Portsmouth

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,050,000			Location:	Portsmouth, NH 03801
Cut-off Date Balance:	$29,903,463			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Harborside Associates, LP			Year Built/Renovated:	1988/2013-2016
Mortgage Rate:	4.3960%			Size:	180 Rooms
Note Date:	12/3/2015			Cut-off Date Balance per Unit:	$166,130
First Payment Date:	2/1/2016			Maturity Date Balance per Unit:	$134,858
Maturity Date:	1/1/2026			Property Manager:	LodgeSys, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,840,937
Seasoning:	4 months			UW NOI Debt Yield:	12.8%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity:	15.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR:	1.82x
Additional Debt Type:	Mezzanine			Most Recent NOI:	$3,951,249 (2/29/2016 TTM)
Additional Debt Balance:	$5,444,315			2nd Most Recent NOI:	$3,315,713 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,796,986 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	75.5% (2/29/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	71.4% (12/31/2014)
RE Tax:	$80,768	$40,384	N/A	3rd Most Recent Occupancy:	67.6% (12/31/2013)
Insurance:	$197,788	$17,981	N/A	Appraised Value (as of):	$51,300,000 (10/9/2015)
Deferred Maintenance:	$262,500	$0	N/A	Cut-off Date LTV Ratio:	58.3%
Recurring Replacements:	$0	$43,681	N/A	Maturity Date LTV Ratio:	47.3%
Other:	$3,400,739	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,050,000	84.6%	Loan Payoff:	$28,568,461	80.5%
Mezzanine Loan:	$5,450,000	15.4%	Reserves:	$3,941,795	11.1%
			Closing Costs:	$899,098	2.5%
			Return of Equity:	$2,090,645	5.9%
Total Sources:	$35,500,000	100.0%	Total Uses:	$35,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “Sheraton Harborside Portsmouth Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,050,000 and secured by a first priority fee mortgage encumbering a full service hospitality property known as the Sheraton Harborside in Portsmouth, NH (the “Sheraton Harborside Portsmouth Property”). The proceeds of the Sheraton Harborside Portsmouth Mortgage Loan were used to refinance a previous loan included in the GMACC 2006-C1 securitization trust, fund upfront reserves, pay closing costs and repatriate equity spent by the Sheraton Harborside Portsmouth Borrower on the recently completed $5.8 million renovation at the Sheraton Harborside Portsmouth Property.

The Borrower and the Sponsor. The borrower is Harborside Associates LP (the “Sheraton Harborside Portsmouth Borrower”), a Maine limited partnership, with two independent directors. Equity ownership in the Sheraton Harborside Portsmouth Borrower is held by Terence E. Nadeau (13.1%), The Estate of Stephen L. Griswold (74.3%) and The G. W. Blakeley, Jr. Trust No. 1 (12.6%). Terence E. Nadeau is the Sheraton Harborside Portsmouth Mortgage Loan non-recourse carve-out guarantor.

Terence E. Nadeau and the late Stephen L. Griswold were the original developers of the Sheraton Harborside Portsmouth Property and the founders of LodgeSys, Inc. (“LodgeSys”), the property manager of the Sheraton Harborside Portsmouth Property. LodgeSys was incorporated in 1999 and has owned and operated the Market Wharf Condominiums in Portsmouth, the Quality/Comfort Inn Hotel and Hilton Garden Inn Auburn RiverWatch both in Auburn, ME, the Hampton Inn & Suites in Exeter, NH and the Hampton Inn in Lewiston, ME, in addition to the Sheraton Harborside Portsmouth Property.

The Property. The Sheraton Harborside Portsmouth Property consists of a six story, 180-room hotel built on 1.98 acres in downtown Portsmouth, NH, overlooking the Piscataqua River. The guestroom configuration is comprised of eight queen rooms, 79 double/double rooms, 90 king rooms, and three suites. Hotel amenities include a 55-seat restaurant and lounge serving three meals daily, an indoor pool, fitness center, lobby work station, market pantry, Wi-Fi internet access and 276 dedicated underground and surface parking spaces. The Sheraton Harborside Portsmouth Property

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

MSBAM 2016-C29	Sheraton Harborside Portsmouth

offers 13,738 SF of meeting space between an amphitheater, fourteen conference rooms, and four event spaces and is the only hotel in downtown Portsmouth with water views.

There are a total of thirteen out of 33 eligible condominium units independently owned and not a part of the collateral that are located in the Sheraton Harborside Portsmouth or in the adjacent Market Wharf Condominium building that pursuant to the hotel license agreement may be marketed and sold as hotel inventory. The condominium units must be maintained to the hotel brand standard and are rented pursuant to individual rental agreements with the owners. Upon an event of default under the Sheraton Harborside Portsmouth Mortgage Loan documents or during a Cash Sweep Period (defined below under “—Lockbox and Cash Management”), the Sheraton Harborside Portsmouth Mortgage Loan lender may at its election require the rental agreements to be terminated or amended.

The Sheraton Harborside Portsmouth Property was originally developed in 1988 as a 148-room hotel. In 1997, 33 rooms were added and subsequently the fifth floor suite was converted to an executive level lounge. In March 2016, the Sheraton Harborside Portsmouth Property completed a three-year $5.8 million ($32,000/key) property improvement plan which refurbished the lobby, guestroom, guest corridor and meeting space décor, redesigned the restaurant and lounge, converted and expanded the former lounge space to meeting space, and resurfaced the swimming pool. In addition, the Sheraton Harborside Portsmouth Borrower has informed the lender that it plans to complete renovations on 66 rooms by March, 2017 for which $650,000 has been budgeted and reserved (see “—Escrows and Reserves” below.)

The Sheraton Harborside Portsmouth Property has operated under the Sheraton brand since its original opening in 1988. Its current franchise agreement with The Sheraton LLC expires on July 30, 2030, with no extension options.

The Sheraton Harborside Portsmouth Property generates approximately 40% of its room nights from leisure demand, 35% from meeting and group demand, and 25% from commercial business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Sheraton Harborside Portsmouth			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2005	73.6%	$143.95	$105.89	71.0%	$160.00	$113.60	96.5%	111.2%	107.3%
2006	70.4%	$147.37	$103.80	69.4%	$164.38	$114.13	98.6%	111.5%	109.9%
2007	71.8%	$150.96	$108.33	66.0%	$167.08	$110.21	91.9%	110.7%	101.7%
2008	72.1%	$152.24	$109.75	64.8%	$166.84	$108.11	89.9%	109.6%	98.5%
2009	64.9%	$144.17	$93.63	62.0%	$150.13	$93.08	95.5%	104.1%	99.4%
2010	73.7%	$142.54	$105.10	63.1%	$154.29	$97.40	85.6%	108.2%	92.7%
2011	73.1%	$146.18	$106.90	66.7%	$158.47	$105.65	91.2%	108.4%	98.8%
2012	71.9%	$151.55	$108.97	69.9%	$158.36	$110.71	97.2%	104.5%	101.6%
2013	74.3%	$155.22	$115.32	67.6%	$160.14	$108.25	91.0%	103.2%	93.9%
2014	76.0%	$159.27	$121.11	71.4%	$161.06	$114.96	93.9%	101.1%	94.9%
2/29/2016 TTM	80.1%	$164.71	$131.94	75.5%	$166.91	$126.08	94.3%	101.3%	95.6%

Source: Appraisal. 2/29/2016 TTM data sourced from an industry report.

The Market. The Sheraton Harborside Portsmouth Property is located at 250 Market Street, in downtown Portsmouth, NH. Portsmouth has a population of approximately 20,000 and is the commercial center of New Hampshire’s Seacoast region. Downtown Portsmouth itself draws tourism with its retail and dining options, historic attractions, breweries, recreational cruises, beaches, Prescott Park, the Strawbery Banke living museum, Seacoast Repertory Theater, Portsmouth Music Hall and U.S.S. Albacore Park. Proximate to Portsmouth are also the Kittery Outlet Malls, and the University of New Hampshire, approximately three and ten miles, respectively, from the Sheraton Harborside Portsmouth Property.

A major economic driver for Portsmouth is the Pease International Tradeport, a 3,000 acre business and aviation industrial park that houses over 250 companies employing more than 9,525 people and occupying approximately four million SF of office and industrial space. Directly across the Piscataqua River from Portsmouth in Kittery, ME, the Portsmouth Naval Shipyard is the largest employer in the Portsmouth area with 4,000 employees. Additionally, there are several finance, healthcare and biotechnology employers in Portsmouth including Liberty Mutual (1,013 employees), Columbia HCA Hospital (980 employees), Lonza Biologistics (792 employees) and John Hancock (400 employees).

Access to Portsmouth is gained via Interstate 95 traveling through the city, connecting with U.S. Highway 101 to Manchester, NH and with U.S. Highway 1 to Kittery, ME. Portsmouth is also served by the Manchester Boston Regional Airport and the Boston Logan International Airport, 45 miles and 55 miles, respectively, from the Sheraton Harborside Portsmouth Property.

According to the appraisal, the estimated 2015 population within a one-, three-, and five-mile radius of the Sheraton Harborside Portsmouth Property was 9,423, 26,636 and 41,386, respectively. The estimated 2015 median household income within a one-, three-, and five-mile radius was $64,070, $63,594 and $67,031, respectively.

According to the appraisal, the Sheraton Harborside Portsmouth Property’s submarket had 2014 occupancy, ADR and RevPAR of 76%, $159.27 and $121.11, respectively with RevPAR having grown at an average annual compounded rate of 3.0% for the period from 2003-2014.

There are no directly competitive properties that are either under construction or recently completed within the Sheraton Harborside Portsmouth’s submarket.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

MSBAM 2016-C29	Sheraton Harborside Portsmouth

Primary competitive properties with respect to the Sheraton Harborside Portsmouth Property are shown in the table below:

Competitive Property Summary
Property Name	Year Built/Renov	No. of Rooms	Commercial Demand	Group Demand	Leisure Demand	2014 Occupancy	2014 ADR	2014 RevPAR
Sheraton Harborside Portsmouth	1988/2015	180	25%	35%	40%	71.4%	$161.06	$114.96
Marriott Wentworth-by-the-Sea	2003/2015	161	15%	30%	55%	65-70%	$280-290	$190-200
Hilton Garden Inn – Downtown	2006/NA	131	25%	15%	60%	85-90%	$170-180	$140-150
Residence Inn – Downtown	2010/NA	128	35%	10%	55%	85-90%	$160-170	$140-150
Hampton Inn & Suites - Downtown	2014/NA	120	40%	10%	50%	70-75%	$170-180	$125-130
Total/Weighted Average		720	26%	22%	52%	77.2%	$191.56	$147.81

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sheraton Harborside Portsmouth Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	2015	2/29/2016 TTM	UW	UW/ Room
Occupancy(1)	62.0%	63.1%	66.7%	69.7%	67.6%(3)	71.4%	75.4%	75.5%	75.7%
ADR(1)	$150.13	$154.29	$158.47	$158.36	$160.14	$161.07	$166.29	$166.81	$166.81
RevPAR(1)	$93.08	$97.36	$105.70	$110.38	$108.25	$115.00	$125.38	$126.21	$126.21

Rooms Revenue	$6,113,635	$6,399,247	$6,941,159	$7,273,877	$7,111,842	$7,552,719	$8,237,710	$8,314,435	$8,314,435	$46,191
Food & Beverage	$3,450,775	$3,691,230	$3,397,066	$3,612,052	$3,722,547	$4,090,367	$4,094,675	$4,073,584	$4,073,584	$22,631
Other Income(2)	$968,794	$696,748	$759,600	$752,821	$1,020,615	$1,160,267	$1,370,366	$1,396,374	$1,396,374	$7,758
Total Revenue	$10,533,204	$10,787,225	$11,097,825	$11,638,750	$11,855,004	$12,803,353	$13,702,751	$13,784,393	$13,784,393	$76,580
Total Expenses	$7,647,611	$7,770,961	$7,982,247	$8,374,929	$9,058,018	$9,487,640	$9,901,144	$9,833,144	$9,943,456	$55,241
Net Op. Income	$2,885,593	$3,016,264	$3,115,578	$3,263,821	$2,796,986	$3,315,713	$3,801,607	$3,951,249	$3,840,937	$21,339
FF&E	$421,328	$431,489	$443,913	$465,550	$474,200	$512,134	$548,110	$551,376	$551,376	$3,063
Net Cash Flow	$2,464,265	$2,584,775	$2,671,665	$2,798,271	$2,322,786	$2,803,579	$3,253,497	$3,399,873	$3,289,561	$18,275

NOI DSCR	1.60x	1.67x	1.73x	1.81x	1.55x	1.84x	2.11x	2.19x	2.13x
NCF DSCR	1.36x	1.43x	1.48x	1.55x	1.29x	1.55x	1.80x	1.88x	1.82x
NOI Debt Yield	9.7%	10.1%	10.4%	10.9%	9.4%	11.1%	12.7%	13.2%	12.8%
NCF Debt Yield	8.2%	8.6%	8.9%	9.4%	7.8%	9.4%	10.9%	11.4%	11.0%

(1)	Historical and UW Occupancy, ADR and RevPAR figures have been taken from the Sheraton Harborside Portsmouth Borrower-provided financial statements. Occupancy as of 2/29/2016 TTM is based on industry report.

(2)	Other Income includes parking, vending, laundry, telephone, mini bar and miscellaneous income. Other Income also includes rental revenue from the non-collateral condominium units. 2015 condominium rental revenue was $143,251.

(3)	In 2013, 58 rooms were offline for renovations between April and July 2013.

Escrows and Reserves. The Sheraton Harborside Portsmouth Borrower deposited at loan origination $80,768 for real estate taxes and $197,788 for insurance premiums and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Sheraton Harborside Portsmouth Borrower maintains an acceptable blanket insurance policy). The Sheraton Harborside Portsmouth Borrower deposited at loan origination $262,500 for immediate repairs and is required to deposit monthly for furniture, fixtures and equipment (“FF&E”) an amount equal to 4% of rents for the calendar month two months prior, currently estimated at $43,681. The Sheraton Harborside Portsmouth Borrower deposited at loan origination $1,750,739 for FF&E in connection with the current property improvement plan that was completed in March 2016, and $650,000 for planned room renovations to be completed by March 2017. The Sheraton Harborside Portsmouth Borrower deposited at loan origination $1,000,000 to a seasonality reserve and is required to deposit monthly thereto during the months of May through October an amount established each April equal to (a) the amount that when added to the underwritten net cash flow would cause the debt service coverage ratio during the preceding November through April to equal 1.20x (b) less the amount on deposit in the reserve as of April 30 (c) divided by six.

Lockbox and Cash Management. The Sheraton Harborside Portsmouth Mortgage Loan has a hard lockbox with in-place cash management. During a Cash Sweep Period, the Sheraton Harborside Portsmouth Borrower will be required to deposit all excess cash with respect to the Sheraton Harborside Portsmouth Mortgage Loan to an account to be held by the lender as additional security for the Sheraton Harborside Portsmouth Mortgage Loan. A “Cash Sweep Period” will exist (i) upon the debt service coverage ratio being less than 1.10x for any quarter, and end upon the debt service coverage ratio being greater than or equal to 1.15x for two consecutive quarters, or (ii) during an event of default under the Sheraton Harborside Portsmouth Mezzanine Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. The “Sheraton Harborside Portsmouth Mezzanine Loan” refers to a loan in the original principal amount of $5,450,000 made to GNB Harborside, LLC by Bank of America, N.A., secured by 100% of the direct or indirect equity interest in the Sheraton Harborside Portsmouth Borrower, put in place simultaneously with the origination of the Sheraton Harborside Portsmouth Mortgage Loan and subsequently sold to Good Hill Master Fund LP and Good Hill Master Fund II LP. The Sheraton Harborside Portsmouth Mezzanine Loan and the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

MSBAM 2016-C29	Sheraton Harborside Portsmouth

Sheraton Harborside Portsmouth Mortgage Loan are subject to an intercreditor agreement between the Sheraton Harborside Portsmouth Mezzanine Loan lender and the Sheraton Harborside Portsmouth Mortgage Loan lender. The Sheraton Harborside Portsmouth Mezzanine Loan may be transferred at any time subject to the requirement and limitations set forth in the related mezzanine intercreditor agreement.

The following table presents certain information relating to the Sheraton Harborside Portsmouth Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Cut-off Date Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cut- off Date LTV
$5,444,315	14.50%	120	290	0	1.25x	10.9%	68.9%

Release of Property. Not permitted.

Terrorism Insurance. The Sheraton Harborside Portsmouth Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that does not exclude acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

MSBAM 2016-C29	One Canal Place

Mortgage Loan No. 7 – One Canal Place

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

MSBAM 2016-C29	One Canal Place

Mortgage Loan No. 7 – One Canal Place

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

MSBAM 2016-C29	One Canal Place

Mortgage Loan No. 7 – One Canal Place

One Canal Place
365 Canal Street
New Orleans, LA 70130
NEW ORLEANS
Treme-Lafitte
Faubourg Marigny
Mid-City
Iberville
BioDistrict
New Orleans
Medical District
French Quarter
Downtown
Warehouse District
Lower Garden District
Mississippi River
Louis Armstrong Park
Mahalia Jackson Theater for the Performing Arts
New Orleans Treme Center
Lemann Playground 1
Lemann Playground 2
Cabrini Playspot
LSU/VA Medical Center
MEDICAL CENTER OF LOUISIANA WEST CAMPUS
MEDICAL CENTER OF LOUISIANA EAST CAMPUS
Tulane University Medical Center
Louis Armstrong New Orleans Intl. Airport 13 miles
New Orleans Public Library
Freeport-McMoRan Building
DUNCAN PLAZA
City Hall
1515 Poydras
Mercedes-Benz Superdome
Benson Tower
1340 Poydras
1250 Poydras
CHAMPIONS SQUARE
Energy Centre
Smoothie King Center
US Post Office
Union Station
Place St. Charles
Pan American Life Center
Poydras Center
Gallier Hall
Lafayette Square
U.S. Federal Court
400 Poydras Tower
Piazza d'Italia
Harrah's Casino
World Trade Center
Spanish Plaza
Canal Street Wharf
Riverwalk Marketplace
Riverwalk
Louisiana Children's Museum
Confederate Museum
Lee Monument
Contemporary Arts Center
National World War II Museum and D-Day Museum
New Orleans Ernest N. Morial Convention Center
Mississippi River Heritage Park
Coliseum Square
Annunciation Playground
Crescent City Connection
Voodoo Museum
Preservation Hall
St. Louis Cathedral
The Presbytere
The Cabildo
Jackson Square
FRENCH MARKET
Washington Artillery Park
Pharmacy Museum
Jackson Brewery
Court of Appeals and State Supreme Court
Old Absinthe House
Napoleon House
Old Custom House
The Shops at Canal Place
Audubon Aquarium of the Americas
Woldenberg Riverfront Park
CANAL STREET FERRY
STREETCAR LINE
Canal St
Common St
Poydras St
Lafayette St
Girod St
Julia St
S Diamond St
Convention Blvd
Tchoupitoulas St
St Charles Ave
Carondelet St
Baronne St
O'Keefe Ave
Camp St
Magazine St
Constance St
Annunciation St
Erato St
Thalia St
Melpomene Ave
Terpsichore St
Euterpe St
Race St
Orange St
Henderson St
Prytania St
Coliseum St
Clio St
Simon Bolivar Ave
S Saratoga St
Martin Luther King Jr Blvd
N Claiborne Ave
N Rampart St
Basin St
N Peters St
Decatur St
Esplanade Ave
Dauphine St
Bourbon St
Royal St
Burgundy St
Chartres St
10
90
Lake Pontchartrain
Kenner
Metairie
River Ridge
Harahan
Elmwood
Bridge City
Waggaman
Avondale
Westwego
Harvey
Marrero
Gretna
Terrytown
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Algiers
Chalmette
Arabi
Bywater
Gentilly
Lakeview
Shrewsbury
Carrollton
Uptown
Audubon

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

MSBAM 2016-C29	One Canal Place

Mortgage Loan No. 7 – One Canal Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,800,000			Location:	New Orleans, LA 70130
Cut-off Date Balance:	$25,800,000			General Property Type:	Office
% of Initial Pool Balance:	3.2%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Loeb Partners; Aetna, Inc.			Year Built/Renovated:	1979/1990
Mortgage Rate:	4.4600%			Size:	631,627 SF
Note Date:	2/23/2016			Cut-off Date Balance per Sq Ft:	$41
First Payment Date:	4/1/2016			Maturity Date Balance per Sq Ft:	$37
Maturity Date:	3/1/2026			Property Manager:	Corporate Realty, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$4,367,626
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield:	16.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	18.5%
Additional Debt Type:	N/A			UW NCF DSCR:	2.93x (IO) 2.19x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$4,192,033 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,158,430 (12/31/2014)
Reserves(1)				3rd Most Recent NOI:	$3,734,026 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	82.7% (3/1/2016)
RE Tax:	$87,717	$87,717	N/A	2nd Most Recent Occupancy:	79.1% (12/31/2015)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	81.3% (12/31/2014)
Deferred Maintenance:	$237,825	$0	N/A	Appraised Value (as of):	$47,700,000 (2/12/2016)
Recurring Replacements:	$0	$10,528	N/A	Cut-off Date LTV Ratio:	54.1%
TI/LC:	$0	$66,847	$1,604,332	Maturity Date LTV Ratio:	49.6%
Other:	$512,236	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,800,000	41.5%	Loan Payoff:	$46,828,998	75.4%
Sale of Retail Condo(2):	$36,343,826	58.5%	Reserves:	$837,778	1.3%
			Closing Costs:	$595,861	1.0%
			Return of Equity:	$13,881,188	22.3%
Total Sources:	$62,143,826	100.0%	Total Uses:	$62,143,826	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Simultaneously with the closing of the One Canal Place Mortgage Loan, the sponsor subdivided the property into two condominiums, one comprising retail space, which does not serve as collateral for the One Canal Place Mortgage Loan and was sold to a third party, and one comprising the office tower, which solely comprises the collateral for the One Canal Place Mortgage Loan.

(3)	The increase in Most Recent Occupancy over 2nd Most Recent Occupancy is due primarily to four new leases which commenced since January 1, 2016 comprising 24,800 SF.

The Mortgage Loan. The seventh largest mortgage loan (the “One Canal Place Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,800,000 secured by a first priority fee mortgage encumbering portions of a 32-story office and retail tower comprising 631,627 collateral SF located in New Orleans, Louisiana (the “One Canal Place Property”). The proceeds of the One Canal Place Mortgage Loan, together with proceeds from the sale of the retail condominium which served as a portion of the collateral for the most recent prior financing of the property, were used to defease the existing mortgage loan secured by the One Canal Place Property in the original principal amount of $40.0 million, to pay closing costs, to fund upfront reserves and to return equity to the sponsor. The previous mortgage loan secured by the One Canal Place Property was included in the MSBAM 2012-C6 securitization trust.

The Borrower and the Sponsor. The borrower is OCP Office Owner LLC (the “One Canal Place Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy remote, with one independent director. The sponsors of the One Canal Place Mortgage Loan are Loeb Partners Realty LLC (“Loeb Partners”) and Aetna, Inc. and the guarantors of the One Canal Place Mortgage Loan are Loeb Partners and CPK, Inc. (a subsidiary of Loeb Holding Corp.). Loeb Partners has over 40 years of experience acquiring, repositioning and managing real estate investments and currently owns interests in and actively manages 16 properties in excess of 6 million gross SF. CPK, Inc. is controlled by Alan Gordon and Joseph S. Lesser, who serve as President and Chairman of Loeb Partners, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

MSBAM 2016-C29	One Canal Place

The Property. The One Canal Place Property is comprised of the Office Unit (as defined below) portion of a Class A, 32-story, multi-tenant office and retail building containing 631,627 collateral SF located at the corner of North Peters Street and Canal Street in the downtown central business district of New Orleans, Louisiana. The One Canal Place Property is connected to the adjoining Shops at Canal Place shopping mall and Westin New Orleans Canal Place hotel. The One Canal Place Property has easement rights to use a 10-story, 1,500 car garage that also services the Shops at Canal Place and the Westin New Orleans Canal Place. Of the 1,500 parking spaces, 650 are available to the One Canal Place Property tenants at market rates under a joint use agreement, for a parking ratio of 1.03 spaces per 1,000 SF of net rentable area. Other amenities at the One Canal Place Property include conference rooms with catering via the Westin New Orleans Canal Place, barber shop, health club, on-site management, 24-hour security and easy access to retail and dining options at the Shops at Canal Place, including Starbucks, Morton’s Steakhouse, two cafés and a deli.

The One Canal Place Property is subject to the One Canal Place Condominiums Association, Inc., which is comprised of two condominium units. The condominium unit that serves as collateral for the One Canal Place Mortgage Loan (the “Office Unit”) includes portions of floors 1-3 (including the area designated as the main entrance to the building), all of floors 4-32 and certain basement and mezzanine level areas in the building to be used for commercial office and storage space, and has a 91% undivided interest in the common elements of the condominium. The remaining condominium unit (the “Retail Unit”), consisting of portions of floors 1-3 that are used as a retail shopping mall does not serve as collateral for the One Canal Place Mortgage Loan. The One Canal Place Borrower has the right to appoint four members of the five member condominium board. Upon the recording of the condominium declaration, which occurred at loan origination, the Office Unit and the Retail Unit became separate tax parcels. However, due to local law requirements, the Office Unit and the Retail Unit will not be billed separately for real estate tax purposes until the end of 2016. Under the loan documents, the One Canal Place Borrower is required to promptly submit an application to the applicable governmental authority to cause the Office Unit to be separately billed for real estate tax purposes as one wholly independent tax lot, separate and apart from the Retail Unit. See “Escrows and Reserves” below.

The One Canal Place Property is currently 82.7% occupied as of March 1, 2016 by over 80 distinct tenants. The tenant mix includes legal tenants (approximately 30.6% of NRA), federal and state government (approximately 13.2% of NRA), technology/media (approximately 10.0% of NRA), maritime/shipping (approximately 9.3% of NRA), and architectural/engineering/construction services (approximately 4.0% of NRA). The five largest tenants at the One Canal Place Property are Phelps Dunbar (15.6% of NRA; 19.7% of underwritten base rent); General Services Administration operating as the New Orleans Passport Center (8.7% of NRA; 11.3% of underwritten base rent); The Times-Picayune, LLC (4.2% of NRA; 5.1% of underwritten base rent); M.G. Maher & Company, Inc. (3.0% of NRA; 3.3% of underwritten base rent) and Eskew+Dumez+Ripple (2.2% of NRA; 2.8% of underwritten base rent). Collectively, the top five tenants lease only 33.6% of NRA and represent 42.2% of underwritten base rent, with no other tenant at the One Canal Place Property representing more than 2.4% of NRA or 3.0% of underwritten base rent.

Major Tenants.

Phelps Dunbar (98,226 SF, 15.6% of NRA, 19.7% of underwritten base rent). Phelps Dunbar leases 93,120 SF of office space and 5,106 SF of storage space at the One Canal Place Property. Phelps Dunbar is a regional law firm based in New Orleans with more than 260 lawyers practicing across 10 United States offices and one London, United Kingdom office. Phelps Dunbar’s practices include admiralty, litigation, business, labor and employment, and insurance law with a focus on clients in the major commercial centers of the “Third Coast” of the United States from Houston, Texas to Tampa, Florida. Phelps Dunbar has been in occupancy at the One Canal Place Property since 2000 and has a current lease expiration date of February 28, 2022 with two 5-year or one 10-year lease renewal options. Phelps Dunbar has the one time right to reduce its space by either its highest or lowest floor as of March 1, 2017, by notice delivered not later than May 31, 2016, and payment of a termination fee equal to the unamortized amount as of the date such reduction takes effect of the landlord costs allocable to the reduced space.

General Services Administration (54,795 SF, 8.7% of NRA, 11.3% of underwritten base rent). The General Services Administration (“GSA”), operating as the New Orleans Passport Center, occupies 54,795 SF at the One Canal Place Property. The GSA lease began on January 12, 1999 and has a current expiration date of January 14, 2019 with no renewal or termination options remaining.

The Times-Picayune, LLC (26,779 SF, 4.2% of NRA, 5.1% of underwritten base rent). The Times-Picayune LLC (“The Times-Picayune”) is a Pulitzer Prize-winning American newspaper published in New Orleans, Louisiana since January 25, 1837. The Times-Picayune, together with the NOLA.com website comprise the NOLA Media Group division of Advance Publications, Inc. a privately-held media conglomerate. The Times-Picayune lease began on January 8, 2013 and has a current expiration date of January 31, 2024 with two 5-year lease renewal options and a termination option as of January 31, 2020 with at least nine months prior written notice and payment of a termination fee equal to unamortized landlord costs plus three months of gross rent at time of notice. The lease is partially guaranteed by the tenant’s parent company Advance Publications, Inc. for up to $1,000,000 through August 31, 2016 and for $500,000 thereafter.

M.G. Maher & Company, Inc. (18,777 SF, 3.0% of NRA, 3.3% of underwritten base rent). M.G. Maher & Company, Inc. (“M.G. Maher”) is an international freight forwarder, customs broker and logistics provider employing approximately 100 people in New Orleans, Louisiana and Houston, Texas. M.G. Maher has over 60 years of experience providing global shipping services for companies across all industry sectors. M.G. Maher has been in occupancy at the One Canal Place Property since 1992 and has a current lease expiration date of September 30, 2019 with one 5-year lease renewal option remaining.

Eskew+Dumez+Ripple (13,952 SF, 2.2% of NRA, 2.8% of underwritten base rent). Eskew+Dumez+Ripple leases 13,756 SF of office space and 196 SF of storage space at the One Canal Place Property. Eskew+Dumez+Ripple is an award-winning architecture and design firm founded in 1989 with a diverse body of work ranging from small, interior projects to large scale urban planning projects. The firm was awarded the Architecture Firm Award in 2014 by the American Institute of Architects, the highest honor the organization can bestow on a practicing architecture firm, and is the only firm in the Gulf Coast to receive the award. Eskew+Dumez+Ripple has been in occupancy since 1998 and has a lease expiration date of March 31, 2021 with no renewal or termination options remaining. Eskew+Dumez+Ripple has the right to cease to operate its business (“go dark”) at the One Canal Place Property (but continue paying contractual rent due under its lease) at any time.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

MSBAM 2016-C29	One Canal Place

The following table presents certain information relating to the leases at the One Canal Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
Phelps Dunbar(4)	NR/NR/NR	98,226	15.6%	$1,820,340	19.7%	$18.53	2/28/2022
General Services Administration (New Orleans Passport Center)(5)	AAA/Aaa/AA+	54,795	8.7%	$1,041,105	11.3%	$19.00	1/14/2019
The Times-Picayune, LLC(6)	NR/NR/NR	26,779	4.2%	$468,633	5.1%	$17.50	1/31/2024
M.G. Maher & Company, Inc.	NR/B3/B	18,777	3.0%	$308,348	3.3%	$16.42	9/30/2019
Eskew+Dumez+Ripple(7)	NR/NR/NR	13,952	2.2%	$256,766	2.8%	$18.40	3/31/2021
Subtotal/Wtd. Avg.		212,529	33.6%	$3,895,191	42.2%	$18.33

Other Tenants		309,890	49.1%	$5,324,800	57.8%	$17.18
Vacant Space		109,208	17.3%	$0	0.00%	$0.00
Total/Wtd. Avg.		631,627	100.0%	$9,219,991	100.0%	$17.65

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Phelps Dunbar has the one time right to reduce its space by either its highest or lowest floor as of March 1, 2017, by notice delivered not later than May 31, 2016, and payment of a fee equal to the unamortized landlord costs allocable to the reduced space.

(5)	Ratings are based on the ratings of the United States of America.

(6)	The Times-Picayune, LLC has a termination option as of January 31, 2020 with at least nine months prior written notice and payment of a termination fee equal to unamortized landlord costs plus three months of gross rent at time of notice.

(7)	Eskew+Dumez+Ripple has the right to cease to operate its business (“go dark”) at the One Canal Place Property (but continue paying contractual rent due under its lease) at any time.

The following table presents certain information relating to the lease rollover schedule at the One Canal Place Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	24	45,860	$12.71	7.3%	7.3%	$583,006	6.3%	6.3%
2016	12	19,337	$17.78	3.1%	10.3%	$343,895	3.7%	10.1%
2017	10	38,802	$17.97	6.1%	16.5%	$697,205	7.6%	17.6%
2018	17	69,883	$17.94	11.1%	27.5%	$1,253,596	13.6%	31.2%
2019	8	94,524	$18.38	15.0%	42.5%	$1,737,608	18.8%	50.1%
2020	16	54546	$17.76	8.6%	51.1%	$968,850	10.5%	60.6%
2021	9	62,420	$18.21	9.9%	61.0%	$1,136,813	12.3%	72.9%
2022	3	109,988	$18.43	17.4%	78.4%	$2,027,349	22.0%	94.9%
2023	1	280	$10.84	0.0%	78.5%	$3,036	0.0%	94.9%
2024	1	26,779	$17.50	4.2%	82.7%	$468,633	5.1%	100.0%
2025	0	0	$0.00	0.0%	82.7%	$0	0.0%	100.0%
2026	0	0	$0.00	0.0%	82.7%	$0	0.0%	100.0%
2027	0	0	$0.00	0.0%	82.7%	$0	0.0%	100.0%
Vacant	0	109,208	$0.00	17.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	101	631,627	$17.65	100.0%		$9,219,991	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	MTM space includes 11,523 SF for the property management office, shared conference rooms and other mechanical space.

The Market. The One Canal Place Property is located in the New Orleans, Louisiana central business district. It is adjacent to the French Quarter and located four blocks from the Ernest N. Morial Convention Center. Other attractions in the immediate area include Harrah’s Casino, located across Canal Street to the south of the One Canal Place Property, and the Audubon Aquarium of the Americas, located across Badine Street to the east of the One Canal Place Property. Access to the One Canal Place Property is provided via Interstate 10 and U.S. Highway 90. Public transportation is available via numerous bus lines and the streetcar line on St. Charles, and the One Canal Place Property is located within ten miles of New Orleans International Airport.

The estimated 2015 population within a one-, three-, and five-mile radius of the One Canal Place Property is 14,369, 176,253 and 365,098, respectively, according to a third party market research report. The population within a one-, three-, and five-mile radius is projected to increase annually by 1.63%,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

MSBAM 2016-C29	One Canal Place

1.65% and 1.51%, respectively, through 2020, according to a third party market research report. The 2015 average household income within a one-, three- and five-mile radius of the One Canal Place Property is estimated to be $77,829, $52,790 and $59,084, respectively.

According to a third party research report, the New Orleans central business district Class A office submarket totals approximately 4.7 million SF with an average quoted rental rate of $18.00 PSF and a vacancy rate of 7.5% as of year-end 2015. The New Orleans central business district office market as a whole consists of approximately 8.8 million SF with an average quoted rental rate of $16.47 PSF and vacancy rate of 13.5% as of year-end 2015. The wider New Orleans/Metairie/ Kenner Class A office market consists of 32 buildings totaling approximately 11.9 million SF of space, with a vacancy rate of 7.8% and an average quoted rental rate of $18.80 PSF. According to the appraisal, the One Canal Place Property’s competitive set consists of four Class A properties totaling approximately 2.6 million SF with a vacancy rate of 10.7%.

The following table presents recent occupancy and leasing data at competitive office buildings with respect to the One Canal Place Property:

Competitive Property Summary
Property Name/Address	Year Built	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF
400 Poydras Tower 400 Poydras Street New Orleans, LA	1983	599,406	Lewis Brisbois Bisgaard Consul General of Dominican Republic	5,023 1,294	May 2015 January 2015	5.2 5.0	$18.83 $16.00
1250 Poydras and 639 Loyola Office Towers 1250 Poydras Street, 639 Loyola Avenue New Orleans, LA	1978	946,340	Confidential	969	January 2016	3.0	$19.50
1515 Poydras Street 1515 Poydras Street New Orleans, LA	1983	529,474	URS Corporation	58,296	July 2014	10.7	$17.00
1st Bank & Trust Tower 909 Poydras Street New Orleans, LA	1987	545,157	Coker & Palmer First Insurance	2,019 4,965	June 2015 February 2015	5.0 5.0	$18.00 $18.50

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Canal Place Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW PSF
Base Rent	$8,676,359	$8,871,714	$8,645,506	$8,439,912	$11,190,124	$17.72
Total Recoveries	$223,164	$266,754	$573,298	$635,498	$569,857	$0.90
Other Income	$26,452	$36,195	$81,870	$85,789	$40,000	$0.06
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,970,133)	($3.12)
Effective Gross Income(1)	$8,925,975	$9,174,663	$9,300,674	$9,161,199	$9,829,848	$15.56
Total Operating Expenses	$4,790,414	$5,440,637	$5,142,244	$4,969,166	$5,462,222	$8.65
Net Operating Income	$4,135,561	$3,734,026	$4,158,430	$4,192,033	$4,367,626	$6.91
Capital Expenditures	$0	$0	$0	$0	$126,325	0.20
TI/LC	$0	$0	$0	$0	$821,115	$1.30
Net Cash Flow	$4,135,561	$3,734,026	$4,158,430	$4,192,033	$3,420,186	$5.41

Occupancy %(2)	81.6%	86.2%	81.3%	79.1%	82.7%
NOI DSCR	2.65x	2.39x	2.66x	2.68x	2.80x
NOI DSCR (IO)	3.54x	3.20x	3.56x	3.59x	3.74x
NCF DSCR	2.65x	2.39x	2.66x	2.68x	2.19x
NCF DSCR (IO)	3.54x	3.20x	3.56x	3.59x	2.93x
NOI Debt Yield	16.0%	14.5%	16.1%	16.2%	16.9%
NCF Debt Yield	16.0%	14.5%	16.1%	16.2%	13.3%

(1)	The increase in UW Effective Gross Income over 2015 Effective Gross Income is due primarily to underwritten rent bumps through March 1, 2017 totaling $253,102.

(2)	Occupancy % for each of 2012, 2013, 2014 and 2015 is based on physical occupancy as of December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015, respectively. UW Occupancy % is based on in-place economic occupancy as of March 1, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

MSBAM 2016-C29	One Canal Place

Escrows and Reserves. The One Canal Place Borrower deposited $87,717 at loan origination for real estate taxes and is required to escrow monthly (i) 1/12th of the annual estimated tax payments (which until real estate taxes for the One Canal Place Property and for the Retail Unit (which is not part of the One Canal Place Property) are billed separately, must include taxes for both the One Canal Place Property and such Retail Unit), and (ii) 1/12th of the annual estimated insurance premiums for the Office Unit and related limited common elements (unless the One Canal Place Borrower maintains an acceptable blanket or umbrella policy). The One Canal Place Borrower deposited $237,825 in escrow at loan origination for external waterproofing of the One Canal Place Property, which is required to be completed by May 2016. The One Canal Place Borrower deposited $452,940 in escrow at loan origination for tenant improvements and leasing commissions owed to ten tenants at the One Canal Place Property, which include the largest tenant, Phelps Dunbar. The One Canal Place Borrower deposited $59,296 in escrow at origination for free rent for the tenant Manion Gaynor, which is required to be disbursed to the One Canal Place Borrower in the amount of $17,000 monthly provided that no event of default is continuing under the One Canal Place Mortgage Loan. The One Canal Place Borrower is required to deposit monthly $10,528 into an escrow for capital expenditures. The One Canal Place Borrower is required to deposit monthly $66,847 into an escrow for tenant improvements and leasing commissions; provided that the One Canal Place Borrower is not required to deposit such monthly amount at any time that the funds in such escrow equal or exceed $1,604,332. In addition, in the event that the guarantors of the One Canal Place Mortgage Loan fail to have a collective net worth of at least $5,000,000, in order to avoid an event of default under the One Canal Place Mortgage Loan, the One Canal Place Borrower is required to either provide a replacement or additional guarantor that meets the requirements of the loan documents and that causes the guarantors, in the aggregate, to satisfy such net worth requirement, or to deposit into escrow an amount, as reasonably determined by lender, equal to the positive difference of (i) $5,000,000 over (ii) the sum of the net worth of each guarantor. Any such escrow is required to be held as additional collateral for the One Canal Place Mortgage Loan; provided that such escrow is required to be released if additional or replacement guarantors are provided as described above.

Lockbox and Cash Management. A hard lockbox is in place with respect to the One Canal Place Mortgage Loan. The One Canal Place Mortgage Loan has springing cash management (i.e., the One Canal Place Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Event Period). If no Cash Sweep Event Period is continuing, funds in the lockbox account are required to be swept daily to an account designated by the One Canal Place Borrower. Upon the first occurrence of a Cash Sweep Event Period, the One Canal Place Borrower is required to establish a cash management account, and during the continuance of a Cash Sweep Event Period, funds in the lockbox account are required to be transferred to the cash management account and applied on each monthly payment date to pay debt service on the One Canal Place Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, during the continuance of a Cash Sweep Event Period (other than a Cash Sweep Event Period which is due to an event of default under the One Canal Place Mortgage Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender) and extraordinary operating expenses or capital expenses not referenced in the annual budget and (except in the case of non-discretionary expenses) approved by the lender, and to disburse the remainder, provided no event of default is continuing under the One Canal Place Mortgage Loan, (i) if a Cash Sweep Event Period is continuing, into an account to be held by the lender as additional security for the One Canal Place Mortgage Loan during the continuance of such Cash Sweep Event Period and (ii) otherwise, to the One Canal Place Borrower.

A “Cash Sweep Event Period” will:

(i) commence upon the occurrence and continuance of an event of default under the One Canal Place Mortgage Loan and continue until the cure (if applicable) of the event of default, or

(ii) commence upon the date the debt service coverage ratio on the One Canal Place Mortgage Loan is less than 1.15 to 1.00 for two consecutive calendar quarters and continue until the date such debt service coverage ratio equals or exceeds 1.20 to 1.00 for two consecutive calendar quarters.

However, with respect to any Cash Sweep Event Period under clause (ii) above, (i) if such Cash Sweep Event Period is attributable to a Rollover Tenant Trigger, as defined below, then such Cash Sweep Event Period shall expire upon the date of the occurrence of a Rollover Tenant Cure, as defined below and (ii) the One Canal Place Borrower may cure any such Cash Sweep Event Period if it delivers as additional collateral, within five business days after its occurrence, immediately available funds or a letter of credit meeting the requirements of the loan documents, in either case, in an amount that would, if such amount were deducted from the outstanding principal balance of the One Canal Place Mortgage Loan and debt service were recalculated based on such reduced principal balance, result in a debt service coverage ratio of at least 1.15 to 1.00 (which collateral is required to be released to the One Canal Place Borrower if the debt service coverage ratio equals or exceeds 1.20 to 1.00 for two consecutive calendar quarters).

A “Rollover Tenant Trigger” means the debt service coverage ratio on the One Canal Place Mortgage Loan being less than 1.15 to 1.00 solely as a result of excluding from operating income payments from any tenant (the “Rollover Tenant”) during the last six months of the term of such tenant’s lease if such Rollover Tenant has not renewed its lease.

A “Rollover Tenant Cure” means a (i) a Rollover Tenant has entered into a new or extension lease in accordance with the terms of the loan documents, which is in full force or commences automatically upon expiration of the current term, does not contain termination rights exercisable prior to its commencement, does not contain any rent abatement or tenant improvement allowances (unless the One Canal Place Borrower deposits, or there is otherwise on deposit in the rollover escrow, sufficient funds to pay the same), and causes the debt service coverage ratio to be equal to or greater than 1.15 to 1.00 (assuming such tenant’s rent is included in such calculation), and (ii) the debt service coverage ratio would be less than 1.15 to 1.00 if such rent were not included.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

MSBAM 2016-C29	One Canal Place

Terrorism Insurance. The One Canal Place Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available, in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance, or the loan amount, whichever is lesser). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) (including any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism. However, if TRIPRA (or a subsequent statute, extension or reauthorization) is not in effect, the One Canal Place Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Premium Cap (defined below) but must obtain the maximum amount of terrorism insurance available for the Terrorism Premium Cap. “Terrorism Premium Cap” means an amount equal to at least $0.10 per $100 of total insurable value of the One Canal Place Property on a stand-alone basis (including without limitation the all risk and business interruption insurance) at the time that terrorism coverage is excluded from any policy.

Insurance Coverage. The One Canal Place Property has an insurable value of $112,000,000 and is covered by a blanket insurance policy that maintains a $196,927,000 limit for all-risk coverage. The all risk limit includes both the real property and business income portions of the policy. The insurance policy provides wind/named storm coverage at the full limit of $196,927,000, which applies per occurrence and reinstates after every loss. The One Canal Place Property is covered by a National Flood Insurance Program insurance policy in the amount of $500,000 for building and $500,000 for contents, which provides the primary layer of flood insurance coverage, and the all-risk insurance policy provides an additional $10,000,000 of flood coverage applying per occurrence and in the aggregate.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

MSBAM 2016-C29	Radisson Hotel Freehold

Mortgage Loan No. 8 – Radisson Hotel Freehold

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

MSBAM 2016-C29	Radisson Hotel Freehold

Mortgage Loan No. 8 – Radisson Hotel Freehold

Radisson Hotel Freehold
50 Gibson Place
Freehold, NJ 07728
NY City 39 miles
Princeton 19 miles
Trenton 21 miles
East Brunswick
Brunswick Square
South Brunswick Township
Spotswood
Dubernal Lake
Jamesburg County Park
MIDDLESEX COUNTY
Old Bridge
Brownville
Glenwood Country Club
Matawan
MATAWAN
Keyport
HAZLET
NJ TRANSIT
Holmdel Towne Center
Strathmore
PNC Bank Arts Center
Garden State Parkway
Holmdel County Park
Bell Works
Holmdel
Marlboro Township
Marlboro
Marlboro Plaza
Old Bridge Township Raceway Park
Old Bridge Airport
Pine Brook Golf Course
Big Brook Park
Forsgate Country Club
Jamesburg
Thompson County Park
Monroe Township
Yorketown
Englishtown
Manalapan Township
Holland Orchards Country Club
MONMOUTH COUNTY
Colts Neck
Hominy Hill Golf Course
East Freehold
Freehold
Monmouth Battlefield State Park
Battlefield Country Club
Knob Hill Country Club
Freehold Raceway Mall
Freehold Marketplace
Earle US Naval Weapons Station
Millhurst
Millstone Township
West Freehold
Howell Township
Charleston Springs Golf Course
Turkey Swamp County Park
Metedeconk National Golf Club
Six Flags Hurricane Harbor
Six Flags Great Adventure
Jackson Township
OCEAN COUNTY
Cranbury Rd
Old Stage Rd
Manalapan Rd
Englishtown Rd
Old Bridge-Matawan Rd
Ticetown Rd
Texas Rd
Tennent Rd
Line Rd
Crawfords Corner Rd
Laurel Ave
Conover Rd
Old Forge Rd
Spotswood-Englishtown Rd
Newman Springs Rd
Union Hill Rd
Wickatunk Rd
Buckelew Ave
Vanderburg Rd
Phalanx Rd
Ryan Rd
E. Freehold Rd
Montrose Rd
Perrineville Rd
Dey Grove Rd
Iron Ore Rd
Millhurst Rd
Englishtown-Freehold Rd
Woodward Rd
Smithburg Rd
Baird Rd
Gulley Rd
Park Ave
Ashbury Ave
Five Points Rd
Halls Mill Rd
Sweetmans Ln
Elton-Adelphia Rd
Adelphia Rd
Georgia Rd
Colts Neck Rd
Millstone Rd
Jackson Mills Rd
Monmouth Rd
W. Commodore Blvd
County Line Rd
Bennetts Mills Rd
Stump Tavern Rd
9
18
34
35
79
95
195
520
537
571
527
33
JERSEY CITY
NEWARK
NEW YORK
Elizabeth
Plainfield
Somerville
Easton
Phillipsburg
Morristown
New Brunswick
Edison
Old Bridge
Marlboro
Freehold
Princeton
Hopewell
Doylestown
PENNSYLVANIA
TRENTON
Levittown
NEW JERSEY
PHILADELPHIA
CAMDEN
Burlington
Moorestown
Cherry Hill
Toms River
Asbury Park
Long Branch
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

MSBAM 2016-C29	Radisson Hotel Freehold

Mortgage Loan No. 8 – Radisson Hotel Freehold

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,500,000			Location:	Freehold, NJ 07728
Cut-off Date Balance:	$21,373,901			General Property Type:	Hospitality
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Lucky Kids, LLC; Carey Tajfel; Doran Tajfel			Year Built/Renovated:	1979/2007-2009
Mortgage Rate:	4.9250%			Size:	121 Rooms
Note Date:	11/18/2015			Cut-off Date Balance per Unit:	$176,644
First Payment Date:	1/1/2016			Maturity Date Balance per Unit:	$146,090
Maturity Date:	12/1/2025			Property Manager:	Hotels Unlimited, Inc.; Garden State Hotels, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	None			UW NOI:	$2,639,329
Seasoning:	5 months			UW NOI Debt Yield:	12.3%
Prepayment Provisions:	LO (29); DEF (87); O (4)			UW NOI Debt Yield at Maturity:	14.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.69x
Additional Debt Type:	N/A			Most Recent NOI:	$2,560,000 (1/31/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,636,000 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,916,000 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	71.7% (1/31/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	75.7% (12/31/2014)
RE Tax:	$54,677	$10,935	N/A	3rd Most Recent Occupancy:	76.1% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$35,000,000 (10/9/2015)
Recurring Replacements:	$0	$26,303	N/A	Cut-off Date LTV Ratio:	61.1%
				Maturity Date LTV Ratio:	50.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,500,000	100.0%	Loan Payoff:	$4,977,595	23.2%
			Reserves:	$54,677	0.3%
			Closing Costs:	$257,624	1.2%
			Return of Equity:	$16,210,104	75.4%
Total Sources:	$21,500,000	100.0%	Total Uses:	$21,500,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Radisson Hotel Freehold Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,500,000 secured by a first priority fee mortgage encumbering a full service hospitality property known as the Radisson Hotel Freehold in Freehold, New Jersey (the “Radisson Hotel Freehold Property”). The proceeds of the Radisson Hotel Freehold Mortgage Loan were used to refinance a previous mortgage loan with an outstanding principal balance of approximately $4,977,595, to fund reserves, pay closing costs, and return equity to the Radisson Hotel Freehold Borrower.

The Borrower and the Sponsor. The borrower is GPLR, LLC (the “Radisson Hotel Freehold Borrower”), a special-purpose, New Jersey limited liability company with one independent director. The Radisson Hotel Freehold Borrower is partially owned and controlled by Carey Tajfel, Doran Tajfel and Lucky Kids, LLC. Carey Tajfel and Doran Tajfel serve as the nonrecourse carve-out guarantors and are currently to Co-Presidents of Hotels Unlimited, Inc. (“Hotels Unlimited”).

Hotels Unlimited is a privately held East Windsor New Jersey-based hospitality company that currently operates ten hotels with approximately 1,300 rooms under various brands including Radisson, Holiday Inn and Holiday Inn Express, DoubleTree, Days Inn, Ramada, and Hilton Garden Inn. Hotels Unlimited was founded in 1979 by Henry Tajfel, the company’s chairman.

The Property. The Radisson Hotel Freehold Property is a five-story, 121-room (including ten approximately 700 SF suites), full service Radisson hotel in Freehold, New Jersey. Non-suite rooms average 350 SF. There are 260 surface parking spaces. Amenities include the Winner’s Circle Restaurant (65 seats) and Lounge (25 seats), 9,691 SF of meeting space, including the 5,100 SF, 500-person capacity Crystal Ballroom, the 2,173 SF Emerald Ballroom, the 1,340 SF Salon and the 1,078 SF Atrium, a fitness center, a business center and an outdoor swimming pool.

Commercial demand in the submarket, and the largest demand segment for the Radisson Hotel Freehold Property, is generated by corporate tenants in the area, including the Nestle Group, CentraState Healthcare System, Senior Lifestyle Corporate, International Vitamin Corporation, Golden Corral, ALE Solutions, and Zenith Marketing Group. The Radisson Hotel Freehold Property is also host to a large number of meetings, weddings, bar/bat mitzvahs,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

MSBAM 2016-C29	Radisson Hotel Freehold

and other social, military, educational, religious, and fraternal, including sports team, events. As a result, a large portion of the hotel’s revenue stream is derived from the food and beverage category.

The current franchise agreement with Radisson Hotels International, Inc. began in 2007, when the Radisson Hotel Freehold Property was converted from an un-flagged hotel at a cost of approximately $6.8 million, and has a current expiration date of December 31, 2028.

According to the appraisal, the Radisson Hotel Freehold Property generates approximately 50% of its room nights from commercial business, 25% from meeting and group business, and 25% from leisure business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Radisson Hotel Freehold			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	70.9%	$109.77	$77.81	76.1%	$116.17	$88.35	107.3%	105.8%	113.5%
2014	63.0%	$107.31	$67.60	75.4%	$119.84	$90.42	119.8%	111.7%	133.8%
1/31/2016 TTM	66.1%	$107.53	$71.05	71.7%	$125.55	$90.07	108.6%	116.8%	126.8%

Source: Industry Report

The Market. The Radisson Hotel Freehold Property is located in Freehold, Monmouth County, New Jersey, within the Central New Jersey market, approximately 30 miles southwest of New York City. According to the appraisal, Monmouth County has an estimated 2015 population of approximately 632,680 people and a 2015 estimated average household income of $119,643 per year. The township of Freehold is located in the center of Monmouth County. Within a 5-mile radius of the Radisson Hotel Freehold Property, the estimated 2015 population is 99,669 people and the 2015 estimated average household income is $127,720. Major employers in the Central New Jersey market include Merck, Robert Wood Johnson University Hospital, Bristol Myers Squibb, Merrill Lynch, U.S. Army Communications, Princeton University, Meridian Health Systems, Rutgers State University, Saker ShopRite’s, Inc., Johnson & Johnson, Novo Nordisk, Wakenfern Food Corporation and CitiGroup.

Primary competitive properties to the Radisson Hotel Freehold Property are shown in the table below:

Competitive Property Summary
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Commercial	Meeting & Group	Leisure	2014 Occupancy	2014 ADR	2014 RevPAR
Radisson Hotel Freehold	121	1979	9,691	50%	25%	25%	75.5%	$119.39	$90.18
Courtyard Tinton Falls Eatontown	121	1985	550	35%	20%	45%	67.0%	$110.00	$73.70
Sheraton Hotel Eatontown	208	1987	22,000	55%	25%	20%	59.0%	$121.00	$71.39
Doubletree Tinton Falls Eatontown	178	1974	8,400	55%	25%	20%	62.0%	$114.00	$70.68
Courtyard Wall @ Monmouth Shores Corporate Park	113	2007	985	40%	15%	45%	72.0%	$124.00	$89.28
Hampton Inn Neptune Wall	109	2012	675	60%	15%	25%	65.0%	$108.00	$70.20
Holiday Inn East Windsor Cranbury Area	201	1972	14,250	50%	30%	20%	63.0%	$86.00	$54.18
Hampton Inn East Windsor	80	2004	400	60%	15%	25%	62.0%	$111.00	$68.82

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Radisson Hotel Freehold Property.

Cash Flow Analysis
	2011	2012	2013	2014	2015	1/31/2016 TTM	UW	UW per Room
Occupancy	68.6%	75.3%	76.1%	75.7%	71.7%	71.7%	71.7%
ADR	$115.45	$115.93	$116.17	$119.38	$125.67	$125.55	$125.55
RevPAR	$79.23	$87.29	$88.35	$90.41	$90.10	$90.07	$90.07

Rooms Revenue	$3,499,000	$3,866,000	$3,902,000	$3,993,000	$3,979,000	$3,978,000	$3,978,000	$32,876
Food & Beverage	$2,748,000	$2,985,000	$3,603,000	$3,491,000	$3,921,000	$3,933,000	$3,933,000	$32,504
Other Income	$76,000	$97,000	$108,000	$126,000	$113,000	$114,000	$114,000	$942
Total Revenue	$6,323,000	$6,948,000	$7,613,000	$7,610,000	$8,013,000	$8,025,000	$8,025,000	$66,322
Total Expenses	$4,168,000	$4,261,000	$4,697,000	$4,974,000	$5,450,000	$5,465,000	$5,385,671	$44,510
Net Op. Income	$2,155,000	$2,687,000	$2,916,000	$2,636,000	$2,563,000	$2,560,000	$2,639,329	$21,813
FF&E	$253,000	$278,000	$305,000	$304,400	$321,000	$322,000	$321,000	$2,653
Net Cash Flow	$1,902,000	$2,409,000	$2,611,000	$2,331,600	$2,242,000	$2,238,000	$2,318,329	$19,160
NOI DSCR	1.57x	1.96x	2.12x	1.92x	1.87x	1.86x	1.92x
NCF DSCR	1.39x	1.75x	1.90x	1.70x	1.63x	1.63x	1.69x
NOI Debt Yield	10.1%	12.6%	13.6%	12.3%	12.0%	12.0%	12.3%
NCF Debt Yield	8.9%	11.3%	12.2%	10.9%	10.5%	10.5%	10.8%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

MSBAM 2016-C29	Radisson Hotel Freehold

Escrows and Reserves. The Radisson Hotel Freehold Borrower deposited $54,677 into a tax escrow at loan origination and is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Radisson Hotel Freehold Borrower maintains an acceptable blanket or umbrella policy). The Radisson Hotel Freehold Borrower is required to deposit monthly into an escrow for furniture, fixtures and equipment an amount equal to the greater of (i) the amount of the deposit (if any) for such items required by the related franchisor under the franchise agreement for the Radisson Hotel Freehold Property and (ii) an amount equal to 1/12 of 4% of the operating income of the Radisson Hotel Freehold Property for the preceding calendar year (which amount equals $26,303 for each monthly payment date occurring in 2016 and thereafter is required to be adjusted annually by lender each January based on the foregoing formula).

Lockbox and Cash Management. A hard lockbox is in place with respect to the Radisson Hotel Freehold Mortgage Loan. The Radisson Hotel Freehold Mortgage Loan has springing cash management (i.e., the Radisson Hotel Freehold Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). If no Cash Sweep Period is continuing, funds in the lockbox account are required to be swept daily to an account designated by the Radisson Hotel Freehold Borrower. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account and applied on each monthly payment date to pay debt service on the Radisson Hotel Freehold Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse, during the continuance of a Cash Sweep Period (other than a Cash Sweep Period which is due to an event of default under the Radisson Hotel Freehold Mortgage Loan), the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender), together with other amounts incurred by the Radisson Hotel Freehold Borrower in connection with the operation and maintenance of the Radisson Hotel Freehold Property and approved by the lender, and to disburse the remainder, provided no event of default is continuing under the Radisson Hotel Freehold Mortgage Loan, (i) if a Cash Sweep Period is continuing solely as a result of a PIP Trigger Event (as defined below), into a subaccount for property improvement plan (“PIP”) costs and (ii) otherwise, to an account to be held by the lender as additional security for the Radisson Hotel Freehold Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will:

(i) commence upon the occurrence of an event of default under the Radisson Hotel Freehold Mortgage Loan and continue until the cure (if applicable) of the event of default, or

(ii) commence upon the date the debt service coverage ratio on the Radisson Hotel Freehold Mortgage Loan is less than 1.15 to 1.00 for the immediately preceding six months and continue until the date such debt service coverage ratio equals or exceeds 1.20 to 1.00 for the immediately preceding six months, or

(iii) commence upon the date either the Radisson Hotel Freehold Borrower or the lender receives notice from the franchisor of (a) an uncured event of default under the franchise agreement or (b) the Radisson Hotel Freehold Property is not being operated and/or maintained in accordance with the franchisor’s standards, resulting in the Radisson Hotel Freehold Borrower not being in good standing with the franchisor (to the extent the Radisson Hotel Freehold Borrower fails or refuses to cure (a) or (b) within 30 days after transmittal of the franchisor’s notice) and continue until (x) the lender receives a written estoppel of the franchisor stating that the franchise event of default has been cured to the franchisor’s satisfaction and (y) there has been no such franchise event of default for 60 days, or

(iv) commence upon the date the franchise agreement is terminated and continue until the date a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender, and the Radisson Hotel Freehold Property has been operated as a hotel for 60 days under the replacement franchise agreement and there has been no franchise event of default, or

(v) commence upon the date that is one year prior to the expiration of the franchise agreement and continue until the earlier of (a) the franchise agreement is extended on terms reasonably acceptable to the lender or (b) a replacement franchise agreement in form and substance reasonably acceptable to the lender has been entered into with a franchisor approved by the lender, or

(vi) commence upon the date that any PIP imposed by the franchisor after the date of loan origination goes into effect (a “PIP Trigger Event”) and continue until the total sums deposited into the PIP costs subaccount from the cash management account equal 125% of the total costs under such PIP.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Radisson Hotel Freehold Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available, in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) (including any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

MSBAM 2016-C29	Le Meridien Cambridge MIT

Mortgage Loan No. 9 – Le Meridien Cambridge MIT

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

MSBAM 2016-C29	Le Meridien Cambridge MIT

Mortgage Loan No. 9 – Le Meridien Cambridge MIT

Le Meridien Cambridge MIT
20 Sidney Street
Cambridge, MA 02139
Everett
Mystic River
Somerville
Charlestown
CAMBRIDGE
BOSTON
Beacon Hill
Downtown
North End
Gov't Center
Chinatown
Back Bay
Fenway
South End
Brookline
NORFOLK COUNTY
SUFFOLK COUNTY
Mission Hill
Roxbury
Charles River
Boston Common
Boston Naval Shipyard Natl. Historic Site
Logan Intl. Airport 2 miles
Massachusetts Institute of Technology
Harvard University
Harvard Business School
Harvard Law School
Harvard Medical School
Boston University
Northeastern University
Massachusetts General Hospital
Museum of Science
CambridgeSide Galleria
TD Garden
Fenway Park
Back Bay Fens
Prudential Center
Copley Place
Charles River Reservation
Parker Hill Playground
Malcolm Park
Massachusetts Ave.
Memorial Dr
Storrow Memorial Dr
Commonwealth Ave
Mass Pike
Soldiers Field Rd
Columbus Ave
Edwin H. Land Blvd
Broadway
Cambridge St
RED LINE
GREEN LINE
ORANGE LINE
HARVARD
CENTRAL
KENDALL/MIT
PORTER
LECHMERE
SCIENCE PARK
NORTH STATION
SOUTH STATION
Mass Ave
Boston Convention & Exhibition Center
Wakefield
Peabody
Lynn
Malden
Medford
Revere
Waltham
Newton
Quincy
Weymouth
Atlantic Ocean
Dedham
Lexington
Burlington
Braintree

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSBAM 2016-C29	Le Meridien Cambridge MIT

Mortgage Loan No. 9 – Le Meridien Cambridge MIT

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$21,100,000			Location:	Cambridge, MA 02139
Cut-off Date Balance(1):	$21,100,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Full Service
Loan Purpose:	Acquisition			Title Vesting:	Leasehold
Sponsor:	Kui Cai			Year Built/Renovated:	1998/2016
Mortgage Rate:	4.9330%			Size:	210 Rooms
Note Date:	11/25/2015			Cut-off Date Balance per Unit(1):	$343,810
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$328,886
Maturity Date:	12/1/2020			Property Manager:	Merritt Hospitality, LLC
Original Term to Maturity:	60 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$7,939,296
Seasoning:	5 months			UW NOI Debt Yield(1):	11.0%
Prepayment Provisions:	LO (29); DEF (27); O (4)			UW NOI Debt Yield at Maturity(1):	11.5%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.95x (IO) 1.53x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$7,935,266 (12/31/2015)
Additional Debt Balance:	$51,100,000			2nd Most Recent NOI:	$7,922,918 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$6,619,112 (12/31/2013)
Reserves(2)				Most Recent Occupancy:	88.9% (2/29/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.5% (12/31/2014)
RE Tax:	$177,680	$88,840	N/A	3rd Most Recent Occupancy:	88.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$106,000,000 (10/1/2015)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(3):	68.1%
Other:	$3,607,284	Springing	N/A	Maturity Date LTV Ratio(1):	65.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses(4)	Proceeds	% of Total
Loan Amount(1):	$72,200,000	66.9%	Purchase Price:	$103,250,000	95.7%
Borrower Equity:	$35,716,223	33.1%	Reserves:	$3,784,964	3.5%
			Closing Costs:	$881,259	0.8%
Total Sources:	$107,916,223	100.0%	Total Uses:	$107,916,223	100.0%

(1)	The Le Meridien Cambridge MIT Mortgage Loan is a part of the Le Meridien Cambridge MIT Whole Loan, which is comprised of three pari passu notes with an aggregate original principal balance of $72,200,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Le Meridien Cambridge MIT Whole Loan.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	The Le Meridien Cambridge MIT Property has an “Upon Completion” appraised value as of October 1, 2016 of $113,000,000 assuming completion of the proposed renovations. The Upon Completion appraised value produces a Cut-off Date LTV Ratio of 63.9% and a Maturity Date LTV Ratio of 61.1% based on the Le Meridien Cambridge MIT Whole Loan.

(4)	The Le Meridien Cambridge MIT Borrower acquired the Le Meridien Cambridge MIT Property for a purchase price of $103,250,000. The seller was responsible for the cost of recently completed renovations estimated at $2,605,148 and the Le Meridien Cambridge MIT Borrower is investing approximately $3,077,284 for additional renovations. After such additional renovations, the Le Meridien Cambridge MIT Borrower’s cost basis will be approximately $107,034,964 including closing costs and reserves.

The Mortgage Loan. The ninth largest mortgage loan (the “Le Meridien Cambridge MIT Mortgage Loan”) is part of a whole loan (the “Le Meridien Cambridge MIT Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $72,200,000 all of which are secured by a first priority leasehold mortgage encumbering the condominium interests subject to ground leases in a full service hospitality property known as Le Meridien Cambridge MIT in Cambridge, Massachusetts (the “Le Meridien Cambridge MIT Property”). Promissory Note A-2 in the original principal amount of $21,100,000 represents the Le Meridien Cambridge MIT Mortgage Loan. Promissory Note A-1 in the original principal amount of $30,000,000 is currently held by the MSBAM 2016-C28 securitization trust and Promissory Note A-3 in the original principal amount of $21,100,000 is currently held by Bank of America, National Association or an affiliate thereof and is expected to be contributed to a future securitization trust (Promissory Note A-1 and Promissory Note A-3 collectively, the “Le Meridien Cambridge MIT Pari Passu Companion Loans”). The Le Meridien Cambridge MIT Whole Loan is being serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C28 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Le Meridien Cambridge MIT Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the Le Meridien Cambridge MIT Whole Loan, together with $35,716,223 cash equity from the Le Meridien Cambridge MIT Borrower, were used to acquire the Le Meridien Cambridge MIT Property, fund upfront reserves and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSBAM 2016-C29	Le Meridien Cambridge MIT

The Borrower and the Sponsor. The borrower is 20 Sidney Street, Cambridge, LLC (the “Le Meridien Cambridge MIT Borrower”), a special-purpose Delaware limited liability company, with at least two independent directors. The majority equity interest (80%) in the Le Meridien Cambridge MIT Borrower is held by Kui Cai, the Le Meridien Cambridge MIT Mortgage Loan sponsor. The non-recourse guarantor for the Le Meridien Cambridge MIT Mortgage Loan is Apollo Bright LLC, a Delaware limited liability company, wholly owned by Kui Cai.

Kui Cai is the co-founder and approximately 29% shareholder of Longfor Properties Co. Ltd. (SEHK: 960) which is one of China’s biggest property developers. Through his companies in the U.S., he owns a portfolio of seven hotels in addition to the Le Meridien Cambridge MIT: the Hilton Houston Westchase, Fullerton Marriott at California State University, Detroit Marriott Southfield, Atlanta Marriott Norcross, Hilton Atlanta Northeast, DoubleTree by Hilton Berkeley Marina and DoubleTree by Hilton Hotel Wilmington.

The Property. The Le Meridien Cambridge MIT Property is located at 20 Sidney Street with frontage on Sidney, Green and Franklin Streets in Cambridge, MA, approximately two miles from Boston and approximately four miles from Logan International Airport. Public transportation is provided by the MBTA Red Line to Boston at Central Square station, and MBTA Commuter Rail at Porter Square, in addition to numerous bus lines.

The Le Meridien Cambridge MIT Property consists of an 8-story, 210-room upper upscale full service hotel. The guestroom configuration consists of 185 standard double/double or king guestrooms that are 240 SF, eleven ADA rooms that are 304 SF, thirteen king suites that are 351 SF and one presidential suite that is 1,405 SF. All guestrooms feature flat-screen televisions, desks, lounge chairs, and complimentary Wi-Fi. The Le Meridien Cambridge MIT Property features a 150-seat restaurant and lounge serving three daily meals plus room service, approximately 17,725 SF of meeting space across eight meeting rooms and ballrooms and a roof garden, concierge services, valet, a business center, fitness room, car rental desk and access to 138 parking spaces in the adjacent garage.

The Le Meridien Cambridge MIT Property was built in 1998 and was previously known as the Hotel @ MIT. In 2009 the Le Meridien Cambridge MIT Property completed renovations and refranchising at an estimated cost of approximately $7,530,000 ($35,857/room). The Le Meridien Cambridge MIT Property recently completed a capital improvement plan estimated at $2,605,148 ($12,405/room) which included renovations of the reception area, lobby and restaurant. Additionally, planned for completion by June, 2017, the Le Meridien Cambridge MIT Mortgage Loan sponsor is investing $3,077,284 ($14,654/room) in renovations to the guestrooms, guestroom bathrooms, corridors, elevators and meeting space, which amount has been reserved by the Le Meridien Cambridge MIT Borrower (see “—Escrows and Reserves” below).

The Le Meridien Cambridge MIT Property is located within a larger mixed-use development known as University Park at MIT, a 27-acre development adjacent to the MIT campus, containing ten research buildings, 674 residential units, retail uses and structured parking for 2,700 vehicles. The development is host to prominent institutions in the bioscience industry including Alkermes, Inc., Partners HealthCare System and Millennium Pharmaceuticals. There is currently a new building under development within University Park, which will be occupied by Millennium/Takeda featuring 250 SF of office space and retail, expected to be delivered in 2016.

The Le Meridien Cambridge MIT Property is a part of a mixed-use condominium structure, known as the 20 Sidney Street Condominium, comprised of a Hotel Unit (the Le Meridien Cambridge MIT Property), a Parking Unit and a Commercial Unit (operated as a grocery). Neither the Parking Unit nor the Commercial Unit is collateral for the Le Meridien Cambridge MIT Mortgage Loan. The Hotel Unit (and collateral for the Le Meridien Cambridge MIT Mortgage Loan) constitutes a 57% interest in the 20 Sidney Street Condominium and occupies floors one and floors three through eight of the building. Decisions made by the condominium require the unanimous vote of each unit owner (or leasehold owner).

The 20 Sidney Street Condominium units are subject to several ground leases with MIT. The ground lease encumbering the Hotel Unit (the Le Meridien Cambridge MIT Property) commenced on December 5, 2007, expires on February 13, 2072, and requires an annual base rent of $179,114 plus percentage rent equal to 4.5% of annual gross rooms revenue in excess of the percentage rent base (percentage rent base being currently equal to $145,814 and adjusting by 15% of any increase or decrease in the fixed debt service payment). The ground lease also requires that the use of the Hotel Unit must be by an “upscale” hotel or conference center and that MIT receive the right of first refusal in connection with any sale of the Hotel Unit.

The Le Meridien Cambridge MIT Property is currently subject to a franchise agreement with Starwood (M) International, Inc. and is operating under the Le Meridien brand. The franchise agreement is currently set to expire on December 4, 2027 with no extension options. The Le Meridien brand has existed since 1972, joined Starwood Hotels & Resorts in 2005 and currently operates over 100 hotels and resorts in 35 countries.

The Le Meridien Cambridge MIT Property generates approximately 75% of its room nights from transient demand and 25% from meeting and group business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Le Meridien Cambridge MIT			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	78.7%	$180.55	$142.10	83.8%	$188.43	$157.97	106.5%	104.4%	111.2%
2011	78.1%	$193.89	$151.38	81.3%	$204.70	$166.41	104.1%	105.6%	109.9%
2012	79.8%	$207.74	$165.72	87.1%	$215.33	$187.55	109.2%	103.7%	113.2%
2013	81.0%	$212.32	$171.92	88.5%	$218.76	$193.59	109.3%	103.0%	112.6%
2014	79.9%	$236.61	$188.98	91.5%	$236.57	$216.36	114.5%	100.0%	114.5%
2/29/2016 TTM	81.2%	$248.89	$202.02	88.9%	$257.91	$229.26	109.5%	103.6%	113.5%

Source: Industry Report

The Manager. The Le Meridien Cambridge MIT Property is subject to a management agreement with Merritt Hospitality, LLC, expiring December 31, 2018 with two one-year renewal terms. Merritt Hospitality, LLC is a part of HEI Hotels & Resorts, one of the largest full service independent lodging operators in the United States. In addition to the Le Meridien Cambridge MIT Property, HEI Hotels & Resorts manages three hotels in Massachusetts including the Embassy Suites Boston/Waltham, Hyatt Place Boston/Braintree and Liberty Hotel in Boston.

The Market. The Le Meridien Cambridge MIT Property is located in Cambridge, MA. Cambridge has a diverse commercial base including a large mall, hotels, and office and government buildings. Additionally Cambridge is considered one of the nation’s leading technology and pharmaceutical locations,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSBAM 2016-C29	Le Meridien Cambridge MIT

largely supported by the presence of Harvard University, MIT and several laboratories. Cambridge had a second quarter 2015 unemployment rate of 3.0%, as compared to Boston’s rate of 4.1% and the national rate of 5.3%.

Estimated 2014 population within a one-, three-, and five-mile radius of the Le Meridien Cambridge MIT Property was 67,017, 497,648, and 984,816, respectively. Estimated household income within a one-mile radius was $97,442.

The Cambridge/Waltham lodging submarket has the highest occupancy rate and ADR among all Suburban Boston submarkets. As of the second quarter 2015, the Cambridge/Waltham submarket had an occupancy rate of 76.6% and ADR of $193.37, resulting in a RevPar of $148.06. The Cambridge/Waltham hospitality market’s RevPAR has grown year over year by at least 5.4% since 2010. The competitive market supply has remained flat since 2003 due to barriers to entry: when land is available for development in central Cambridge, the highest and best use is typically office, laboratory, residential or institutional. There are no directly competitive properties that are either proposed or under construction within the Cambridge/Waltham submarket.

Competitive properties with respect to the Le Meridien Cambridge MIT Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Transient Demand	Group Demand	2014 Occupancy	2014 ADR	2014 RevPAR
Le Meridien Cambridge MIT (subject)	1998	210	75%	25%	92%	$237	$216.36
Courtyard Boston Cambridge	1966	203	80%	20%	87%	$189	$164.43
Doubletree Suites Hotel Boston	1985	308	75%	25%	85%	$211	$179.35
Sheraton Hotel Commander	1926	173	75%	25%	81%	$243	$196.83
Kimpton Hotel Marlowe	2003	236	80%	20%	81%	$238	$192.78
Residence Inn Boston Cambridge Center	1999	221	90%	10%	81%	$231	$187.11
Hyatt Regency Cambridge	1976	470	60%	40%	78%	$210	$163.80
Marriott Boston Cambridge	1986	433	60%	40%	82%	$252	$206.64
Royal Sonesta Cambridge	1963	400	65%	35%	82%	$228	$186.96
Total/Weighted Average		2,654			83%	$227	$186.96

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Le Meridien Cambridge MIT Property:

Cash Flow Analysis
	2009	2010	2011	2012	2013	2014	2015	UW	UW per Room
Occupancy(1)	76.1%	83.8%	81.3%	87.1%	88.5%	91.5%	89.4%	89.4%
ADR(1)	$183.60	$188.43	$204.70	$215.33	$218.76	$236.57	$257.97	$257.97
RevPAR(1)	$139.78	$157.96	$166.41	$187.55	$193.59	$216.37	$230.69	$230.69

Rooms Revenue	$10,713,892	$12,108,120	$12,755,612	$14,415,095	$14,838,714	$16,584,339	$17,682,754	$17,682,754	$84,204
Food & Beverage	$4,974,973	$5,114,174	$4,697,878	$4,403,783	$4,407,531	$4,617,656	$4,177,935	$4,177,935	$19,895
Other Income(2)	$170,527	$651,409	$383,718	$202,836	$177,274	$186,364	$135,405	$135,405	$645
Total Revenue	$15,859,392	$17,873,703	$17,837,208	$19,021,714	$19,423,519	$21,388,359	$21,996,094	$21,996,094	$104,743
Total Expenses	$11,074,718	$11,371,201	$11,555,970	$12,185,260	$12,804,407	$13,465,441	$14,060,828	$14,056,798	$66,937
Net Op. Income	$4,784,674	$6,502,502	$6,281,238	$6,836,455	$6,619,112	$7,922,918	$7,935,266	$7,939,296	$37,806
FF&E	$634,376	$714,948	$713,488	$760,869	$776,941	$855,534	$879,844	$879,843	$4,190
Net Cash Flow	$4,150,299	$5,787,554	$5,567,749	$6,075,586	$5,842,171	$7,067,384	$7,055,423	$7,059,452	$33,616

NOI DSCR(3)	1.04x	1.41x	1.36x	1.48x	1.43x	1.72x	1.72x	1.72x
NCF DSCR(3)	0.90x	1.25x	1.21x	1.32x	1.27x	1.53x	1.53x	1.53x
NOI Debt Yield(3)	6.6%	9.0%	8.7%	9.5%	9.2%	11.0%	11.0%	11.0%
NCF Debt Yield(3)	5.7%	8.0%	7.7%	8.4%	8.1%	9.8%	9.8%	9.8%

(1)	Occupancy, ADR and RevPAR figures have been taken from the Le Meridien Cambridge MIT sponsor-provided financial statements.
(2)	Other income includes telephone, internet, cancellation revenue and miscellaneous income.
(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Le Meridien Cambridge MIT Whole Loan.

Escrows and Reserves. The Le Meridien Cambridge MIT Borrower deposited at loan origination $177,680 for real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Le Meridien Cambridge MIT Borrower maintains an acceptable blanket insurance policy). The Le Meridien Cambridge MIT Borrower deposited at loan origination $3,077,284 for furniture, fixtures and equipment in connection with the current property improvement plan (“PIP”) and is required to deposit monthly for any future PIP as required by any franchisor. The Le Meridien Cambridge MIT Borrower deposited at loan origination $450,000 to a seasonality reserve and is required to deposit monthly during the months of March through November an amount which if added to the underwritten net cash flow would result in a debt service coverage ratio equal to 1.30x, less the amount then available in the seasonality reserve as of February 15th of each year, divided by nine.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

MSBAM 2016-C29	Le Meridien Cambridge MIT

Additionally, the Le Meridien Cambridge MIT Borrower deposited $80,000 to a ground rent reserve, which is required to be disbursed and replenished monthly to pay the monthly ground rent due.

Lockbox and Cash Management. The Le Meridien Cambridge MIT Whole Loan has a hard lockbox with springing cash management upon the occurrence of an event of default under the Le Meridien Cambridge MIT Whole Loan or a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Le Meridien Cambridge MIT Borrower will be required to deposit all excess cash with respect to the Le Meridien Cambridge MIT Property to an account to be held by the lender as additional security for the Le Meridien Cambridge MIT Whole Loan.

A “Cash Sweep Period” will commence upon (i) the debt service coverage ratio being less than 1.25x on a trailing twelve month basis for any quarter, and end upon the debt service coverage ratio being greater than or equal to 1.30x on a trailing twelve month basis for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). The Le Meridien Cambridge MIT Property also secures the Le Meridien Cambridge MIT Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $51,100,000. The promissory notes evidencing the Le Meridien Cambridge MIT Pari Passu Companion Loans include Promissory Note A-1 in the original principal amount of $30,000,000, currently held by the MSBAM 2016-C28 securitization trust, and Promissory Note A-3 in the original principal amount of $21,100,000, currently held by Bank of America, N.A. and expected to be contributed to a future securitization trust. The Le Meridien Cambridge MIT Pari Passu Companion Loans accrue interest at the same rate as the Le Meridien Cambridge MIT Mortgage Loan. The Le Meridien Cambridge MIT Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Le Meridien Cambridge MIT Pari Passu Companion Loans. The holders of the Le Meridien Cambridge MIT Mortgage Loan and the Le Meridien Cambridge MIT Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Le Meridien Cambridge MIT Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—The Le Meridien Cambridge MIT Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Le Meridien Cambridge MIT Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that does not exclude acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSBAM 2016-C29	Autumn Ridge Apartments

Mortgage Loan No. 10 – Autumn Ridge Apartments

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSBAM 2016-C29	Autumn Ridge Apartments

Mortgage Loan No. 10 – Autumn Ridge Apartments

Autumn Ridge Apartments
119 Sycamore Drive
Park Forest, IL 60466
CHICAGO
Chicago O'Hare Intl. Airport 27 miles
Chicago Loop 18 miles
Palos Heights
Alsip
Blue Island
Crestwood
Robbins
Riverdale
Cook County Forest Preserve
Midlothian
Posen
Dixmoor
Dolton
Burnham
Hammond
Calumet City
Orland Park
Oak Forest
Markham
Harvey
South Suburban College of Cook County
South Holland
Calumet Center
River Oaks Center
The Landings Shopping Center
George Dunne Natl. Golf Course
Silver Lake Country Club
COOK COUNTY
LAKE COUNTY
Tinley Park
Hazel Crest
Thornton
Lansing
Homewood
Brownwell Woods
Country Club Hills
Flossmoor
Munster
Brookside Marketplace
Hollywood Casino Amphitheatre
Bartel Grassland Land and Water Reserve
Glenwood
Flossmoor Country Club
Glenwood Woods
Prairie State College
Lynwood
Lansing Municipal Airport
Matteson
Marketplace at Matteson
Olympia Fields
Chicago Heights
Ford Heights
ILLINOIS
INDIANA
Matteson Town Ctr.
Frankfort
Frankfort Airport
Sauk Village
South Chicago Heights
Sauk Trail Woods
Park Forest
Steger
Dyer
Plum Creek Forest Preserve
Longwood Country Club
Urban Hills Country Club
Lincoln Oaks Golf Course
Willowbrook
Governors State University
Crete
WILL COUNTY
University Park
Deer Creek Golf Course
Green Garden Country Club
Monee
Bult Field
W. 135th St.
W. 143rd St.
W. 147th St.
W. 159th St.
W. 167th St.
E. 170th St.
80th Ave.
Vollmer Rd.
St. Francis Rd.
Joe Orr Rd.
Lincoln Hwy.
211th St.
26th St.
Sauk Trail
E. 231st St.
Richton Rd.
University Pkwy.
Exchange St.
Monee-Manhattan Rd.
County Hwy. 21
Pauling Rd.
County Hwy. 24
Governors Hwy.
Harlem Ave.
Ridgeland Ave.
Cicero Ave.
Central Ave.
Oak Park Ave.
Western Ave.
Halsted St.
State St.
Cottage Grove Ave.
Dixie Hwy.
Crete Rd.
Steger-Monee Rd.
Ridge Rd.
Calumet Ave.
Lincoln Ave.
Greenwood Rd.
State St.
Tri-State Tollway
Rock Island Line
Metra
Main Line
Metra Electric
South Shore
Lake Michigan
Park Ridge
Melrose Park
Oak Park
Elmhurst
Cicero
Berwyn
Brookfield
Burbank
Oak Lawn
Palos Hills
Palos Heights
East Chicago
Gary
Portage
Hobart
Merrillville
Valparaiso
Crown Point
Schererville
Mokena
New Lenox
Beecher
Peotone

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSBAM 2016-C29	Autumn Ridge Apartments

Mortgage Loan No. 10 – Autumn Ridge Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,800,000			Location:	Park Forest, IL 60466
Cut-off Date Balance:	$19,800,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Alon Yonatan			Year Built/Renovated:	1972/N/A
Mortgage Rate:	4.8200%			Size:	384 Units
Note Date:	3/31/2016			Cut-off Date Balance per Unit:	$51,563
First Payment Date:	5/1/2016			Maturity Date Balance per Unit:	$47,497
Maturity Date:	4/1/2026			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,867,277
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.2%
Additional Debt Type:	N/A			UW NCF DSCR:	1.83x (IO) 1.42x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$1,993,068 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,833,477 (12/31/2014)
Reserves(1)				3rd Most Recent NOI:	$1,849,283 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	95.1% (1/26/2016)
RE Tax:	$502,236	$55,804	N/A	2nd Most Recent Occupancy:	94.5% (12/31/2014)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	95.3% (12/31/2013)
Recurring Replacements:	$487,500	$8,000	N/A	Appraised Value (as of):	$27,500,000 (2/10/2016)
Other:	$0	$0	N/A	Cut-off Date LTV Ratio:	72.0%
				Maturity Date LTV Ratio:	66.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,800,000	70.5%	Acquisition Price:	$26,850,000	95.6%
Borrower Equity:	$8,285,314	29.5%	Reserves:	$989,736	3.5%
			Closing Costs:	$245,578	0.9%
Total Sources:	$28,085,314	100.0%	Total Uses:	$28,085,314	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The tenth largest mortgage loan (the “Autumn Ridge Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,800,000 secured by a first priority fee mortgage encumbering a mid-rise and garden style multifamily property with a total of 384 units located in Park Forest, Illinois (the “Autumn Ridge Apartments Property”). The proceeds of the Autumn Ridge Apartments Mortgage Loan, together with borrower equity of $8,285,314, were used to acquire the Autumn Ridge Apartments Property for a total purchase price of approximately $26,850,000, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Autumn Ridge Apartments I, LP (the “Autumn Ridge Apartments Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy remote, but with no independent director. The Autumn Ridge Apartments Borrower is 1.02% owned by The Ferndale Property Management Group (“Ferndale”) and Autumn Ridge Ferndale, LLC, its property manager and its affiliates, each of which is wholly owned by Alon Yonatan, the sponsor and non-recourse carveout guarantor. The remaining interest in the Autumn Ridge Apartments Borrower is indirectly owned by various Israel based investors, none of which owns more than approximately 10% of the Autumn Ridge Apartments Borrower, investing through Buligo Capital Ltd., an Israel based syndication firm.

Alon Yonatan has been a real estate executive for more than 20 years and is based out of the Chicago area. Mr. Yonatan founded the The Ferndale Property Management Group in late 2000, a real estate investment company focused on the acquisition and ongoing operations of apartment communities throughout the United States. Since 2004, Ferndale and its affiliates have been involved in the acquisition and operation of approximately 19 properties totaling over 3,200 units and currently own approximately 3,173 units across 15 properties.

The Autumn Ridge Apartments Borrower is affiliated through partial or complete direct or indirect ownership with the borrowers under two other mortgage loans secured by mortgaged properties identified as Central Park Apartments and Mallards Landing on Annex A-1 to the Preliminary Prospectus.

The Property. The Autumn Ridge Apartments Property consists of four six-story mid-rise, garden-style buildings and eighteen two-story townhouse buildings. The garden style portion contains 304 units (studios, one-bedroom and two-bedroom units), while the townhouse portion contains 80 three-bedroom units. Common amenities include common laundry, playground, a clubhouse/recreation room, on-site manager, elevators at the mid-rise

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-102

MSBAM 2016-C29	Autumn Ridge Apartments

buildings, BBQ/picnic area and a swimming pool. There are 900 parking spaces for a ratio of 2.3 spaces per unit. The improvements were constructed in 1972 and renovations totaling approximately $5.2 million have taken place at the Autumn Ridge Apartments Property since 2005. The table below summarizes the Autumn Ridge Apartments Property apartment unit mix:

Unit Mix
Type	No. of Units	Avg. Size (SF)(1)	Avg. Rent(1)	Asking Rent(1)
Studios	20	600	$667	$680
1BR/1.0BA	96	882	$752	$781
2BR/1.5BA	188	1,168	$904	$969
3BR/1.5BA (Townhomes)	80	1,375	$1,133	$1,170
Total/Wtd. Avg.	384	1,110	$901	$949

(1)	Per January 26, 2016 rent roll.

The Market. The Autumn Ridge Apartments Property is located in Park Forest, Illinois, a southwest suburb located within both Cook and Will counties, approximately 30 miles south of downtown Chicago, less than three miles west of Interstate Highway 57 and approximately eight miles east of the Calumet Expressway. Park Forest is home to over 21,000 residents with access to downtown Chicago via three Metra commuter rail line stations. The area surrounding the Autumn Ridge Apartments Property consists of retail, office, industrial and multifamily uses.

According to the appraisal, the Autumn Ridge Apartments Property is located in the Will County submarket of the Chicago market. As of the fourth quarter of 2015, the Will County submarket contained 15,761 units with an average occupancy of 96.5% and an average monthly rental rate of $1,023 per unit or $1.29/SF. In the same period, multifamily properties within the 1970s vintage, similar to the Autumn Ridge Apartments Property, exhibited an average occupancy of 96.8% and an average monthly rental rate of $898 per unit or $1.19/SF. The appraisal notes that there is one project in the development pipeline within the Will County submarket for a total of 292 units. However, the project will be a Class “A” property, while the Autumn Ridge Apartments Property is a Class “B” property.

Comparable rental properties with respect to the Autumn Ridge Apartments Property are shown in the table below:

Competitive Property Summary
Property Name/Address	Property Size (Units)	Property Size (SF)	Year Built	Occ.	Average Units Size (SF)	Average Monthly Rent per Unit
Autumn Ridge Apartments 119 Sycamore Drive Park Forest, IL	384	426,256	1972	95%	1,110	$901
Park Towers 3905 Tower Drive Richton Park, IL	270	252,000	1975	98%	933	$1,233
Maple Leaf 759 Burr Oak Lane University Park, IL	377	370,730	1971	98%	983	$913
Cedar Ridge Apartments 950 Cedar Ridge Lane Richton Park, IL	384	309,936	1980	93%	732	$904
Richton Square Apartments 22300 Richton Square Road Richton Park, IL	342	233,496	1971	98%	724	$787
The New Colonies 316 West 34th Street Steger, IL	672	459,032	1973	98%	683	$843
Pangea Park Townhomes 3324 Western Avenue Park Forest, IL	412	508,627	1941	96%	1,235	$1,053

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

MSBAM 2016-C29	Autumn Ridge Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Autumn Ridge Apartments Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW Per Unit
Base Rent	$3,743,686	$3,830,334	$3,867,506	$3,964,512	$4,177,488	$10,879
Total Recoveries	$0	$0	$0	$0	$0	$0
Total Other Income	$375,088	$435,549	$510,789	$457,851	$457,851	$1,192
Less Discounts Concessions	($42,225)	($43,519)	($43,913)	($42,661)	($42,661)	($111)
Less Vacancy & Credit Loss	($64,623)	($58,167)	($72,950)	($20,195)	($250,649)	($653)
Effective Gross Income	$4,011,926	$4,164,196	$4,261,431	$4,359,507	$4,342,029	$11,307
Total Operating Expenses	$2,208,506	$2,314,913	$2,427,954	$2,366,439	$2,474,752	$6,445
Net Operating Income	$1,803,420	$1,849,283	$1,833,477	$1,993,068	$1,867,277	$4,863
Capital Expenditures	$0	$0	$0	$0	$96,000	$250
Net Cash Flow	$1,803,420	$1,849,283	$1,833,477	$1,993,068	$1,771,277	$4,613

Occupancy %	93.8%	95.3%	94.5%	95.6%	94.0%
NOI DSCR	1.44x	1.48x	1.47x	1.60x	1.49x
NCF DSCR	1.44x	1.48x	1.47x	1.60x	1.42x
NOI Debt Yield	9.1%	9.3%	9.3%	10.1%	9.4%
NCF Debt Yield	9.1%	9.3%	9.3%	10.1%	8.9%

Escrows and Reserves. The Autumn Ridge Apartments Borrower deposited $502,236 into a tax escrow at loan origination, and is required to escrow monthly (i) 1/12th of the annual estimated tax payments, and (ii) 1/12th of the annual estimated insurance premiums (unless the Autumn Ridge Apartments Borrower maintains an acceptable blanket or umbrella policy or the Autumn Ridge Apartments Mortgage Loan is subject to an event of default). The Autumn Ridge Apartments Borrower deposited $487,500 at loan origination, and is required to deposit monthly $8,000, into an escrow for capital expenditures.

Lockbox and Cash Management. The Autumn Ridge Apartments Mortgage Loan provides for a springing soft lockbox (i.e. the Autumn Ridge Apartments Borrower has agreed to establish and maintain a soft lockbox following the commencement and during the continuance of a Cash Sweep Period). The Autumn Ridge Apartments Mortgage Loan has springing cash management (i.e., the Autumn Ridge Apartments Mortgage Loan has cash management only after the initial occurrence and during the continuance of a Cash Sweep Period). If, following the establishment of a lockbox account, no Cash Sweep Period is continuing, rents are no longer required to be deposited into the lockbox account. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred to a cash management account to be established by lender, and applied on each monthly payment date, subject to the provisions below regarding an event of default under the Autumn Ridge Apartments Mortgage Loan, to pay debt service on the Autumn Ridge Apartments Mortgage Loan, to fund the required reserves deposits as described above under “Escrows and Reserves,” to disburse the monthly operating expenses referenced in the annual budget (which is required to be approved by the lender) and other amounts incurred by the Autumn Ridge Apartments Borrower in connection with the operation and maintenance of the Autumn Ridge Apartments Property and approved by the lender, and to disburse the remainder, (i) if the Cash Sweep Period is continuing, into an account to be held by the lender as additional security for the Autumn Ridge Apartments Mortgage Loan during the continuance of such Cash Sweep Period and (ii) if the Cash Sweep Period is no longer continuing, to the Autumn Ridge Apartments Borrower. Notwithstanding the foregoing, during an event of default under the Autumn Ridge Apartments Mortgage Loan, the lender has the exclusive control of, and right to withdraw and apply, funds in the lockbox account and cash management account to payment of any and all debts and obligations of the Autumn Ridge Apartments Borrower under the Autumn Ridge Apartments Mortgage Loan and the lender’s continuation of payments from such accounts as contemplated in the cash management agreement shall not be deemed a waiver of any default.

A “Cash Sweep Period” will commence upon the occurrence and continuance of an event of default under the Autumn Ridge Apartments Mortgage Loan and continue until the event of default that was the source of the cash sweep period is cured to the lender’s sole satisfaction, and no other uncured event of default then exists.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Autumn Ridge Apartments Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available, in form and substance satisfactory to, and in an amount determined by, the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) (including any extension thereof or other federal government program with substantially similar protection) is in effect, the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

MSBAM 2016-C29	MeadowCreek Apartments

Mortgage Loan No. 11 – MeadowCreek Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$19,000,000			Location:	Bloomington, IN 47401
Cut-off Date Balance:	$18,975,341			General Property Type:	Multifamily
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Renaissance Rentals, LLC;			Year Built/Renovated:	2005, 2008-2011/N/A
	Tim J. Henke; Steven Bodi			Size:	183 Units
Mortgage Rate:	4.5800%			Cut-off Date Balance per Unit:	$103,690
Note Date:	4/1/2016			Maturity Date Balance per Unit:	$84,366
First Payment Date:	5/1/2016			Property Manager:	Renaissance Rentals, LLC
Maturity Date:	4/1/2026				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,556,633
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Type:	N/A			UW NCF DSCR:	1.30x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,591,653 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,567,201 (12/31/2014)
Reserves				3rd Most Recent NOI:	$1,604,573 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (2/1/2016)
RE Tax:	$0	$9,960	N/A	2nd Most Recent Occupancy:	96.4% (12/31/2014)
Insurance:	$5,393	$5,393	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2013)
Recurring Replacements:	$0	$3,813	$137,250	Appraised Value (as of):	$25,900,000 (2/5/2016)
				Cut-off Date LTV Ratio:	73.3%
				Maturity Date LTV Ratio:	59.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$19,000,000	100.0%	Loan Payoff:	$14,879,739	78.3%
			Reserves:	$5,393	0.0%
			Closing Costs:	$301,574	1.6%
			Return of Equity	$3,813,294	20.1%
Total Sources:	$19,000,000	100.0%	Total Uses:	$19,000,000	100.0%

The Mortgage Loan. The 11th largest mortgage loan (the “MeadowCreek Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $19,000,000 secured by a first priority fee mortgage encumbering a garden style multifamily property with a total of 183 units located in Bloomington, Indiana (the “MeadowCreek Apartments Property”). The proceeds of the MeadowCreek Apartments Mortgage Loan were used to refinance existing debt encumbering the MeadowCreek Apartments, fund reserves, pay closing costs and return approximately $3.8 million of equity to the sponsor. A portion of the most recent prior financing of the MeadowCreek Apartments Property was included in the BSCMS 2006-T24 securitization trust.

The Borrower and the Sponsor. The borrower is MeadowCreek, LLC (the “MeadowCreek Apartments Borrower”), a newly-formed single-purpose Indiana limited liability company structured to be bankruptcy remote, but with no independent director. The MeadowCreek Apartments Borrower is 51% owned by Renaissance Rentals LLC, which is wholly owned by Tim J. Henke and Steven Bodi, the non-recourse carveout guarantors.

Tim J. Henke and Steven Bodi are the owners and managers of Renaissance Rentals, LLC, a locally-owned and operated company that has been active in the Bloomington, Indiana housing market for over 25 years. Renaissance Rentals, LLC currently owns and manages eleven properties that total over 700 units.

The Property. The MeadowCreek Apartments Property consists of 40 garden-style buildings that are two and three stories, and a clubhouse with shared amenities. The MeadowCreek Apartments Property was constructed in two phases. Phase I was completed in 2005 and comprises 121 units. Phase II was constructed in 2005, and 2008 through 2011 and comprises the remaining 62 units. The majority of the units are townhouse-style with individual exterior entry. Community amenities include enclosed garages, a dog park, walking trails, pool with sundeck, outdoor fireplace, clubhouse and business center. Individual unit amenities include stainless steel appliances, wood floors, fireplaces, garden tubs, dishwashers and in-unit full sized washer and dryers. There are 335 parking spaces, for a ratio of 1.83 spaces per unit, comprised of 166 open parking spaces, 92 detached parking garage spaces and 77 attached parking garage spaces.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSBAM 2016-C29	MeadowCreek Apartments

The table below summarizes the MeadowCreek Apartments Property apartment unit mix:

Unit Mix
Type	No. of Units	Avg. Size (SF)	Avg. Rent	Market Rent
1BR/1BA	33	738	$987	$988
1BR/1.5BA	80	1,039	$999	$1,002
1BR/2BA	1	1,650	$1,435	$1,435
2BR/1BA	14	780	$1,041	$1,041
2BR/2BA	40	1,275	$1,234	$1,234
3BR/2BA	15	1,755	$1,664	$1,665
Total/Wtd. Avg.	183	1,079	$1,108	$1,110

Source: Appraisal

The Market. The MeadowCreek Apartments Property is located in the city of Bloomington, Indiana. Bloomington is home to the principal campus of the Indiana University System. Indiana University was founded by the state of Indiana in 1820 and is a member of the Big Ten Conference. Indiana University’s fall 2015 full time enrollment was 41,165 students, an increase of 2.2% over the prior year. Over the past 25 years, total full time enrollment at the university has increased 16% from 35,453 in 1990. According to the appraisal, major employers in Bloomington include Indiana University (7,000 employees), Cook Group Inc. (3,330 employees), Indiana University Health (2,246 employees), Monroe County Community Schools (1,882 employees), Baxter Healthcare (1,100 employees), Naval Surface Warfare Center (791 employees), City of Bloomington (690 employees), Cook Pharmica (564 employees), Monroe County (532 employees) and Premier Healthcare (393 employees). Based on information provided by the MeadowCreek Apartments Borrower, approximately 20% of the residents at the MeadowCreek Apartments Property are either employed by or enrolled at Indiana University, with approximately 10% of residents comprised of undergraduate students at Indiana University and approximately 10% of residents comprised of graduate students, employees or faculty at Indiana University. According to the appraisal, the estimated average household income in a 1-, 3- and 5-mile radius was $93,355, $63,788 and $54,811 as of 2015. The estimated population in a 1-, 3- and 5-mile radius was 5,409, 54,962 and 100,829 as of 2015.

According to the appraisal, as of the fourth quarter of 2015, the Bloomington multifamily rental market had a vacancy rate of 5.1%. Average asking rents in the Bloomington market for properties built between 2000 and 2009 and properties built after 2009 were $1,054 and $1,630, respectively. The appraiser surveyed comparable properties totaling 1,491 units, as set forth in the table below. Rents for one bedroom units ranged from $748 to $977 and averaged $848 per unit at the comparable properties. Rents for two bedroom units ranged from $901 to $1,128 and averaged $981 per unit at the comparable properties. Rents for three bedroom units (provided in two of the comparable properties) ranged from $992 and $1,545 and averaged $1,031 per unit at the comparable properties.

Comparable rental properties to the MeadowCreek Apartments Property are shown in the table below:

Competitive Property Summary
Property Name/Address	Property Size (Units)	Property Size (SF)	Year Built	Occ.	Average Units Size (SF)	Average Monthly Rent per Unit
MeadowCreek Apartments (subject) 3321 South Cheekwood Lane Bloomington, IN 47401	183	197,360	2005; 2008-2011	100.0%	1,079	$1,108
Steeplechase 3400 South Sare Road Bloomington, IN 47401	238	190,400	1997	97.0%	897	$1,034
Millennium 1200 Rolling Ridge Way Bloomington, IN 47403	416	349,728	1998	97.0%	858	$814
Bloom North 1051 South Adams Street Bloomington, IN 47403	300	285,000	2003	95.0%	834	$876
Adams Village 2730 South Adams Street Bloomington, IN 47403	194	178,860	2003	99.0%	979	$958
Scholar’s Quad 2700 East 10th Street Bloomington, IN 47408	72	79,767	2003	98.0%	645	$948
The Crest on 10th 3821 East Barrington Road Bloomington, IN 47408	88	114,666	2001	95.0%	1,139	$1,161

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

MSBAM 2016-C29	MeadowCreek Apartments

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the MeadowCreek Apartments Property:

Cash Flow Analysis
	2013	2014	2015	2/29/2016 TTM	UW	UW Per Unit
Base Rent	$2,267,862	$2,273,051	$2,322,261	$2,354,208	$2,434,212	$13,302
Total Other Income(1)	$65,897	$40,289	$50,906	$52,668	$52,668	$288
Less Discounts Concessions	$0	$0	$0	$0	$0	$0
Less Vacancy & Credit Loss	$0	$0	$0	$0	($124,145)	($678)
Effective Gross Income	$2,333,759	$2,313,340	$2,373,167	$2,406,876	$2,362,735	$12,911
Total Operating Expenses	$729,186	$746,139	$781,514	$787,762	$806,102	$4,405
Net Operating Income	$1,604,573	$1,567,201	$1,591,653	$1,619,114	$1,556,633	$8,506
Capital Expenditures	$0	$0	$0	$0	$45,750	$250
Net Cash Flow	$1,604,573	$1,567,201	$1,591,653	$1,619,114	$1,510,883	$8,256

Occupancy %(2)	97.0%	96.4%	99.5%	100.0%	94.9%
NOI DSCR	1.38x	1.34x	1.36x	1.39x	1.33x
NCF DSCR	1.38x	1.34x	1.36x	1.39x	1.30x
NOI Debt Yield	8.5%	8.3%	8.4%	8.5%	8.2%
NCF Debt Yield	8.5%	8.3%	8.4%	8.5%	8.0%

(1)	Total Other Income is composed of garage rent, pet fees, and other fees.
(2)	Occupancy % for 2013, 2014, 2015 and 2/29/2016 TTM is as of December 31, 2013, December 31, 2014, December 31, 2015 and February 1, 2016, respectively. UW Occupancy % is based on an underwritten vacancy factor of 5.1%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

MSBAM 2016-C29	Gulfport Premium Outlets

Mortgage Loan No. 12 – Gulfport Premium Outlets

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$16,670,000			Location:	Gulfport, MS 39501
Cut-off Date Balance(1):	$16,670,000			General Property Type:	Retail
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Outlet Center
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Sponsor:	Simon Property Group, L.P.			Year Built/Renovated:	1995/2006
Mortgage Rate:	4.3485%			Size:	300,249 SF
Note Date:	11/3/2015			Cut-off Date Balance per Unit(1):	$167
First Payment Date:	1/1/2016			Maturity Date Balance per Unit(1):	$167
Maturity Date:	12/1/2025			Property Manager:	Simon Management Associates, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$6,641,623
Seasoning:	5 months			UW NOI Debt Yield(1):	13.3%
Prepayment Provisions:	LO (29); DEF (84); O (7)			UW NOI Debt Yield at Maturity(1):	13.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.80x
Additional Debt Type(2):	Pari Passu			Most Recent NOI:	$6,808,921 (12/31/2015)
Additional Debt Balance(2):	$33,330,000			2nd Most Recent NOI:	$6,514,192 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$5,994,143 (12/31/2013)
Reserves				Most Recent Occupancy:	92.2% (1/21/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.6% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$108,000,000 (9/29/2015)
Recurring Replacements:	$0	Springing	$180,143	Cut-off Date LTV Ratio(1):	46.3%
TI/LC:	$0	Springing	$900,714	Maturity Date LTV Ratio(1):	46.3%
Other:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$50,000,000	100.0%	Loan Payoff:	$23,771,226	47.5%
			Closing Costs:	$257,746	0.5%
			Return of Equity:	$25,971,027	51.9%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	The Gulfport Premium Outlets Mortgage Loan is part of the Gulfport Premium Outlets Whole Loan, which is comprised of three pari passu promissory notes with an aggregate principal balance of $50,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Gulfport Premium Outlets Whole Loan.

(2)	See “—The Mortgage Loan” below for further discussion of additional debt.

The Mortgage Loan. The twelfth largest mortgage loan (the “Gulfport Premium Outlets Mortgage Loan”) is part of a whole loan (the “Gulfport Premium Outlets Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $50,000,000, all of which are secured by a first priority leasehold mortgage encumbering a 300,249 SF outlet center known as Gulfport Premium Outlets in Gulfport, Mississippi (the “Gulfport Premium Outlets Property”). Promissory Note A-1 in the original principal amount of $16,670,000 represents the Gulfport Premium Outlets Mortgage Loan. Promissory Notes A-2 and A-3, in the aggregate original principal amount of $33,330,000, represent pari passu companion loans (the ”Gulfport Premium Outlets Pari Passu Companion Loans”). The Gulfport Premium Outlets Pari Passu Companion Loan represented by Promissory Note A-2, in the original principal amount of $24,000,000, is currently held by the MSCI 2015-UBS8 securitization trust, and the Gulfport Premium Outlets Pari Passu Companion Loan represented by Promissory Note A-3, in the original principal amount of $9,330,000, is currently held by the MSCI 2016-UBS9 securitization trust. The Gulfport Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2016-C29 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—The Gulfport Premium Outlets Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The proceeds of the Gulfport Premium Outlets Whole Loan were used to refinance a previous mortgage loan secured by the Gulfport Premium Outlets Property in the original principal amount of $23,771,226, to pay closing costs, and to return equity to the Gulfport Premium Outlets Borrower. The previous mortgage loan secured by the Gulfport Premium Outlets Property was included in the WBCMT 2006-C23 and WBCMT 2006-C25 securitization trusts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

MSBAM 2016-C29	Gulfport Premium Outlets

The Borrower and the Sponsor. The borrower is Gulfport Factory Shops Limited Partnership (the “Gulfport Premium Outlets Borrower”), a single-purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors. The sponsor and the guarantor of the Gulfport Premium Outlets Borrower is Simon Property Group, L.P. (the “Gulfport Premium Outlets Sponsor”). The Gulfport Premium Outlets Sponsor is the operating partnership of Simon Property Group, Inc. (“Simon”). Simon is a publicly traded self-administered and self-managed real estate investment trust (NYSE: SPG) focused on retail property ownership and management. Simon is one of the largest publicly traded owner, operator and developer of retail assets in the United States. As of December 31, 2014, Simon operated 207 income-producing properties in the United States, consisting of 109 malls, 68 outlet centers, 13 mills, three community centers, and 14 other retail properties located in 37 states and Puerto Rico containing an aggregate of approximately 182.0 million SF. Simon’s 68 outlet centers contain a variety of designer and manufacturer stores located in open-air centers and range in size from approximately 150,000 SF to 850,000 SF located near major metropolitan areas and/or tourist destinations.

The Gulfport Premium Outlets Whole Loan will be recourse to the Gulfport Premium Outlets Sponsor pursuant to standard carve-outs; however, the guaranty and the environmental indemnity agreement provide that the Gulfport Premium Outlets Sponsor’s liability may not exceed $10.0 million in the aggregate, plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder.

The Gulfport Premium Outlets Borrower is affiliated through partial or complete direct or indirect common ownership with the borrowers under two other mortgage loans secured by the mortgaged properties identified as Grove City Premium Outlets and Penn Square Mall in Annex A-1 to the Preliminary Prospectus.

The Property. The Gulfport Premium Outlets Property is a 300,249 SF open-air outlet center comprised of five, single-story buildings situated on a 45.4-acre site located in Gulfport, Mississippi with approximately 1,893 surface parking spaces (6.30 per 1,000 SF). The Gulfport Premium Outlets Property is located approximately 74.3 miles east of New Orleans, Louisiana. Access to the Gulfport Premium Outlets Property is provided by Interstate 10 and U.S. Route 49. Interstate 10, located directly north of the Gulfport Premium Outlets Property, is a major east-west thoroughfare. U.S. Route 49 is a regional north/south highway. Traffic counts adjacent to the Gulfport Premium Outlets Property on Interstate 10 and U.S. Route 49 are 62,269 vehicles per day and approximately 66,467 vehicles per day, respectively, according to a third party market research report.

The Gulfport Premium Outlets Property includes a diverse mix of nationally recognized retailers consisting of 61 tenants, with no tenant contributing more than 5.8% of net rentable area or 4.9% of underwritten base rent. Major tenants at the Gulfport Premium Outlets Property include V.F. Factory Outlet, Gap Outlet, Nike Factory Store and Polo Ralph Lauren. In-line tenants include vendors such as American Eagle Outfitters, Banana Republic Factory, Bass, Coach, Disney Store Outlet, J. Crew Factory Store, rue 21, Reebok/Rockport Outlet, Tommy Hilfiger and Under Armour.

As of January 21, 2016, the Gulfport Premium Outlets Property was 92.2% occupied. Based upon lender calculation, weighted average comparable sales for the trailing 12 months ending December 31, 2015, were approximately $319 PSF with 51 tenants reporting comparable sales. The trailing 12 months weighted average occupancy cost for these tenants was 12.5%. Historical occupancy at the Gulfport Premium Outlets Property has averaged 94.7% over the last three years.

The Gulfport Premium Outlets Property is leased to the Gulfport Premium Outlets Borrower pursuant to a 40-year ground lease with the Board of Education of Harrison County School District, expiring on December 31, 2034, with one 25-year extension option. The ground lease also allows the lender to exercise the renewal option. The Gulfport Premium Outlet Property was developed on a previous location that was deemed a wetlands designated area. Given that the development of the Gulfport Premium Outlet Property would have had an adverse effect on the wetlands area, the Gulfport Premium Outlets Borrower was required to also ground lease (and not develop) a non-contiguous 121-acre parcel of land that was also in a wetlands area from the Board of Education of Harrison County School District in order to develop the parcel on which the improvements are located (the additional parcel is part of the collateral, but has not been included in the underwriting or appraised value of the Gulfport Premium Outlets Property). The annual ground rent payment for both parcels is $167,470 with 5% annual escalations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

MSBAM 2016-C29	Gulfport Premium Outlets

The following table presents certain information relating to the leases at the Gulfport Premium Outlets Property. There are no tenants currently paying rent based upon a percentage of their sales in lieu of base rent.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF(3)	Sales (12/31/2015)(4)		Occ. Cost %	Lease Expiration
						$	PSF
Major Tenants
V.F. Factory Outlet	NR/A3/A	17,495	5.8%	$249,304	$14.25	$2,944,000	$168	10.7%	4/30/2021
Gap Outlet	BBB-/Baa2/BBB-	14,611	4.9%	$306,449	$20.97	$3,624,000	$248	9.1%	9/30/2017
Nike Factory Store	NR/A1/AA-	13,452	4.5%	$228,415	$16.98	$8,618,000	$641	4.3%	1/31/2019
Polo Ralph Lauren	NR/A2/A	10,534	3.5%	$118,508	$11.25	$8,192,000	$778	1.3%	1/31/2021
Subtotal/Wtd. Avg.		56,092	18.7%	$902,675	$16.09	$23,378,000	$417	7.0%

Top 10 In-Line(5)
Coach	BBB/Baa2/BBB-	6,127	2.0%	$214,445	$35.00	$3,758,000	$613	7.0%	1/31/2024
Banana Republic Factory	BBB-/Baa2/BBB-	9,977	3.3%	$209,739	$21.02	$2,566,000	$257	8.8%	11/30/2017
Carter’s	NR/NR/NR	5,007	1.7%	$164,680	$32.89	$2,042,000	$408	11.5%	1/31/2024
American Eagle Outfitters	NR/NR/NR	6,170	2.1%	$160,420	$26.00	$2,965,000	$481	8.1%	1/31/2019
Disney Store Outlet	NR/NR/NR	6,470	2.2%	$151,592	$23.43	$2,406,000	$372	7.7%	1/31/2018
The Children’s Place	NR/NR/NR	5,522	1.8%	$149,972	$27.16	$1,374,000	$249	16.9%	1/31/2021
Reebok/Rockport Outlet	NR/NR/NR	7,035	2.3%	$141,805	$20.16	$1,307,000	$186	17.5%	2/28/2019
Tommy Hilfiger	NR/NR/NR	7,017	2.3%	$140,340	$20.00	$1,236,000	$176	11.4%	9/30/2016
Guess?	NR/NR/NR	5,305	1.8%	$136,657	$25.76	$1,030,000	$194	21.3%	1/31/2021
J. Crew Factory Store	NR/NR/NR	4,936	1.6%	$136,086	$27.57	$1,873,000	$379	10.3%	1/31/2020
Subtotal/Wtd. Avg.		63,566	21.2%	$1,605,736	$25.26	$20,557,000	$323	11.8%

Other Tenants		157,030	52.3%	$3,782,350	$24.09	$44,232,000
Vacant Space		23,561	7.8%	$0	$0.00
Total/Wtd. Avg.		300,249	100.0%	$6,290,761	$22.74	$88,167,000

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Sales $ and Sales PSF only include tenants reporting comparable sales.

(5)	Top 10 in-line tenants are ordered by Annual UW Rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-112

MSBAM 2016-C29	Gulfport Premium Outlets

The following table presents certain information relating to the lease rollover schedule at the Gulfport Premium Outlets Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	3,298	$34.81	1.1%	1.1%	$114,810	1.8%	1.8%
2016	7	22,435	$18.26	7.5%	8.6%	$409,660	6.5%	8.3%
2017	9	45,095	$22.94	15.0%	23.6%	$1,034,307	16.4%	24.8%
2018	8	28,406	$25.49	9.5%	33.1%	$723,984	11.5%	36.3%
2019	8	46,473	$19.87	15.5%	48.5%	$923,319	14.7%	51.0%
2020	4	16,127	$25.26	5.4%	53.9%	$407,356	6.5%	57.4%
2021	11	54,039	$20.17	18.0%	71.9%	$1,090,109	17.3%	74.8%
2022	6	20,892	$27.52	7.0%	78.9%	$574,886	9.1%	83.9%
2023	2	5,340	$25.31	1.8%	80.6%	$135,169	2.1%	86.1%
2024	6	23,682	$29.49	7.9%	88.5%	$698,341	11.1%	97.2%
2025	1	4,900	$12.00	1.6%	90.2%	$58,800	0.9%	98.1%
2026	1	6,001	$20.00	2.0%	92.2%	$120,020	1.9%	100.0%
2027 & Beyond	0	0	$0.00	0.0%	92.2%	$0	0.0%	100.0%
Vacant	0	23,561	$0.00	7.8%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	64	300,249	$22.74	100%		$6,290,761	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Gulfport Premium Outlets Property is located in Gulfport, Mississippi adjacent to Interstate 10 and U.S. Route 49. Gulfport, Mississippi is a destination for visitors, with 6.7 miles of white-sand beaches along the Gulf of Mexico, 62 miles of scenic shorelines as well as casino resorts along the water front. The Gulfport-Biloxi International Airport (“GBIA”) is located 2.3 miles southeast and is a joint civil-military public-use airport. American Airlines, Delta, Sun Country Airlines and United fly out of GBIA and the airport serves approximately 800,000 passengers per year. The Naval Construction Battalion Center Gulfport is located 6.1 miles southwest of the Gulfport Premium Outlets Property and is home to the U.S. Naval Construction Forces. The Gulfport Premium Outlets Property is the only comparable outlet center within a 66.6-mile radius.

According to a third party market research report, the estimated 2015 population within a 10-, 20- and 40-mile radius around the Gulfport Premium Outlets Property is 148,402, 268,428 and 480,450 respectively. The estimated 2015 average household income within a 10-, 20- and 40-mile radius is $58,183, $59,858 and $60,311, respectively.

According to the appraisal, the Gulfport Premium Outlets Property is located within the Gulfport retail submarket. As of June 30, 2015, the retail properties within the submarket had an overall vacancy rate of 12.3% and an average asking annual lease rate of $8.03 PSF. According to a third party market research report, the submarket contains 906 buildings accounting for approximately 20.9 million SF of retail space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-113

MSBAM 2016-C29	Gulfport Premium Outlets

The following table presents leasing data at certain retail competitive properties with respect to the Gulfport Premium Outlets Property:

Competitive Property Summary
Property Name	Type	Year Built/Renovated	Size (SF)	Total Occupancy	Tenants	Distance to Subject (mi.)
Gulfport Premium Outlets Property	Outlet Center	1995/2006	300,238(1)	97.6%(1)	V.F. Factory Outlet, Gap Outlet, Nike Factory Store, Polo Ralph Lauren	N/A
Crossroads Center	Regional Center	1999/N/A	554,683	99.0%	Cinemark, Belk, Academy	0.8
Edgewater Mall	Super Regional Center/Mall	1963/2007	843,652	95.0%	Dillard’s, JC Penney, Sears, Belk	11.0
The Promenade	Regional Center	2009/N/A	700,000	99.0%	Target, Kohl’s, Dick’s Sporting Goods, Marshalls	14.2
North Shore Square Mall	Regional Center	1986/N/A	622,211	87.0%	Dillard’s, JC Penney, Burlington Coat Factory	47.6
Outlet Collection at Riverwalk	Outlet Center	2014/N/A	250,000	100.0%	Neiman Marcus Last Call Studio, Coach, Forever 21	66.6
Lakeside Mall	Super Regional Center/Mall	1960/1997	1,154,000	98.0%	Dillard’s, JC Penney, Macy’s	78.4
Eastern Shore Centre	Regional Center	2004/N/A	560,350	84.0%	Barnes & Noble, Belk, Dillard’s, Premiere Cinemas, Shoe Station, Publix	83.1
Tanger Outlet Center - Foley, LA	Outlet Center	1988/2008	557,014	94.0%	Old Navy Outlet, Polo Ralph Lauren, Hanes Brands, T.J. Maxx, Gap Outlet, VF Outlet	84.7
Tanger Outlet Center - Gonzales, LA	Outlet Center	1992/2013	318,666	98.0%	Polo Ralph Lauren, Old Navy Outlet, Gap Outlet, Nike Factory Store, VF Outlet	111.6
Total/Wtd. Avg.(2)			5,560,576	95.0%

Source: Appraisal

(1)	Information is based on the underwritten rent roll.

(2)	Total/Wtd. Avg. excludes the Gulfport Premium Outlets Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gulfport Premium Outlets Property:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW PSF
Base Rent(1)	$5,840,273	$6,094,875	$6,366,062	$6,539,567	$7,188,793	$23.94
Total Recoveries	$2,055,241	$2,262,357	$2,640,765	$2,745,871	$2,621,391	$8.73
Other Income	$255,354	$256,248	$238,972	$209,874	$209,874	$0.70
Less Vacancy & Credit Loss	$14,552	($88)	($18,486)	($3,885)	($579,029)	($1.93)
Effective Gross Income	$8,165,420	$8,613,392	$9,227,313	$9,491,427	$9,441,029	$31.44
Total Operating Expenses	$2,534,858	$2,619,249	$2,713,121	$2,682,506	$2,799,406	$9.32
Net Operating Income	$5,630,562	$5,994,143	$6,514,192	$6,808,921	$6,641,623	$22.12
Capital Expenditures	$0	$0	$0	$0	$39,032	$0.13
TI/LC	$0	$0	$0	$0	$422,201	$1.41
Net Cash Flow	$5,630,562	$5,994,143	$6,514,192	$6,808,921	$6,180,390	$20.58

Occupancy %	94.1%	96.5%	95.6%	92.2%(2)	92.2%
NOI DSCR(3)	2.55x	2.72x	2.96x	3.09x	3.01x
NCF DSCR(3)	2.55x	2.72x	2.96x	3.09x	2.80x
NOI Debt Yield(3)	11.3%	12.0%	13.0%	13.6%	13.3%
NCF Debt Yield(3)	11.3%	12.0%	13.0%	13.6%	12.4%

(1)	UW Base Rent is net of actual vacancy and includes approximately $43,864 of straight line rent credit through November 2023 for the Coach space, approximately $6,745 of straight line rent credit through December 2018 for the Nike Factory Store space, approximately $5,991 of straight line rent credit through October 2016 for the Gap Outlet space, approximately $2,281 of straight line rent credit through February 2017 for the Disney Store Outlet space, approximately $2,263 of straight line rent credit through February 2017 for the Fossil space, and approximately $127,033 of additional contractual rent steps effective December 31, 2016.

(2)	Occupancy as of January 21, 2016.

(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Gulfport Premium Outlets Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

MSBAM 2016-C29	696 Centre

Mortgage Loan No. 13 – 696 Centre

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,600,000			Location:	Farmington Hills, MI 48334
Cut-off Date Balance:	$16,600,000			General Property Type:	Office
% of Initial Pool Balance:	2.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Gabriel L. Schuchman			Year Built/Renovated:	1980/2015
Mortgage Rate:	4.9380%			Size:	204,552 SF
Note Date:	12/15/2015			Cut-off Date Balance per Unit:	$81
First Payment Date:	2/6/2016			Maturity Date Balance per Unit:	$69
Maturity Date:	1/6/2026			Property Manager:	Shiawatha, Inc.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$1,823,308
Seasoning:	4 months			UW NOI Debt Yield:	11.0%
Prepayment Provisions:	LO (28); DEF (87); O (5)			UW NOI Debt Yield at Maturity:	13.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.46x
Additional Debt Type:	N/A			Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(2):	N/A
Reserves				Most Recent Occupancy(3):	99.7% (12/8/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	N/A
RE Tax:	$52,866	$17,622	N/A	3rd Most Recent Occupancy(2):	N/A
Insurance:	$32,284	$2,484	N/A	Appraised Value (as of):	$24,000,000 (11/4/2015)
Recurring Replacements:	$0	$4,507	$270,420	Cut-off Date LTV Ratio:	69.2%
TI/LC:	$0	$17,050	$1,350,000	Maturity Date LTV Ratio:	58.4%
Deferred Maintenance:	$76,875	$0	N/A
Other(1):	$1,079,343	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,600,000	100.0%	Loan Payoff:	$8,087,851	48.7%
			Reserves:	$1,241,368	7.5%
			Closing Costs:	$298,543	1.8%
			Funded TI/LCs(4):	$4,299,697	25.9%
			Return of Equity:	$2,672,541	16.1%
Total Sources:	$16,600,000	100.0%	Total Uses:	$16,600,000	100.0%

(1)	Other reserves are comprised of a free rent reserve ($978,548) and an outstanding TI/LC reserve ($100,795). See “Tenant Summary” below.

(2)	The loan sponsor purchased the 696 Centre Property distressed in 2012 from the previous sponsor via an auction when the property was 32% occupied. The sole tenant remaining had already given notice to vacate at the time of sale and occupancy dropped to 0% in 2013. The loan sponsor began lease up in 2014 and as of December 8, 2015, the 696 Centre Property was 99.7% leased.

(3)	Most Recent Occupancy includes 84,738 SF of space leased to Google Inc. As of December 8, 2015, Google Inc. occupied 70,617 SF of space at the 696 Centre Property. Google Inc. is expected to take occupancy of the remaining 14,121 SF by May 2017. Google Inc.’s rent is underwritten to the full unabated base rent of $15.75 per SF for the entire 84,738 SF due beginning June 1, 2017. Google Inc. is entitled to free rent through June 2016 under its lease, which equates to $667,312. At origination of the 696 Centre Mortgage loan, all such underwritten free rent was escrowed. Rent due under the Google Inc. lease is $12.59 per SF from July 2016 through November 2016 and $12.79 per SF from December 2016 through May 2017. Without Google Inc.’s 14,121 SF of leased space, the 696 Centre Property was 92.8% occupied as of December 8, 2015.

(4)	At origination of the 696 Centre Mortgage Loan, funds were wired directly to tenants as applicable as reimbursement for all tenant improvements and leasing commissions owed.

The Mortgage Loan. The thirteenth largest mortgage loan (the “696 Centre Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,600,000 and is secured by a first priority fee mortgage encumbering an office property located in Farmington Hills, Michigan (the “696 Centre Property”). The proceeds of the 696 Centre Mortgage Loan were primarily used to refinance existing debt on the 696 Centre Property, fund reserves, pay closing costs and return equity to the 696 Centre Borrower (as defined below).

The Borrower and the Sponsor. The borrower is 27555 Farmington Road Office Building, LLC (the “696 Centre Borrower”), a single-purpose Michigan limited liability company, but with no independent director. The loan sponsor and non-recourse carve-out guarantor is Gabriel L. Schuchman. Mr. Schuchman has over ten years of real estate experience. Mr. Schuchman has an ownership interest in approximately 30 commercial properties totaling over 1.37 million SF, of which approximately 1.25 million SF are comprised of office space.

The Property. The 696 Centre Property, located at 27555 Farmington Road in Farmington Hills, Michigan, consists of a three-story Class B office property totaling 204,552 SF leased to 10 tenants. The 696 Centre Property was constructed in 1980 and extensively renovated in 2015. The 696 Centre Property is located in the Farmington Hills/Novi submarket, approximately 26 miles from the Detroit, Michigan central business district. Farmington Hills is the second largest city in Oakland County, Michigan. More than 75 Fortune 500 companies have a presence in Farmington Hills, including Google

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-116

MSBAM 2016-C29	696 Centre

Inc., the largest tenant at the 696 Centre Property. Since acquiring the 696 Centre Property in 2012, the loan sponsor has invested approximately $4,150,000 in capital expenditures. Upgrades include retrofitting the previous two-tenant footprint to accommodate multi-tenant use, upgraded mechanical and fire suppression systems across the entire building, the renovation and build-out of communal conference rooms, a 24-hour cafeteria and fitness center, landscaping and parking lot repairs, as well as the installation of fiber optics and generators. The 696 Centre Property includes 1,041 parking spaces, or 5.1 spaces per 1,000 SF.

The following table presents a summary regarding major tenants at the 696 Centre Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Google Inc.(4)(5)	NR/Aa2/AA	84,738	41.4%	$1,334,624	42.8%	$15.75	11/30/2022
Botsford Hospital(7)	NR/NR/NR	51,101	25.0%	$715,414	22.9%	$14.00	12/31/2024
Realcomp(6)	NR/NR/NR	16,526	8.1%	$256,153	8.2%	$15.50	8/31/2021
Schneider Resources, Inc(8)	NR/NR/NR	14,240	7.0%	$202,920	6.5%	$14.25	10/31/2019
DSSI	NR/NR/NR	12,264	6.0%	$177,828	5.7%	$14.50	9/30/2021
Subtotal/Wtd. Avg.		178,869	87.4%	$2,686,939	86.1%	$15.02

Other Tenants(6)		25,048	12.2%	$432,818	13.9%	$17.28
Vacant Space		635	0.3%	$0	0.0%	$0.00
Total/Wtd. Avg.		204,552	100.0%	$3,119,757	100.0%	$15.30

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Google Inc. may terminate its lease effective on or after June 1, 2021 by providing six months’ notice.

(5)	As of December 8, 2015, Google Inc. occupied 70,617 SF of space at the 696 Centre Property. Google Inc. is expected to take occupancy of the remaining 14,121 SF by May 2017. Google Inc.’s rent is underwritten to the full unabated base rent of $15.75 per SF for the entire 84,738 SF due beginning June 1, 2017. Google Inc. is entitled to free rent through June 2016 under its lease, which equates to $667,312. At origination of the 696 Centre Mortgage loan, all such underwritten free rent was escrowed. Rent due under the Google Inc. lease is $12.59 per SF from July 2016 through November 2016 and $12.79 per SF from December 2016 through May 2017.

(6)	Realcomp is entitled to free rent through August 2016 under its lease, which equates to $170,769. Certain Other Tenants are also entitled to free rent under their respective leases equating to $140,467. At origination of the 696 Centre Mortgage Loan, all such underwritten free rent was escrowed.

(7)	Botsford Hospital may terminate its lease effective as of November 30, 2021 by providing seven months’ notice and payment of a termination fee equal to $715,414.

(8)	Schneider Resources, Inc may terminate its lease effective as of August 1, 2017 by providing six months’ notice.

The following table presents certain information relating to the lease rollover schedule at the 696 Centre Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2017	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	1	14,240	$14.25	7.0%	7.0%	$202,920	6.5%	6.5%
2020	0	0	$0.00	0.0%	7.0%	$0	0.0%	6.5%
2021	2	28,790	$15.07	14.1%	21.0%	$433,981	13.9%	20.4%
2022	1	84,738	$15.75	41.4%	62.5%	$1,334,624	42.8%	63.2%
2023	1	3,369	$19.00	1.6%	64.1%	$64,011	2.1%	65.2%
2024	1	51,101	$14.00	25.0%	89.1%	$715,414	22.9%	88.2%
2025	1	1,327	$24.75	0.6%	89.7%	$32,843	1.1%	89.2%
2026	3	20,352	$16.51	9.9%	99.7%	$335,964	10.8%	100.0%
2027	0	0	$0.00	0.0%	99.7%	$0	0.0%	100.0%
2028	0	0	$0.00	0.0%	99.7%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	99.7%	$0	0.0%	100.0%
Vacant	0	635	$0.00	0.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	10	204,552	$15.30	100.0%		$3,119,757	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

MSBAM 2016-C29	696 Centre

The Market. The 696 Centre Property is located in Farmington Hills, Oakland County, Michigan. The 696 Centre Property is situated in the Farmington/Farmington Hills office market. According to the appraisal, the market’s third quarter 2015 vacancy rate was 17.7%, while asking rent was $18.68 per SF. The 696 Centre Property is located within the Farmington Hills/Novi submarket, which features approximately 6.5 million SF of office space with a vacancy rate of 22.9% as of the third quarter of 2015. Effective rent in the Farmington Hills/Novi submarket was $14.58 as of the third quarter of 2015. The estimated 2015 population within a one-, three- and five-mile radius of the 696 Centre Property was 6,620, 71,677 and 189,558 people, respectively. The estimated 2015 median household income within a one-, three- and five-mile radius of the 696 Centre Property was $84,051, $75,845 and $71,624, respectively.

The following table reflects the competitive office properties with respect to the 696 Centre Property as identified in the appraisal:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Westhills II 34119 W 12 Mile Farmington Hills, MI	1984	89%	77,926	Available	3,817	Current Listing	-	$16.00	Modified Gross
The Gateway Building 33533 W 12 Mile Farmington Hills, MI	1986	71%	172,242	Avg. Contract Rent	122,242	Nov-15	-	$17.75	Modified Gross
Drake Pointe Office 35055 W 12 Mile Farmington Hills, MI	1984	81%	68,120	Partner Engineering and Science, Inc.	2,457	Oct-15	3.3	$17.50	Modified Gross
Farmington Hills Corporate 27555 Executive Dr. Farmington Hills, MI	2001	77%	182,280	National Instruments	5,003	Jun-15	6.0	$17.62	Modified Gross
Trott Financial Center 31440 Northwestern Hwy. Farmington Hills, MI	1987	100%	189,143	Collins & Blaha	6,540	Jul-15	6.8	$17.85	Modified Gross
North Valley Office I 30500 Northwestern Hwy. Farmington Hills, MI	1986	96%	78,127	Morgan Law Firm	6,800	Dec-14	5.0	$17.50	Modified Gross
TD Auto Finance Building 27777 Inkster Rd. Farmington Hills, MI	1987	56%	281,229	TD Auto Finance	157,488	Jun-15	10.0	$9.00	Triple Net
North American Lighting 36600 Corporate Dr. Farmington Hills, MI	2001	100%	74,058	North American Lighting	74,058	Apr-14	11.9	$11.25	Triple Net

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 696 Centre Property:

Cash Flow Analysis
	UW	UW PSF
Base Rent(1)	$3,132,457	$15.31
Total Recoveries	$33,562	$0.16
Tenant Electric	$91,671	$0.45
Less Vacancy & Credit Loss	($325,769)	($1.59)
Effective Gross Income	$2,931,921	$14.33
Total Operating Expenses	$1,108,613	$5.42
Net Operating Income	$1,823,308	$8.91
Capital Expenditures	$54,081	$0.26
TI/LC	$217,816	$1.06
Net Cash Flow	$1,551,411	$7.58
Occupancy %	90.0%
NOI DSCR	1.72x
NCF DSCR	1.46x
NOI Debt Yield	11.0%
NCF Debt Yield	9.3%

(1)	Based on in-place rent roll as of December 8, 2015 with Google Inc.’s rent underwritten to the full unabated base rent due beginning June 2017. The loan sponsor purchased the 696 Centre Property distressed in 2012 from the previous sponsor via an auction when the property was 32% occupied. The sole tenant remaining had already given notice of vacating at the time of sale and occupancy dropped to 0% in 2013. The loan sponsor began lease up in 2014 and as of December 8, 2015, the 696 Centre Property was 99.7% leased.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

MSBAM 2016-C29	Port Orange Self Storage Portfolio

Mortgage Loan No. 14 – Port Orange Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$16,000,000			Location:	Various, FL
Cut-off Date Balance:	$16,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	D. Andrew Clark			Year Built/Renovated:	Various
Mortgage Rate:	4.5500%			Size:	333,129 SF
Note Date:	4/5/2016			Cut-off Date Balance per Unit:	$48
First Payment Date:	6/1/2016			Maturity Date Balance per Unit:	$40
Maturity Date:	5/1/2026			Property Manager:	All Aboard Management, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$1,839,677
Seasoning:	0 months			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	LO (24); DEF/YM1 (91); O (5)			UW NOI Debt Yield at Maturity:	13.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.42x (IO) 1.83x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,937,896 (2/29/2016 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,718,315 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,392,520 (12/31/2013)
Reserves				Most Recent Occupancy:	86.1% (3/14/2016)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	84.0% (12/31/2014)
RE Tax:	$72,817	$12,136	N/A	3rd Most Recent Occupancy:	76.5% (12/31/2013)
Insurance:	$1,665	$833	N/A	Appraised Value (as of):	$26,570,000 (2/8/2016)
Recurring Replacements:	$0	$4,162	N/A	Cut-off Date LTV Ratio:	60.2%
Immediate Repairs:	$0	$0	N/A	Maturity Date LTV Ratio:	50.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,000,000	100.0%	Loan Payoff:	$11,807,143	73.8%
			Closing Costs:	$403,053	2.5%
			Reserves:	$74,483	0.5%
			Return of Equity:	$3,715,321	23.2%
Total Sources:	$16,000,000	100.0%	Total Uses:	$16,000,000	100.0%

The Mortgage Loan. The fourteenth largest mortgage loan (the “Port Orange Self Storage Portfolio Mortgage Loan”) is evidenced by three promissory notes in the aggregate original principal amount of $16,000,000, secured by first priority fee mortgages encumbering three self storage properties in Volusia County, Florida (collectively, the “Port Orange Self Storage Portfolio Properties”). The proceeds of the Port Orange Self Storage Portfolio Mortgage Loan were used to refinance previous loans secured by the Port Orange Self Storage Portfolio Properties in the amount of $11,807,143, fund reserves, pay closing costs and to return equity to the Port Orange Self Storage Portfolio Borrowers.

The Borrowers and the Sponsors. The borrowers are 810 Jimmy Ann, LLC, 3742 Nova, LLC and Bellnova, LLC (together, the “Port Orange Self Storage Portfolio Borrowers”), each a single purpose Florida limited liability company structured to be bankruptcy-remote, with one independent director. The Port Orange Self Storage Portfolio Mortgage Loan sponsor and nonrecourse carve-out guarantor is D. Andrew Clark.

D. Andrew Clark is the President and CEO of All Aboard Properties, a family owned business founded by his father Douglas J. Clark over 50 years ago. All Aboard Properties owns and manages a portfolio of 30 properties within the Daytona Beach/Port Orange Florida area, including 14 self-storage facilities under the brand name All Aboard Storage.

The Properties. The Port Orange Self Storage Portfolio Properties consist of three self storage properties totaling 2,584 units, including 1,203 climate controlled units, encompassing 333,129 SF. They were built between 1982 and 2000 and most recently the Nova Depot property was renovated in 2015. The Port Orange Self Storage Portfolio Properties have seen an increase in occupancy every year since 2009 and currently have a weighted average occupancy rate of 86.1% as of March 14, 2016. The increase in occupancy has occurred in tandem with a large decline in the area unemployment rate which, according to the appraisal, fell from 12.3% in 2010 to 5.1% as of November 2015. Property amenities include temperature controlled units, online bill pay, 24-hour access, security cameras, business center and drive-up access. The Port Orange Self Storage Portfolio Properties all operate under the All Aboard Storage brand, which is estimated to have at least 50% market share in Daytona Beach, FL and 100% market share in Port Orange, FL.

The Port Orange Self Storage Portfolio Properties are all located close to Mason Avenue, US Highway 92 and Dunlawton Avenue which include retail and restaurant establishments and provide access to the barrier island to the east over the Halifax River.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Port Orange Self Storage Portfolio

The following table sets forth further information regarding the Port Orange Self Storage Portfolio Properties:

Property Summary
Property	Allocated Loan Amount	% of Allocated Loan Amount	Location	Units(1)	Climate Controlled Units	Area (SF)(1)	Year Built	Year Renovated	Occ.(2)	Appraised Value	UW NCF
Jimmy Ann Depot	$6,413,248	40.1%	Daytona Beach, FL	1,063	483	137,627	1987	1996	80.6%	$10,650,000	$702,298
Bellnova Depot	$5,371,472	33.6%	Daytona Beach, FL	847	261	96,625	2000	N/A	88.1%	$8,920,000	$584,592
Nova Depot	$4,215,280	26.3%	Port Orange, FL	674	459	98,877	1982, 1994	2015	91.8%	$7,000,000	$502,844
Total/Wtd. Avg.	$16,000,000	100.0%		2,584	1,203	333,129			86.1%	$26,570,000	$1,789,734

(1)	Included within Units and Area (SF) are (A) 320 vehicle parking spaces (47 at Bellnova Depot (approximately 11,350 SF), 90 at Jimmy Ann Depot (approximately 29,080 SF) and 183 at Nova Depot (approximately 57,695 SF); (B) 20 lockers (all at Jimmy Ann Depot (approximately 320 SF)); (C) eight offices (all at Nova Depot (approximately 1,212 SF)); and (D) two apartments (one at Bellnova Depot (approximately 1,200 SF) and one at Jimmy Ann Depot (approximately 840 SF)).

(2)	Occupancy is as of March 14, 2016.

The Market. The Port Orange Self Storage Portfolio Properties are all located within the Deltona-Daytona Beach-Ormond Beach, FL Metropolitan Statistical Area (“MSA”). The area is known mainly for tourism and motorsports, namely the Daytona International speedway, where the headquarters of NASCAR is located. The Port Orange Self Storage Portfolio Properties are all located within Volusia County which, according to the appraisal, has an estimated 2016 population of 516,712 and population density of 469 persons per square mile. Major employers in the area include Florida Hospital, Halifax Health and Walmart.

According to the appraisal, weighted average estimated 2016 population within a one-, three- and five- mile radius of the Port Orange Self Storage Portfolio Properties is 7,863, 56,467 and 113,282, respectively. Weighted average estimated 2016 median household income within a one-, three- and five- mile radius of the Port Orange Self Storage Portfolio Properties is $31,354, $31,533 and $30,928, respectively.

Comparable self storage properties to the Port Orange Self Storage Portfolio Properties are shown in the table below:

Comparable Rental Summary
Property	Address	Distance From Subject	Units	Year Built	Year Renovated	Occupancy	Monthly Rental Rate Range Per Unit
Jimmy Ann Depot (subject)	810 Jimmy Ann Drive	N/A	1,063	1987	1996	80%	$26 - $257
Bellnova Depot (subject)	1325 South Nova Road	N/A	847	2000	N/A	88%	$40 - $250
Nova Depot (subject)	3742 Nova Road	N/A	674	1982, 1994	2015	91%	$42 - $365
All Aboard Self Storage(1)	4061 South Nova Road	8.2 miles	656	1983, 1997	NAV	82%	$38 - $344
Public Storage	354 Northwest Granada Blvd.	4.7 miles	NAV	1999	NAV	NAV	$32 - $132
Holly Hill Self Storage	1480 North Nova Road	1.8 miles	NAV	2007	NAV	NAV	$47 - $157
All Aboard Self Storage(1)	509 South Nova Road	3.8 miles	602	1985	NAV	NAV	$14 - $950
Stor It	1446 West Granada Blvd.	4.0 miles	NAV	2007	NAV	NAV	$80 - $210

Source: Appraisal

(1)	Owner of property is affiliated with the Port Orange Self Storage Portfolio Borrower.

According to the appraisal, there are no new projects expected to come online in the submarket in the near future that are expected to compete with the Port Orange Self Storage Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2016-C29	Port Orange Self Storage Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Port Orange Self Storage Portfolio Properties:

Cash Flow Analysis
	2012	2013	2014	2015	2/29/2016 TTM	UW	UW PSF
Base Rent	$1,823,772	$1,984,533	$2,335,150	$2,552,955	$2,575,642	$2,972,779	$8.92
Other Income	$83,372	$71,872	$121,138	$74,794	$77,285	$77,285	$0.23
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($397,137)	(13.4%)
Effective Gross Income	$1,907,144	$2,056,405	$2,456,288	$2,627,749	$2,652,927	$2,652,927	$7.96
Total Operating Expenses	$617,637	$663,885	$737,973	$712,788	$715,031	$813,250	$2.44
Net Operating Income	$1,289,507	$1,392,520	$1,718,315	$1,914,961	$1,937,896	$1,839,677	$5.52
Capital Expenditures	$0	$0	$0	$0	$0	$49,943	$0.15
Net Cash Flow	$1,289,507	$1,392,520	$1,718,315	$1,914,961	$1,937,896	$1,789,734	$5.37

Occupancy %	74.2%	76.5%	84.0%	87.7%	86.1%(1)	86.6%
NOI DSCR	1.32x	1.42x	1.76x	1.96x	1.98x	1.88x
NCF DSCR	1.32x	1.42x	1.76x	1.96x	1.98x	1.83x
NOI Debt Yield	8.1%	8.7%	10.7%	12.0%	12.1%	11.5%
NCF Debt Yield	8.1%	8.7%	10.7%	12.0%	12.1%	11.2%

(1)	Occupancy is as of March 14, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

MSBAM 2016-C29	Barringer Technology Center

Mortgage Loan No. 15 – Barringer Technology Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$15,625,000			Location:	Baton Rouge, LA 70817
Cut-off Date Balance:	$15,506,861			General Property Type(2):	Various
% of Initial Pool Balance:	1.9%			Detailed Property Type(2):	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Edward St. John, LLC			Year Built/Renovated(2):	Various
Mortgage Rate:	4.6100%			Size:	156,640 SF
Note Date:	10/8/2015			Cut-off Date Balance per Sq Ft:	$99
First Payment Date:	12/1/2015			Maturity Date Balance per Sq Ft:	$81
Maturity Date:	11/1/2025			Property Manager:	MIE Properties – LA, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	6 months			UW NOI(3):	$1,319,400
Prepayment Provisions:	LO (30); DEF (86); O (4)			UW NOI Debt Yield:	8.5%
Lockbox/Cash Mgmt Status:	None/N/A			UW NOI Debt Yield at Maturity:	10.4%
Additional Debt Type:	N/A			UW NCF DSCR(3):	1.20x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,516,196 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,618,123 (12/31/2014)
Reserves				3rd Most Recent NOI:	$1,279,419 (12/31/2013)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	75.0% (4/11/2016)
RE Tax:	$173,590	$9,580	N/A	2nd Most Recent Occupancy:	85.4% (12/31/2014)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	71.3% (12/31/2013)
TI/LC:	$7,500	$13,053	$469,920	Appraised Value (as of):	$20,900,000 (8/24/2015)
Recurring Replacements(1):	$0	Springing	$93,984	Cut-off Date LTV Ratio:	74.2%
				Maturity Date LTV Ratio:	60.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,625,000	100.0%	Loan Payoff:	$13,019,801	83.3%
			Reserves:	$181,090	1.2%
			Closing Costs:	$271,263	1.7%
			Return of Equity:	$2,152,846	13.8%
Total Sources:	$15,625,000	100.0%	Total Uses:	$15,625,000	100.0%

(1)	Upon the occurrence and during the continuance of an event of default, the Barringer Technology Center Borrower is required to deposit monthly amounts of $2,611 into the recurring replacements reserve, subject to a cap of $93,984.

(2)	See “—The Properties” below for further details.

(3)	Includes $76,597 of income from master lease. See “The Borrower and the Sponsor” below. Excluding such income, the UW NCF DSCR would be 1.12x.

(4)	The Barringer Foreman Technology Center Property was 87.2% occupied and the Barringer Crossing II Property was 55.5% occupied as of April 11, 2016.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Barringer Technology Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,625,000 secured by a first priority fee mortgage encumbering a portfolio of one industrial property and one mixed use property located in Baton Rouge, Louisiana (collectively, the “Barringer Technology Center Portfolio” and individually, the “Barringer Foreman Technology Center Property” and the “Barringer Crossing II Property”). The proceeds of the Barringer Technology Center Mortgage Loan were used to refinance a previous mortgage loan with an outstanding principal balance of approximately $13,019,801, fund reserves, pay closing costs and return equity to the Barringer Technology Center Borrower.

The Borrower and the Sponsor. The borrowers are Barringer Foreman I, LLC and Barringer Foreman III, LLC (collectively, the “Barringer Technology Center Borrower”), both single-purpose Maryland limited liability companies structured to be bankruptcy remote, but with no independent director. The Barringer Technology Center Borrower is wholly owned by Barringer Foreman Technology Park, LLC, which is in turn owned by various entities controlled by Edward St. John LLC, the sponsor and non-recourse carveout guarantor. The managing member of Edward St. John LLC is Edward St. John, the chairman of St. John Properties, Inc.

St. John Properties, Inc. is a privately held commercial real estate firm based out of Baltimore, Maryland. The company currently owns and manages more than 17 million square feet of office, research and development/flex, retail and warehouse space, with more than 2,000 tenants in Maryland, Colorado, Louisiana, Nevada, Pennsylvania, Utah, Virginia and Wisconsin. Its primary emphasis is developing mixed-use communities, research and development/flex, multi-story and Class “A” office buildings, and retail centers.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The Barringer Technology Center Borrower is affiliated through partial or complete direct or indirect ownership with the borrower under one other mortgage loan secured by the mortgaged property identified as Pelican Point Commerce Center on Annex A-1 to the Preliminary Prospectus.

The Sponsor executed a master lease with respect to each of the Barringer Technology Center Property and the mortgaged property securing the Pelican Point Commerce Center mortgage loan. Each such master lease provides for a monthly rent payment in such amount as would cause the debt service coverage ratio on the related mortgage loan (based on net cash flow, determined as provided under the related mortgage loan documents) to equal 1.20x. Each such master lease provides that it is in effect until the related mortgage loan is paid in full.

The Properties.

The following table presents each property comprising the Barringer Technology Center Portfolio by descending Allocated Cut-off Date Loan Amount:

Barringer Technology Center Portfolio
Property Name	Property Type	Year Built	Size (SF)	Occupancy(1)	UW Average Rent PSF(1)	UW NCF	Appraised Value	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount
Barringer Foreman Technology Center	Industrial	2006	96,240	87.2%	$10.11	$672,632	$11,400,000	$8,458,559	54.5%
Barringer Crossing II	Mixed Use	2009	60,400	55.5%	$17.25	$482,163	$9,500,000	$7,048,303	45.5%
Total/Wtd. Avg.			156,640	75.0%	$12.15	$1,154,795	$20,900,000	$15,506,861	100.0%

(1)	Occupancy is based on the April 11, 2016 rent roll, excluding Axion Logistics, LLC, which is expected to move out at the end of its lease term on May 31, 2016. Wtd. Avg. UW Average Rent PSF excludes vacant space.

The Barringer Technology Center Portfolio consists of two properties, the Barringer Foreman Technology Center Property and the Barringer Crossing II Property. The Barringer Foreman Technology Center Property was built in 2006 and consists of two single-story industrial/flex buildings that are improved with loading docks. Of the 30 tenant spaces at the Barringer Foreman Technology Center Property, approximately 72.4% of the net rentable area is warehouse space with the remainder being office space. Onsite parking is provided for approximately 206 vehicles in open concrete paved lots.

The Barringer Crossing II Property was built in 2009 and consists of one single-story mixed use building. Of the 13 tenant spaces at the Barringer Crossing II Property, approximately 31.8% of the net rentable area is retail space with the remainder being office space. Onsite parking is provided for approximately 142 vehicles in open concrete paved lots.

As of April 11, 2016, the Barringer Foreman Technology Center Property was 87.2% occupied by 22 tenants, which excludes Axion Logistics, LLC which is occupying 8,040 SF but is expected to move out at the end of its lease term on May 31, 2016; the Barringer Crossing II Property was 55.5% occupied by 7 tenants.

The following table presents certain information relating to the leases at the Barringer Foreman Technology Center Property:

Barringer Foreman Technology Center Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
John H Carter Co., Inc.(4)	NR/NR/NR	20,520	21.3%	$184,680	21.8%	$9.00	6/30/2020
US Marshal Service(5)	NR/NR/NR	7,560	7.9%	$128,898	15.2%	$17.05	7/31/2017
Direct Med Parts, LLC	NR/NR/NR	6,000	6.2%	$47,827	5.6%	$7.97	8/31/2018
Wurth Louis and Company	NR/NR/NR	5,040	5.2%	$46,620	5.5%	$9.25	7/31/2017
ShareVista	NR/NR/NR	4,140	4.3%	$36,000	4.2%	$8.70	2/29/2020
Subtotal/Wtd. Avg.		43,260	45.0%	$444,025	52.3%	$10.26

Other Tenants		40,680	42.3%	$404,707	47.7%	$9.95
Vacant Space(6)		12,300	12.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		96,240	100.0%	$848,732	100.0%	$10.11

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	John H. Carter Co., Inc. has the right to terminate its lease effective January 31, 2019 with prior written notice received on or before September 30, 2018 and payment of a termination fee of $17,440.

(5)	The United States Marshal Service has the right to terminate its lease at any time with 60 days prior written notice.

(6)	Vacant Space includes Axion Logistics, LLC that is occupying 8,040 SF but is expected to move out at the end of its lease term on May 31, 2016.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The following table presents certain information relating to the leases at the Barringer Crossing II Property:

Barringer Crossing II Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Tenants
ITT Educational Services	NR/NR/NR	24,200	40.1%	$387,442	67.0%	$16.01	4/6/2020
Ice House Daiquiri’s	NR/NR/NR	2,400	4.0%	$55,073	9.5%	$22.95	8/31/2018
Wings of Glory	NR/NR/NR	1,800	3.0%	$36,466	6.3%	$20.26	1/31/2017
Subtotal/Wtd. Avg.		28,400	47.0%	$478,981	82.9%	$16.87

Other Tenants		5,100	8.4%	$98,980	17.1%	$19.41
Vacant Space		26,900	44.5%	$0	0.0%	$0.00
Total/Wtd. Avg.		60,400	100.0%	$577,961	100.0%	$17.25

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Barringer Technology Center Portfolio:

Lease Rollover Schedule(1)(2)
Year(3)	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0	0%	0.0%	$0	0.0%	0.0%
2016	5	10,500	$10.90	6.7%	6.7%	$114,484	8.0%	8.0%
2017	7	22,920	$12.65	14.6%	21.3%	$290,048	20.3%	28.4%
2018	11	25,560	$10.83	16.3%	37.7%	$276,899	19.4%	47.8%
2019	1	3,000	$13.77	1.9%	39.6%	$41,305	2.9%	50.7%
2020	4	51,860	$12.20	33.1%	72.7%	$632,842	44.4%	95.0%
2021	2	2,400	$19.50	1.5%	74.2%	$46,804	3.3%	98.3%
2022	1	1,200	$20.26	0.8%	75.0%	$24,311	1.7%	100.0%
2023	0	0	$0	0.0%	75.0%	$0	0%	100.0%
2024	0	0	$0	0.0%	75.0%	$0	0%	100.0%
2025	0	0	$0	0.0%	75.0%	$0	0%	100.0%
2026	0	0	$0	0.0%	75.0%	$0	0%	100.0%
2027 & Beyond	0	0	$0	0.0%	75.0%	$0	0%	100.0%
Vacant(5)	0	39,200	$0	25.0%	100.0%	$0	0%	100.0%
Total/Wtd. Avg.	31	156,640	$12.15	100.0%		$1,426,693	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	All leases at the Barringer Foreman Technology Center Property expire by 2020.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(5)	Vacant space includes Axion Logistics, LLC that is occupying 8,040 SF but is expected to move out at the end of its lease term on May 31, 2016.

The Market. The Barringer Technology Center Portfolio is located along Airline Highway, in a suburban area in Baton Rouge, Louisiana, which includes industrial, office and retail developments. In addition to Airline Highway, local access is provided by State Highways 73 and 427 and Jefferson Highway. The Barringer Technology Center Portfolio is approximately 14 miles southeast of the Baton Rouge Metropolitan Airport and approximately nine miles southeast of the Baton Rouge central business district. Major employers in Baton Rouge include Turner Industries Group LLC, Exxon Mobile Corp. and the Shaw Group Inc.

According to the appraisal, as of the second quarter of 2015, the Baton Rouge industrial market was comprised of 1,562 buildings with 26.3 million SF. The flex sector consisted of 200 buildings with 2.5 million SF, while the warehouse sector consisted of 1,362 buildings with 23.8 million SF. The overall vacancy rate was 8.9% and the average asking rental rate was $5.65 per SF. The Barringer Foreman Technology Center Property is located in the East Baton Rouge Parish industrial submarket. As of the second quarter 2015, the East Baton Rouge Parish industrial submarket contained 6.7 million SF in 448 buildings with an average vacancy rate of 9.4% and an overall rental rate of $7.66 per SF.

According to the appraisal, as of the second quarter of 2015, the Baton Rouge retail market was comprised of 3,056 buildings with 40.7 million SF. The overall vacancy rate was 7.0% and the average asking rental rate was $10.69 per SF. The Barringer Crossing II Property is located in the East Baton Rouge Parish retail submarket. As of the second quarter of 2015, the East Baton Rouge Parish retail submarket contained 10.3 million SF in 501 buildings with an average vacancy rate of 5.7% and an overall rental rate of $11.18 per SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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The estimated 2014 population within a one-, three- and five-mile radius of the Barringer Technology Center Portfolio was 2,342, 47,262 and 114,293, respectively, according to the appraisal. The estimated 2014 average household income within a one-, three- and five-mile radius of the Barringer Technology Center Portfolio was $109,997, $106,844 and $97,706, respectively.

The following table presents leasing data at competitive industrial buildings with respect to the Barringer Foreman Technology Center Property:

Competitive Leasing Summary
Property Name/Address	Year Built	Building Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Base Rent / SF
Flex Space Baton Rouge, LA	1984	100%	30,000	NAV	30,000	May 2015	3.0	$9.50
Flex Space 11211 Industriplex Boulevard Baton Rouge, LA	1999	100%	25,000	NAV	2,500	June 2015	3.0	$11.00
Flex Space 11130 Industriplex Boulevard Baton Rouge, LA	1999	100%	32,000	NAV	32,000	April 2014	5.0	$12.00
Industrial Lease 3013 S. St. Landry Avenue Gonzales, LA	2015	24%	6,310	NAV	6,310	April 2015	3.0	$9.50
Warehouse Distribution 7635 S. Choctaw Drive Baton Rouge, LA	1984	NAV	56,650	NAV	17,250	Feb 2015	7.0	$6.09
Flex/Distribution Lease 14141 Airline Highway Baton Rouge, LA	2002	80%	60,240	LA Emergency Response Network	4,880	Sept 2014	5.0	$13.05
Flex/Distribution Lease 14141 Airline Highway Baton Rouge, LA	2002	80%	60,240	NAV	7,560	Jan 2016	6.0	$12.00
Distribution/Flex Space 8184 Highway 44 Gonzales, LA	2009	33%	37,440	Eastern Constructors	2,625	Oct 2014	3.0	$8.25

Source: Appraisal

The following table presents comparable retail properties with respect to the Barringer Crossing II Property:

Competitive Property Summary
Property Name/Address	Sub-Type	Year Built	Building Occ.	Size (SF)	Distance to Barringer Crossing II Property
Barringer Crossing I 14241 Airline Highway Baton Rouge, LA	Convenience / Strip Center	2009	92%	24,120	0.1 miles
Airline Plaza 15128 Airline Highway Baton Rouge, LA	Neighborhood Center	2002	98%	99,157	1.1 miles
Southpointe Plaza 17900 Airline Highway Prairieville, LA	Convenience / Strip Center	2004	84%	25,593	2.9 miles
Siegen Village 6900-7044 Siegen Lane Baton Rouge, LA	Community Center	1988	95%	170,416	2.9 miles

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Barringer Technology Center Portfolio:

Cash Flow Analysis
	2012	2013	2014	2015	UW	UW PSF
Base Rent	$1,439,396	$1,451,125	$1,777,327	$1,707,222	$1,955,940	$12.49
Total Recoveries	$173,712	$177,491	$226,330	$243,594	$259,510	$1.66
Other Income(1)	$0	$0	$0	$0	$76,597	$0.49
Less Discount Concessions	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($615,809)	($3.93)
Effective Gross Income	$1,613,108	$1,628,616	$2,003,657	$1,950,816	$1,676,238	$10.70
Total Operating Expenses	$369,296	$349,197	$385,534	$434,620	$356,838	$2.28
Net Operating Income	$1,243,812	$1,279,419	$1,618,123	$1,516,196	$1,319,400	$8.42
Capital Expenditures	$0	$0	$0	$0	$23,496	$0.15
TI/LC	$0	$0	$0	$0	$141,109	$0.90
Net Cash Flow	$1,243,812	$1,279,419	$1,618,123	$1,516,196	$1,154,795	$7.37

Occupancy %(2)	72.2%	71.3%	85.4%	91.8%	72.9%
NOI DSCR(1)	1.29x	1.33x	1.68x	1.58x	1.37x
NCF DSCR(1)	1.29x	1.33x	1.68x	1.58x	1.20x
NOI Debt Yield	8.0%	8.3%	10.4%	9.8%	8.5%
NCF Debt Yield	8.0%	8.3%	10.4%	9.8%	7.4%

(1)	Other Income represents payment from the Barringer Technology Center master lease. Excluding such Other Income, the UW NOI DSCR would be 1.29x and the UW NCF DSCR would be 1.12x.

(2)	UW Occupancy % is based on in-place economic occupancy as of the April 11, 2016 rent rolls.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), KeyBanc Capital Markets Inc. (together with its affiliates, “KeyBanc”) and Academy Securities, Inc. (together with its affiliates and, collectively with Morgan Stanley, BofA Merrill Lynch and KeyBanc, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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